UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Federal Bancshares of Arkansas, Inc.
(Name of Registrant as Specified In Its Charter)

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March 30, 2011

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of First Federal Bancshares of Arkansas, Inc. (the “Company,” “we,” “our” or “us”).  The Special Meeting will be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Friday, April 29, 2011 at 10:00 a.m., Central Time.

As previously disclosed by the Company and more fully described in the accompanying proxy statement, on January 28, 2011, we announced that we had entered into a definitive investment agreement (the “Investment Agreement”) with Bear State Financial Holdings, LLC (“Bear State”) pursuant to which Bear State will invest up to $55 million in the Company and our banking subsidiary, First Federal Bank (the “Bank”). We entered into the Investment Agreement with Bear State as part of a series of transactions contemplated by our recapitalization plan to satisfy the requirements of our federal regulators. As part of the recapitalization plan set forth in the Investment Agreement and described in the attached proxy statement, we also intend to conduct a rights offering following the closing of the initial investment by Bear State.  The rights offering will allow stockholders who hold shares of our common stock on March 23, 2011 to purchase additional shares of our common stock at the same purchase price per share paid by Bear State.

As more fully described in the accompanying proxy statement, at the Special Meeting, stockholders will be asked to consider and vote upon proposals to approve a 1-for-5 reverse stock split of our common stock, the issuance of our common stock to Bear State and a new equity incentive plan.  Our Board of Directors has approved these proposals and unanimously recommends that our stockholders vote “FOR” each of the proposals.  Unless stockholder approval is obtained for the 1-for-5 reverse stock split of our common stock and the issuance of our common stock to Bear State, the investment by Bear State and the recapitalization of the Company and the Bank will not occur.  As we discuss in the accompanying proxy statement, the failure to approve the proposals at the Special Meeting could have significant adverse consequences on the Company, the Bank and existing holders of our common stock including, additional regulatory action such as receivership or liquidation.

Please read the attached proxy statement carefully for information concerning the proposals we are asking you to approve.  Your vote is very important to us, and it is very important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting.  This will not prevent you from voting in person at the Special Meeting, but will ensure that your vote is counted if you are unable to attend.  The attached proxy statement and proxy card contain instructions on how to properly complete the proxy card and to vote your shares by mail.

Your continued support of and interest in the Company are sincerely appreciated.

Sincerely,

Larry J. Brandt
President/CEO

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

1401 Highway 62-65 North

Harrison, Arkansas  72601

(870) 741-7641

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 29, 2011

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc. (the “Company,” “we,” “our” or “us”) will be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Friday, April 29, 2011 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1)

To consider and vote upon a proposal to amend our Articles of Incorporation, as amended, to effect a 1-for-5 reverse stock split (the “Reverse Split”) of all outstanding shares of our common stock (the “Amendment”);

(2)

To consider and vote upon a proposal to issue more than 20% of our post-Reverse Split outstanding common stock in accordance with the terms of the Investment Agreement between the Company, First Federal Bank and Bear State Financial Holdings, LLC (the “Change of Control Issuance”);

(3)	To consider and vote upon a proposal to adopt the First Federal Bancshares of Arkansas, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”); and

(4)

To consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve the Amendment, the Change of Control Issuance or the 2011 Plan.

None of the Amendment, the Change of Control Issuance or the 2011 Plan will be implemented if either of Proposals 1 or 2 is not approved by our stockholders at the Special Meeting.

Our Board of Directors has fixed March 23, 2011 as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournments thereof. Only those stockholders of record as of the close of business on March 23, 2011 will be entitled to vote at the Special Meeting.

The Board of Directors unanimously recommends that stockholders vote “FOR” approval of each of the proposals listed above.

BY ORDER OF THE BOARD OF DIRECTORS

Tommy W. Richardson
Secretary
Harrison, Arkansas
March 30, 2011

IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2011.

The proxy materials for the Special Meeting of Stockholders, which consist of a proxy statement, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are available over the Internet at www.cfpproxy.com/3947sm.

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.  IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.  IF YOUR SHARES ARE HELD BY A BANK, BROKER, CUSTODIAN OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

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FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

April 29, 2011

This proxy statement is being furnished to holders of common stock, $.01 par value per share, of First Federal Bancshares of Arkansas, Inc. (the “Company,” “we,” “our” or “us”), the holding company of First Federal Bank (the “Bank”).  Proxies are being solicited by our Board of Directors on behalf of the Company to be used at the Special Meeting of Stockholders (the “Special Meeting”) to be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Friday, April 29, 2011 at 10:00 a.m., Central Time.  This proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are first being mailed to stockholders on or about March 30, 2011.

QUESTIONS AND ANSWERS

ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

AND THIS PROXY STATEMENT

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon proposals to (i) amend our Articles of Incorporation, as amended (our “Articles”), to effect a 1-for-5 reverse stock split (the “Reverse Split”) of all outstanding shares of our common stock (the “Amendment”), (ii) issue more than 20% of our post-Reverse Split outstanding common stock in accordance with the terms of the Investment Agreement dated as of January 27, 2011 (the “Investment Agreement”) between the Company, First Federal Bank and Bear State Financial Holdings, LLC (the “Change of Control Issuance”), (iii) adopt the First Federal Bancshares of Arkansas, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”), and (iv) adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve any of the matters described in (i), (ii) or (iii) above (the “Adjournment”).  The Reverse Split, the Amendment, the Change of Control Issuance and the other transactions contemplated thereby are sometimes collectively referred to in this proxy statement as the “Recapitalization”.

Why is the Recapitalization taking place?

The Recapitalization has been initiated in response to a number of challenges in recent periods.  The economic downturn in our market areas and resulting decline in real estate values have had a direct and adverse effect on our financial condition and results of operations, as well as the results of operations of the Bank, our wholly-owned subsidiary.  These direct and adverse effects include reductions in our capital levels and the capital levels of the Bank as a result of our losses in 2010 and 2009 primarily due to expenses related to our nonperforming assets, particularly elevated loan charge-offs and increases in the provision for loan losses and real estate owned expenses.  Furthermore, as described below, we and the Bank are subject to orders (the “Bank Cease and Desist Order” and the “Company Cease and Desist Order” and, together, the “Cease and Desist Orders”), issued by the Office of Thrift Supervision (the “OTS”), our and the Bank’s primary regulator, requiring us to take steps to improve our and the Bank’s financial condition and results of operations, including increasing our capital levels.  Due to these challenges, we have been pursuing strategic alternatives to raise capital and strengthen our balance sheet.  Our Board of Directors has worked closely with management and our advisors to evaluate potential alternatives for raising additional capital, including possibly selling common stock in public or private offerings, disposing of branches or related assets, and considering other strategic alternatives.

We are conducting the Recapitalization to return us to a sound capital footing and to satisfy our and the Bank’s obligations pursuant to the Cease and Desist Orders.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy vote to be used at the Special Meeting.  This proxy statement summarizes information on the proposals to be considered at the Special Meeting, including information regarding the Recapitalization as described below.

Our Board of Directors has determined that it is in the best interests of the Company and its stockholders that the Company undertake the Recapitalization in accordance with which:

•                  subject to stockholder approval, the Company will conduct a 1-for-5 reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Split”);

•                  Bear State Financial Holdings, LLC (“Bear State”) will purchase from the United States Department of Treasury (“Treasury”) for $6 million aggregate consideration, the Company’s 16,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Shares”), including any accrued but unpaid dividends thereon, and related warrant dated March 6, 2009 to purchase 321,847 shares of the Company’s common stock at an exercise price of $7.69 per share (the “TARP Warrant”), both of which were previously issued to the Treasury through the Troubled Asset Relief Program — Capital Purchase Program (the purchase and surrender of the Series A Preferred Shares and TARP Warrant are referred to herein as the “TARP Acquisition”);

•                  subject to stockholder approval, the Company will sell to Bear State (i) 15,425,262 post-Reverse Split shares (the “First Closing Shares”) of the Company’s common stock at $3.00 per share (or $0.60 per share pre-Reverse Split) in a private placement, and (ii) a warrant (the “Investor Warrant”) to purchase 2 million post-Reverse Split shares of our common stock at an exercise price of $3.00 per share (or $0.60 per share pre-Reverse Split);

•                  Bear State will pay the Company aggregate consideration of approximately $46.3 million for the First Closing Shares and Investor Warrant, consisting of (i) $40.3 million in cash, and (ii) Bear State’s surrendering to the Company the Series A Preferred Shares and TARP Warrant for a $6 million credit against the purchase price of the First Closing Shares;

•                  as promptly as practical following Bear State’s purchase of the First Closing Shares and Investor Warrant, the Company intends to commence a stockholder rights offering (the “Rights Offering”) pursuant to which stockholders who hold shares of our common stock on March 23, 2011 will receive the right to purchase three (3) post-Reverse Split shares of the Company’s common stock for each one (1) post-Reverse Split share held by such stockholder at $3.00 per share (or $0.60 per share pre-Reverse Split); and

•                  on the closing date of the Rights Offering, the Company will sell to Bear State any unsold shares offered in the Rights Offering (the “Second Closing”), subject to the satisfaction of the conditions to the Second Closing as set forth in the Investment Agreement, at a purchase price of $3.00 per share (or $0.60 per share pre-Reverse Split) in a private placement, subject to an overall limitation on Bear State’s ownership of 94.90% of our common stock (the “Second Closing Shares” and together with the First Closing Shares, the “Private Placement Shares”).

The section of this proxy statement entitled Background to the Proposals — Summary of Investment Agreement contains a summary of the Recapitalization and the terms of the Investment Agreement, which sets forth the terms and conditions of the Recapitalization.  The TARP Acquisition, Bear State’s

purchase of the Private Placement Shares and the Investor Warrant are collectively referred to in this proxy statement as the “Investment.”

After giving effect to the Investment, Bear State will own at least 81.80% of our common stock (after taking into account the exercise of the Investor Warrant and assuming the Rights Offering is fully subscribed), and could own as much as 94.90% of our common stock (after taking into account the overall limitation on Bear State’s ownership and the exercise of the Investor Warrant and assuming no current stockholders subscribe to the Rights Offering).  As a result, our current stockholders would own between approximately 5.10% and 18.20% of our common stock following the Investment and the Rights Offering.

In addition to the Amendment and Change of Control Issuance, which relate to the Recapitalization, we are asking you to consider and vote upon the 2011 Plan, which, if approved, will be used to attract and retain qualified employees, executive officers and directors who may receive grants under the 2011 Plan of restricted shares of our common stock and options to purchase shares of our common stock.  If approved by our stockholders, the 2011 Plan will authorize awards in respect of an aggregate of 10% of our post-Recapitalization shares, or 1,930,269 shares.

The summaries of the material terms of the Investment Agreement and all other transaction documents, including the 2011 Plan, are qualified in their entirety by reference to the full text of each document, copies of which are attached to this proxy statement in Appendices A through D, respectively, and incorporated by reference herein.

Who is entitled to vote?

Only our stockholders of record as of the close of business on the record date, March 23, 2011, are entitled to vote at the Special Meeting.  On the record date, we had (i) 4,846,785 shares of common stock issued and outstanding and (ii) 16,500 shares of Series A Preferred Stock outstanding.  Each stockholder is entitled to one vote on each matter to be voted on at the Special Meeting for each share of common stock held by such stockholder on March 23, 2011.  Holders of shares of Series A Preferred Stock are not entitled to vote on the matters to be voted on at the Special Meeting.

Can I access the Company’s proxy materials electronically?

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of the Stockholders to Be Held on April 29, 2011.  The proxy statement, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.cfpproxy.com/3947sm.

Why is the Amendment being proposed?

In order to consummate the Investment and the Rights Offering, the Company must have a sufficient number of shares of common stock available for issuance to Bear State in the Investment and stockholders who participate in the Rights Offering.  At the present time, the Company’s capital structure will not permit us to issue enough shares to satisfy the maximum number of shares that may be issued in the Investment and the Rights Offering.  If approved, the Amendment will result in an increase in the number of shares of our common stock available for issuance due to the reduction in the number of shares of our common stock issued and outstanding.

Must the Amendment and the Change of Control Issuance be approved for the Amendment, the Change of Control Issuance, and the 2011 Plan to proceed?

Yes.  Each of the Amendment and the Change of Control Issuance must be approved as a condition to any of the Amendment, the Change of Control Issuance or the adoption of the 2011 Plan taking place.

The Adjournment is not conditioned upon approval of the Amendment, the Change of Control or the 2011 Plan.

What happens if the Amendment and the Change of Control Issuance are approved?

If our stockholders approve the Amendment and the Change of Control Issuance, then promptly following such approvals, we will file with the Secretary of State of the State of Texas an amendment to our Articles to effect the Reverse Split.  The Reverse Split will become effective upon filing the Amendment, or such later date as specified in the filing.  As soon as practicable after the Reverse Split is effective, a letter of transmittal will be mailed to all holders of our common stock for use in surrendering their stock certificates in connection with the Reverse Split.  For additional information regarding the Reverse Split, please see the section of this proxy statement entitled Proposal 1 — The Amendment beginning on page 24.

Promptly following the filing of the Amendment reflecting the Reverse Split, and after satisfying all of the other closing conditions contemplated by the Investment Agreement, we and Bear State will close the sale and purchase of the First Closing Shares and Investor Warrant.

Not more than 30 days following the completion of the sale and purchase of the First Closing Shares and Investor Warrant, we will commence the Rights Offering described above.

How do I vote?

If your shares are registered in your name, or, in other words, you are the record holder of your shares or a stockholder of record, you may vote in person at the Special Meeting or by proxy without attending the Special Meeting.  Record stockholders may mark, sign, date, and mail the proxy card you received from management in the return envelope.  If you vote by attending the Special Meeting or by submitting a proxy card, your shares will be voted at the meeting in accordance with your instructions.  If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held in the name of a bank, broker, custodian or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or other nominee with this proxy statement.  As indicated on the form or other documentation provided by your bank, broker, custodian or other nominee, you may have the choice of voting your shares over the Internet or by telephone as instructed by your bank, broker, custodian or other nominee.  To do so, follow the instructions on the form you received from your bank, broker, custodian or other nominee.

If your shares are held by a bank, broker, custodian or other nominee, such bank, broker, custodian or other nominee is deemed the record holder of your shares.  If you wish to vote in person at the meeting, you must obtain from the record holder (i.e. your bank, broker, custodian or other nominee), and bring with you to the meeting, a proxy from, such record holder issued in your name.

If my shares are held in street name by my bank, broker, custodian or other nominee, could such bank, broker, custodian or other nominee automatically vote my shares for me?

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers.  Although shares of our common stock are listed on the NASDAQ Global Market, Rule 452 affects us because our common shares held in “street name” may be held with NYSE member-brokers.  Brokerage firms may not vote on “non-routine” matters in their discretion on behalf of their clients if such clients have not furnished voting instructions.  A broker non-vote occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker.  For such “non-routine” matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.”  We believe that the proposals (i) to approve the Amendment, (ii) to approve the Change of Control Issuance, and (iii) to approve the 2011 Plan currently qualify as “non-routine” matters.  Your broker, therefore, may not vote your shares in its discretion on these “non-routine” matters if you do not instruct your broker how to vote on them.

Can I attend the meeting and vote my shares in person?

Yes.  All stockholders are invited to attend the Special Meeting.  Stockholders of record can vote in person at the Special Meeting.  If your shares are held by a bank, broker, custodian or other nominee and you wish to vote in person at the Special Meeting, you must obtain from the record holder, and bring with you, a proxy from the record holder issued in your name.  The Special Meeting will be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601.  If you wish to attend the Special Meeting in person, you may obtain directions to First Federal Bank by calling 870.741.7641 or Brenda Jackson at 870.365.8331.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes.  If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy any time before the proxy is voted.

•                  First, you may send a written notice to Mr. Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602, stating that you would like to revoke your proxy.

•                  Second, you may complete and submit a new proxy card with a later date.  Any earlier proxies will be revoked automatically by subsequently submitted proxies.  New proxy cards may be obtained over the internet at www.cfpproxy.com/3947sm.

•                  Third, you may attend the Special Meeting and vote in person.  Any earlier proxy will be revoked.  However, attending the Special Meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

A quorum with respect to a matter considered at the Special Meeting consists of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock entitled to vote on such matter at the Special Meeting.  Proxies received but marked “abstain” and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.  As discussed above, a broker “non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

What happens if a quorum is not present?

If a quorum is not present, our stockholders may adjourn the Special Meeting until the time and to the place as may be determined by a vote of the holders of the majority of the shares who are present or represented by proxy at the Special Meeting.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each Proposal in this proxy statement.  In summary, the Board of Directors recommends that you vote (i) “FOR” the Amendment, (ii) “FOR” the Change of Control Issuance, (iii) “FOR” the 2011 Plan, and (vi) “FOR” the

adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve any of items (i), (ii) or (iii) above.

If you vote by attending the Special Meeting or submitting a completed proxy card, your shares will be voted at the Special Meeting in accordance with your instructions.  If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment of the Special Meeting and will not be used for any other meeting.

What vote is required to approve each proposal?

The following describes the required vote of each proposal so long as a quorum is present at the Special Meeting.  The votes of holders of at least a majority of the total outstanding shares of our common stock entitled to vote is required to approve the Amendment.  Abstentions and broker non-votes will have the effect of a vote against the Amendment.  The holders of at least a majority of the votes present in person or by proxy at the Special Meeting or adjournment thereof is required to approve each of the Change of Control Issuance, the 2011 Plan and the adjournment Proposal.  Broker non-votes will have no effect on the outcome of the Change of Control Issuance, the 2011 Plan and the adjournment Proposal.  Abstentions will have the effect of a vote against the Change of Control Issuance, the 2011 Plan and the adjournment Proposal.

Who pays the cost for soliciting proxies by the Board of Directors?

The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies.  In addition to mailing these materials, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.  We have also retained Eagle Rock Proxy Advisors, a specialist in proxy solicitations, to solicit proxies from brokers, banks and other institutional holders of our common stock at an anticipated cost of $3,500 plus certain out-of-pocket expenses and, if necessary, telephone solicitation fees.  Proxies may also be solicited by our directors and employees personally, and by telephone, facsimile, or other means.

Whom should I contact if I have questions?

If you have questions regarding the Special Meeting, the information in this proxy statement or completion of the proxy card, please contact our proxy solicitor, Eagle Rock Proxy Advisors, at 855.612.6970.

Am I entitled to appraisal rights?

No.  The Company’s stockholders do not have dissenters’ rights of appraisal with respect to the proposals to be considered at the Special Meeting under Texas law.

Did the Company receive a fairness opinion in connection with the proposed issuance and sale?

Yes.  The Company engaged Stifel, Nicolaus & Company, Incorporated (“Stifel”) to provide a fairness opinion to the Company in connection with the Investment.  The full text of Stifel’s opinion is attached as Appendix C to this proxy statement.  See Background to the Proposals — Opinion of First Federal’s Financial Adviser.

Will a representative of BKD, LLP, the Company’s independent auditors be present at the Special Meeting?

A representative of BKD, LLP, the Company’s independent auditors, is expected to be present at the Special Meeting and will respond to appropriate questions and have an opportunity to make a statement if he or she desires to do so.

BACKGROUND TO THE PROPOSALS

Corporate Overview

Overview.  As a community-oriented financial institution serving the borrowing and deposit needs of its primary market area of Northcentral and Northwest Arkansas, the Bank’s loan portfolio grew as a reflection of the economic strength and expansion of its primary market area.  Between December 31, 2002 and December 31, 2005, the Bank’s loan portfolio grew from $507.0 million to $790.6 million, primarily as a result of increased construction, commercial real estate, and land lending. However, beginning in late 2005, the Bank began to note an oversupply of homes and lots in the Northwest Arkansas market and limited its construction loan activity.  Construction loan originations dropped from $195.8 million in 2005 to $93.6 million in 2006, $39.0 million in 2007, $15.1 million in 2008, $12.5 million in 2009, and $7.5 million in 2010.  This oversupply and the recession that began in 2007 resulted in an increase in nonperforming assets, which amounted to $94.1 million or 15.68% of total assets at December 31, 2010.  The costs associated with the Bank’s nonperforming assets, including the provision for loan losses and real estate owned (“REO”) expenses, were the primary factors in the Company’s net losses of $4.0 million for 2010 and $45.5 million for 2009.  As discussed further below, management has taken various actions to address its operational issues and will continue to devote substantial resources toward the resolution of all delinquent and nonperforming assets.

Regulatory Enforcement Actions.  The OTS is the primary federal regulator of the Bank.  As a result of the loss in 2009 and the increase in nonperforming assets and based on a regulatory examination of the Company and the Bank in the fall of 2009, on April 12, 2010, the Company and the Bank each consented to the terms of Cease and Desist Orders issued by the OTS.  The Cease and Desist Orders became effective on April 14, 2010.

The Company Cease and Desist Order, among other things, provides that:

•                  By June 30, 2010, the Company shall submit to the OTS a written capital plan to preserve and enhance the capital of the Company and the Bank to ensure that the Bank complies with the capital requirements imposed by the Bank Cease and Desist Order.  This plan has been submitted as required.

•                  By June 30, 2010, the Company shall submit to the OTS a business plan for the remainder of the calendar year 2010 and calendar years 2011 and 2012 that is acceptable to the OTS Regional Director.  This plan has been submitted as required.

•                 The Company shall not declare or pay any cash dividends or capital distributions on the Company’s stock or repurchase such shares without the prior written non-objection of the OTS.

•                  The Company shall not issue a new class of stock or change the terms of any existing classes of stock, or convert any class of stock into another class of stock without the prior written non-objection of the OTS.

•                  The Company shall not incur, renew or increase any debt without the prior written non-objection of the OTS.

•                  The Company shall not enter into, renew, extend or revise any contractual arrangements related to compensation or benefits with any director or senior executive officer of the Company without first providing OTS prior written notice.

•                  The Company shall not make any “golden parachute payment” or any prohibited indemnification payment unless the Company complies with 12 C.F.R. Part 359.

•                  The Company shall comply with the OTS prior notification requirements for changes in directors and senior executive officers set forth in 12 C.F.R. Part 563, Subpart H.

•                  The Company shall not engage in any new transactions with the Bank except exempt transactions under 12 C.F.R. 223 and intercompany cost-sharing transactions and tax sharing transactions without the prior written non-objection of the OTS.

The Company Cease and Desist Order will remain in effect until terminated, modified or suspended by the OTS.

Among other things, the Bank Cease and Desist Order provides that:

•                  No later than December 31, 2010, the Bank shall achieve and maintain a Tier 1 (Core) Capital Ratio of at least 8.0% and a Total Risk-Based Capital Ratio of at least 12.0%.

•                  By June 30, 2010, the Bank shall submit to the OTS a written capital plan to achieve and maintain the foregoing capital levels.  This plan has been submitted as required.

•                  In the event the Bank fails to meet the capital requirements of the Bank Cease and Desist Order, fails to comply with the capital plan or at the request of the OTS, the Bank shall prepare and submit a contingency plan to the OTS within 30 days of such event. The contingency plan shall detail actions to be taken to achieve either a merger or acquisition of the Bank by another depository institution or a voluntary liquidation of the Bank.  The Bank did not achieve by December 31, 2010 a Tier 1 (Core) Capital Ratio of at least 8.0% and a Total Risk-Based Capital Ratio of at least 12.0%.  A Contingency Plan was submitted to the OTS Regional Director on January 28, 2011.  The Contingency Plan for the Company and the Bank consists of meeting the capital requirements by completing the transaction as outlined in the Investment Agreement.

•                 The Bank shall not, without the prior written non-objection of the OTS, increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter.

•                  By June 30, 2010, the Bank shall submit to the OTS a new business plan and budget for the remainder of the calendar year 2010 and calendar years 2011 and 2012 that is acceptable to the OTS Regional Director.  This plan has been submitted as required.

•                  The Bank shall not accept, renew or roll over any brokered deposit without a specific waiver from the OTS and the FDIC.

•                  The Bank shall review its liquidity position and prepare a daily liquidity report setting forth the uses and sources of funds for the Bank’s operations and cash flow projections for a 180 day period.  The liquidity report is required to be submitted daily to the OTS Regional Director and the Bank’s Asset/Liability Committee.

•                  The Bank shall not declare or pay dividends or make any other capital distributions without the prior written approval of the OTS.

•                  The Bank shall not make, purchase, or commit to make or purchase a commercial real estate (CRE) loan or an extension of credit for the purpose of land acquisition, development, and/or construction without the prior written non-objection of the OTS, except for construction of an owner occupied one-to-four family dwelling with at least a 20 percent down payment or that is subject to a binding pre-sold commitment.

•                  The Bank shall not make, purchase, or refinance or commit to make, purchase, or refinance an extension of credit if any of the proceeds of the loan will be used for the payment of interest on any loan or will be used for the establishment of an interest carry reserve on a loan without the prior written non-objection of the OTS.

•                  The Bank shall not make or purchase, or commit to make or purchase an extension of credit that is in excess of the supervisory loan-to-value limits set forth in the Appendix to 12 C.F.R. 560.101 without the prior written non-objection of the OTS.

•                  The Bank shall not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any senior executive officer or director unless prior written notice is provided to the OTS.

•                  The Bank shall not increase any salaries, bonuses or director’s fees or make any other similar payments to directors or senior executive officers without prior written non-objection from the OTS.

•                  The Bank shall not make any “golden parachute payments” or prohibited indemnification payment unless the Bank has complied with 12 C.F.R. Part 359 and 12 C.F.R. Section 545.121.

The Bank Cease and Desist Order will remain in effect until terminated, modified or suspended by the OTS.  Copies of the stipulations and the Cease and Desist Orders are included as Exhibits 10.7 to 10.10 to the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2010.  The descriptions of the Cease and Desist Orders set forth herein do not purport to be complete, and are qualified by reference to the full text of the Cease and Desist Orders.

The Company and the Bank have taken such actions as necessary to comply with the provisions of the Cease and Desist Orders which are currently effective and are continuing to work toward compliance with the provisions of the Cease and Desist Orders with future compliance dates.  Any material failure by the Company and the Bank to comply with the provisions of the Cease and Desist Orders could result in further enforcement actions by the OTS. While the Company and the Bank intend to take such actions as may be necessary to comply with the requirements of the Cease and Desist Orders, there can be no assurance that the Company or the Bank will be able to comply fully with the Cease and Desist Orders, or that efforts to comply with the Cease and Desist Orders will not have adverse effects on the operations and financial condition of the Company or the Bank.

Reports of Independent Registered Public Accounting Firms.  The report of the Company’s independent registered public accounting firm for the year ended December 31, 2009 contained an explanatory paragraph as to the Company’s ability to continue as a going concern primarily due to the Company’s loss of $45.5 million in 2009, the Bank’s significant level of criticized assets and the decline of the Bank’s capital position.  Additionally, the report of the Company’s independent registered public accounting firm for the year ended December 31, 2010 contained an explanatory paragraph as to the Company’s ability to continue as a going concern. The Bank Cease and Desist Order specifically required the Bank to achieve and maintain, by December 31, 2010, a tier 1 (core) capital ratio of at least 8.0% and a total risk-based capital ratio of at least 12.0% and maintain these higher ratios for as long as the Bank Cease and Desist Order is in effect.  At December 31, 2010, the Bank’s core and total risk-based capital ratios were 6.36% and 10.72%.  The Bank needed additional capital of approximately $9.9 million to meet these capital requirements at December 31, 2010.  The Company anticipates that Bear State’s purchase of the Private Placement Shares will take place during the second quarter of 2011, which will bring the Company and the Bank into compliance with the capital requirements of the Bank Cease and Desist Order.  However, uncertainty regarding the conditions which must be met prior to the Investment and the Company’s current noncompliance with the capital requirements of the Bank Cease and Desist Order at December 31, 2010, raises substantial doubt about the Company’s ability to continue as a going concern.

Capital Raising Efforts.  The issues associated with the significant loss in 2009 resulted in the imposition of the Cease and Desist Orders and the explanatory paragraph in the report of our independent registered public accounting firm for the year ended December 31, 2009 as to our ability to continue as a going concern.  In order to address these issues, we focused on resolving our problem assets, reducing our costs, addressing the operational requirements of the Cease and Desist Orders and, ultimately, raising capital in a better market environment in the latter part of 2010.  Our strategic efforts throughout 2010 were focused on raising capital although we did have informal conversations or indirect contact with five financial institutions regarding a potential merger.  All five institutions declined to pursue a merger transaction with us, primarily as a result of our high level of non-performing assets.

During the first six months of 2010, we reduced our assets and recorded net income of $1.5 million, which resulted in increased capital ratios.  We continued to address our nonperforming assets by working with borrowers, charging off certain loans, foreclosing and ultimately disposing of the asset and maintaining a significant allowance for loan losses.  Total nonperforming assets increased slightly at June 30, 2010, compared to December 31, 2009.  Our management team also filed all plans and took all actions required by the Cease and Desist Orders through June 30, 2010.

As a complement to our balance sheet restructuring and cost saving initiatives, in the second quarter of 2010, we began to explore our strategic alternatives to increase capital by contacting three investment banking firms with significant underwriting experience in the financial services sector.  However, due primarily to our high level of nonperforming assets, all three firms declined to conduct an underwritten offer of our common stock.  As a result, we began to pursue capital raising options other than an underwritten offering.

During the third quarter of 2010, we determined to engage a smaller bank advisory firm to assist us with a community offering on a best efforts basis, in conjunction with a significant but non-controlling investment by an investor or investor group.  At this time, we began negotiations with Bear State in earnest, after first being contacted by Bear State in December 2009.  However, in the fall of 2010, market conditions had not changed dramatically for smaller financial institution stock offerings.  In addition, in conjunction with a limited scope examination of the Bank by the OTS, we recorded a $5.6 million provision for loan losses and a $5.4 million net loss for the quarter ended September 30, 2010.  After further discussions with the OTS regarding their opinion of the necessary amount of significant additional capital to be raised beyond our original estimates and in light of our third quarter results, the tepid market for financial institution offerings and the requirement to reach the capital levels set forth in the Bank Cease and Desist Order by December 31, 2010, we determined to abandon a community offering and focus instead on a recapitalization through a controlling investment by Bear State and a subsequent rights offering to our stockholders.

Bear State continued its due diligence and the parties negotiated the Investment Agreement during the latter part of 2010.  The parties continued to negotiate the Investment Agreement through the end of 2010 and, after receiving a letter of non-objection from the OTS to enter into the Investment Agreement, the Company and Bear State executed the Investment Agreement on January 27, 2011.

Opinion of First Federal’s Financial Adviser

Stifel was engaged to provide a fairness opinion to the Company in connection with Bear State’s Investment.  Stifel is a nationally recognized investment-banking and securities firm with membership on all the principal United States’ securities exchanges and substantial expertise in transactions similar to the Investment.  As part of its investment banking activities, Stifel is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

On January 27, 2011, Stifel rendered its written opinion to the Board of Directors of the Company that, as of the date of Stifel’s written opinion and based upon and subject to the assumptions, considerations, qualifications and limitations set forth in the written opinion, the consideration to be paid by Bear State to the Company in connection with the Investment pursuant to the Investment Agreement was fair to the Company, from a financial point of view.

The full text of Stifel’s written opinion dated January 27, 2011, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix C to this proxy statement and is incorporated herein by reference. Holders of the Company’s common stock are urged to, and should, read this opinion carefully and in its entirety in connection with this proxy statement. You should read Stifel’s opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Stifel in rendering its opinion.  The summary of the opinion of Stifel set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion of Stifel will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the Investment. Stifel has no obligation to update, revise or reaffirm its opinion and the Company does not currently expect that it will request an updated opinion from Stifel.

In arriving at its opinion, Stifel did not ascribe a specific range of values to the Company.  Stifel’s opinion is based on the circumstances, financial and comparative analyses described below.  Stifel’s opinion is solely for the information of, and directed to, the Board of Directors of the Company for its information and assistance in connection with the Board’s evaluation of the financial terms of the Investment and is not to be relied upon by any stockholder of the Company, Bear State or any other person or entity.  Stifel’s opinion was not intended to be and does not constitute a recommendation to the Board of Directors of the Company as to how the Board of Directors of the Company should vote on the Investment or to any stockholder of the Company as to how any such stockholder should vote at the Special Meeting, or whether or not any stockholder of the Company should take any other action in connection with the Investment or any aspect thereof including entering into a voting, stockholders’ or affiliates’ agreement with respect to the Investment.  In addition, Stifel’s opinion does not compare the relative merits of the Investment with any other alternative transaction or business strategy which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Investment or any aspect thereof. Stifel was engaged solely to assist the Company in evaluating the terms of the Investment and providing an opinion with respect to the Investment.

In connection with its opinion, Stifel, among other things:

(i)                         Reviewed a draft copy of the Investment Agreement dated January 25, 2011, as provided to Stifel by the Company;

(ii)                      Reviewed the audited consolidated financial statements of the Company as of and for the five years ended December 31, 2009 and the unaudited consolidated financial statements of the Company for the quarter ended September 30, 2010;

(iii)                   Reviewed certain other publicly available information concerning the Company;

(iv)                  Reviewed certain non-publicly available information concerning the Company including, without limitation, preliminary unaudited financial results for the quarter ended December 31, 2010, internal financial analyses and forecasts prepared by its management and held discussions with senior management regarding recent developments and regulatory matters;

(v)                     Discussed with the Company’s management the history and past and current operations of the Company, the Company’s financial performance and the Company’s outlook and future prospects, including estimates by the Company’s management as to the Company’s liquidity and ability to continue as a going concern, as well as certain analyses prepared by the Company’s management with respect to the Company’s capital adequacy;

(vi)                  Reviewed the Cease and Desist Orders and discussed with management of the Company the current non-compliance of the Bank with the capital requirements of the Bank Cease and Desist Order;

(vii)

Took into account Stifel’s assessment of general economic, market and financial conditions and Stifel’s experience in other transactions, as well as Stifel’s experience in securities valuations and Stifel’s knowledge of the banking industry generally;

(viii)	Analyzed the Company’s publicly reported historical common stock price and trading activity;

(ix)	Reviewed the pro forma impact of the Investment on the Company’s financial and regulatory capital ratios;

(x)	Reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Stifel deemed relevant to its analysis;

(xi)	Reviewed and analyzed certain publicly available information concerning the terms of selected financing transactions that Stifel considered relevant to its analysis;

(xii)	Discussed with management of the Company their assessment of the rationale for the Investment; and

(xiii)	Conducted such other financial studies, analyses and investigations and considered such other information as Stifel deemed necessary or appropriate for purposes of its opinion.

Stifel also had been informed by the Company’s management that the business and prospects of the Company, including its financial condition and results of operations, have been severely and negatively affected by, among other things, the continuing recession and declines in real estate values, and that the Company and its Board of Directors are faced with a rapidly narrowing set of alternatives, such that absent promptly entering into a definitive transaction (such as the Investment Agreement) that would provide the Company with substantial capital, liquidity and funding, the Company and its subsidiaries may be unable to continue operating as a going concern and could face intervention by the United States federal banking regulators and/or be required to seek protection under applicable bankruptcy laws.  Nor is there any assurance or guarantee that the Company will be able to avoid such negative consequences even if the Investment and/or any related transactions are consummated.  The Company’s management has advised us that the Investment Agreement has been reviewed by the OTS and that the OTS issued a “non-objection” letter regarding the execution of the Investment Agreement.  Accordingly, Stifel also considered recent instances where deterioration of a financial institution’s financial condition resulted in it becoming insolvent, thereby necessitating government intervention or bankruptcy protection, and as a result of which the common equity holders of the institution received substantially diminished value, and in many instances no value at all, for their equity.  In light of the facts and circumstances, Stifel also assumed, without independent verification, that if the Company’s banking assets were taken over by the United States federal banking regulators and the Company’s non-banking assets were liquidated under applicable bankruptcy laws, the Company’s common equity holders would likely receive no material value.  Furthermore, with the Company’s consent, Stifel did not perform certain analyses that would customarily be prepared in connection with a fairness opinion for a stock sale transaction because such analyses are not meaningful as a result of the extraordinary negative circumstances of the Company described herein.

Stifel is not a legal, tax, regulatory or bankruptcy advisor. Stifel did not consider any potential legislative or regulatory changes currently being considered by the United States Congress, the various federal banking agencies, the SEC, or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies. Stifel’s opinion was not a solvency opinion and did not in any way address the solvency or financial condition of the Company.

Stifel also considered the following:

•                  The provisions of the Cease and Desist Orders with the OTS that included, among other things:

•                  Requirement of the Bank to achieve and maintain by December 31, 2010, a tier 1 (core) capital ratio of at least 8% and a total risk-based capital ratio of at least 12% which it was unable to achieve;

•                  Restrictions on certain lending and dividends, including TARP dividends;

•                  Submission of capital plans and business plans to preserve and enhance capital of the Company and the Bank to the OTS;

•                  The Company’s consolidated financial statements have been prepared on a going concern basis since the Form 10-K filing for the year ended December 31, 2009 due to significant operating losses, significant levels of criticized assets, and decline in capital levels; and

•                  Substandard and nonperforming loans levels were significantly higher than reserves and common equity and continued capital deterioration was expected.

In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was made available, supplied, or otherwise communicated to Stifel by or on behalf of the Company, and other publicly available information.  Stifel further relied upon the assurances of the management of the Company that they were unaware of any facts that would make such information incomplete or misleading.  Stifel has also relied upon the management of the Company as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Stifel by the Company, and Stifel assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of the Company.  Stifel has relied on these forecasts without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements made available to Stifel.  Stifel also assumed, without independent verification and with consent of management of the Company, that the aggregate allowances for loan losses set forth in the financial statements of the Company are in the aggregate adequate to cover all such losses.  Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of either the Company’s assets, properties, facilities or liabilities (contingent or otherwise), the collateral securing any of such assets or liabilities, or the collectability of any such assets nor did Stifel review loan or credit files of the Company, and Stifel has not been furnished with any such appraisals or evaluations.  Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold.  Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.  Stifel relied on advice of the Company’s counsel as to certain legal matters with respect to the Company, the Investment Agreement and other transactions and other matters contained or contemplated therein.  Stifel has assumed, with the consent of the Company’s management, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Investment will be satisfied.  In addition, Stifel assumed that the Investment Agreement would not differ materially from the draft Stifel reviewed.  Stifel has also assumed that the Investment will be consummated substantially on the terms and conditions described in the Investment Agreement, without any waiver of material terms or conditions by the Company or any other party to the Investment Agreement, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Investment will not have an adverse effect on the Company.  Stifel also expresses no opinion as to the likelihood that the closing conditions set forth in the Investment Agreement will be satisfied, and note that several of these conditions are beyond the control of the Company and/or subject to the sole discretion or subjective determination of Bear State.  Stifel assumed that the Investment would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

Stifel’s opinion was necessarily based on financial, economic, market, and other conditions and circumstances as they existed on, and on the information made available to Stifel as of, the date of its opinion.  It is understood that subsequent developments may affect the conclusions reached in Stifel’s opinion and that Stifel does not have or assume any obligation to update, revise or reaffirm its opinion.

Stifel’s opinion was limited to whether the consideration to be received by the Company in connection with the Investment pursuant to the Investment Agreement is fair to the Company, from a financial point of view.  Stifel’s opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board of Directors or the Company; (ii) the legal, tax or accounting consequences of the Investment on the Company, the Company’s stockholders or Bear State; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the capital structure or solvency of the Company; (v) any advice or opinions provided by any other advisor to the Board or the Company; (vi) the effect of the Investment on, or fairness (whether from a financial point of view or otherwise) of the Investment to, the holders of any class of securities, creditors or other constituencies of the Company; (vii) whether Bear State has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate consideration; or (viii) any other term of the Investment Agreement or the form or structure of the Investment or the likelihood, or timeframe in which, the Investment will be consummated.  In addition, Stifel is not expressing any opinion herein as to the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the Investment or any aspect thereof.

In connection with rendering its opinion, Stifel performed a variety of financial analyses that are summarized below.  Such summary does not purport to be a complete description of such analyses.  Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion.  The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  In arriving at its opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it.  The range of valuations resulting from any particular analysis described below should not be taken to be Stifel’s view of the actual value of the Company. In its analyses, Stifel made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company.  Any estimates contained in Stifel’s analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates.  No company or transaction utilized in Stifel’s analyses was identical to the Company or the Investment. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in regulatory, financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.  None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel.  The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which the Company’s common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, regulatory standing and other factors that influence the price of securities.

In accordance with customary investment banking practice, Stifel employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Stifel used in providing its opinion. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Stifel more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel.  The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with its opinion.  Rather, Stifel made its determination as to the fairness to the Company of the consideration to be paid by Bear State to the Company, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed and taking into consideration regulatory and other nonfinancial factors.  Accordingly, the data included in the summary tables should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses.

In connection with rendering its opinion and based upon the terms of the draft Investment Agreement reviewed by it, Stifel assumed (i) the Company will sell to Bear State up to 18,333,334 shares of common stock at a purchase price of $3.00 per share (or $0.60 per share pre-Reverse Split) and a warrant to purchase 2,000,000 common shares at $3.00 per share on the terms and subject to the conditions described in the Investment Agreement, (ii) Bear State purchases from the Treasury all of the Series A Preferred Shares and the TARP Warrant, and the right to receive any accrued but unpaid dividends of the Series A Preferred Shares and delivers it to the Company, (iii) stockholders will approve the issuance of common shares and approve the Reverse Split and (iv) the Company will complete the Rights Offering at the same price per share paid by Bear State.

Discounted Cash Flow Analysis.  Using a discounted cash flow analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that the Company could produce for dividends, referred to below as dividendable net income.  In this analysis, Stifel assumed that the Company would perform in accordance with management’s estimates and calculated assumed after-tax distributions such that the Company’s tangible common equity ratio would remain approximately 8.0% of tangible assets.  Stifel calculated the annual assumed dividendable net income streams beginning in the year 2011 through the year 2015.  To approximate the terminal value of the Company’s common stock, price to earnings multiples of 10.0x to 14.0x were applied to estimated earnings for 2016.  The dividendable net income and terminal value were then discounted to present values at assumed discount rates ranging from 15.0% to 25.0% which was calculated based on the Capital Asset Pricing Model.  This discounted cash flow analysis indicated an implied equity value reference range of ($12.5) million to $8.4 million of the Company’s common stock after requiring a capital infusion at the beginning of year 2011 and in each year from 2011 to 2013 to maintain a 8.0% tangible common equity to asset ratio.  A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates and discount rates.  Additionally, the Company’s future cash flows are dependent on an initial capital injection and subsequent smaller capital raises to maintain the minimum specified capital level.  It is uncertain whether, absent the Investment, an adequate source of capital would be found.  Without additional capital, dividends for the projection period would be highly unlikely.

Comparison of Recapitalization Transactions. Using publicly available information, Stifel reviewed the following recapitalization transactions announced since April 2010: Capital Bank Corporation; Palmetto Bancshares; Hampton Roads Bankshares; TIB Financial Corp.; Sun Bancorp, Inc.; Pacific Capital Bancorp; and Sterling Financial Corporation.  No company or transaction utilized in this analysis is identical to the Company or the Investment.  The following table sets forth certain financial metrics derived from these transactions:

	First	Selected Transaction Multiples
Ratios	Federal	Minimum	Maximum
Pro Forma Ownership of Existing Stockholders (1)	6%	1%	47%
Price to Tangible Book Value	13%	NM	45%
Premium / (Discount) to Current Market Price	(79)%	(95)%	55%

(1)                                  Excludes impact of the Rights Offering.

Analysis of Selected Failed Bank Transactions.  Stifel analyzed certain information relating to recent transactions in the banking industry, consisting of each of the 91 failed U.S. banks and thrifts announced between January 1, 2008 and January 21, 2011, with assets at the time of failure between $500 million and $5 billion.  This analysis displayed a range of asset quality and regulatory capital ratio characteristics of bank and thrift failures as a comparison to the Bank’s ratios at September 30, 2010.  Stifel observed the following ratios among the selected transactions:

	First Federal Bank Level	Selected Transaction Multiples
Ratios	9/30/10*	Minimum	Median	Average	Maximum
Assets at Failure ($M)	$632.1	$503.6	$979.6	$1,416.8	$4,680.9
Non-performing Assets / Assets (1)	17.6%	1.1%	15.1%	16.6%	38.2%
Reserves / Non-performing Loans (2)	48.9%	4.8%	24.7%	28.8%	102.2%
Texas Ratio (3)	150.2%	NM	305.2%	345.5%	1,358.2%
Tangible Common Equity / Assets	6.2%	NM	2.0%	2.0%	8.0%
Leverage Ratio	6.1%	NM	1.9%	2.1%	8.0%
Total Risk Based Capital Ratio	10.5%	NM	3.9%	3.8%	10.4%
Holding Company	3.7%	NM	0.6%	0.5%	8.9%
Tangible Common Equity / Assets

*                                         Nonaccrual loans included in nonperforming assets are before specific valuation allowances. Reserves include both general and specific.

(1)                                  Non-performing assets = Non-performing Loans + other real estate owned.

(2)                                  Non-performing loans = Nonaccrual + Renegotiated loans.

(3)                                  Texas Ratio = (Nonaccrual + Renegotiated + 90 day past due + other real estate owned) / (Tangible Equity + Reserves).

Pro Forma Effect of the Investment. Stifel reviewed certain financial information in order to determine the pro forma impact of the Investment on the Company’s regulatory capital ratios for the period ended September 30, 2010. Based on this analysis, the Bank’s regulatory capital ratios will be above “well capitalized” minimums and the minimums required by the OTS.

As described above, Stifel’s opinion was among the many factors taken into consideration by the Board of Directors of the Company in making its determination to approve the Investment.

Stifel has acted as financial advisor to the Board of Directors of the Company and received a fee of $165,000 upon the delivery of its opinion, none of which was contingent upon consummation of the Investment.  Stifel will not receive any other significant payment or compensation contingent upon the successful consummation of the Investment. The Company has agreed to reimburse Stifel for its reasonable fees and expenses and indemnify Stifel for certain liabilities arising out of Stifel’s engagement. There are no material relationships that existed during the two years prior to the date of Stifel’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the Investment.  Stifel may seek to provide investment banking services to the Company or its affiliates in the future, for which Stifel would seek customary compensation.  In the ordinary course of business, Stifel may trade the Company’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Summary of Investment Agreement

Set forth below is a summary of the Recapitalization and the terms of the Investment Agreement.  The full text of the Investment Agreement is attached as Appendix B to this proxy statement and is incorporated herein by reference.

First Closing

If the conditions described below are satisfied or otherwise waived by the parties in writing, the Company will issue to Bear State (i) the First Closing Shares, which are comprised of 15,425,262 post-Reverse Split shares of the Company’s common stock, at $3.00 per share (or $0.60 per share pre-Reverse Split) for aggregate consideration of approximately $46.3 million and (ii) the Investor Warrant.  In exchange for the First Closing Shares and the Investor Warrant, Bear State will (a) transfer approximately $40.3 million in cash to the Company, and (b) surrender to the Company the Series A Preferred Shares and TARP Warrant and receive a $6 million credit against the purchase price of the First Closing Shares and the Investor Warrant.

Bear State’s purchase of the First Closing Shares and the Investor Warrant (the “First Closing”) is subject to certain preconditions, including the following:

•                  the Company’s stockholders must approve the Change of Control Issuance as required pursuant to NASDAQ Marketplace Rules 5635(b), 5635(c) and 5635(d);

•                  the Company’s stockholders must approve, and the Company must consummate, the Reverse Split;

•                  Treasury must sell to Bear State the Series A Preferred Shares (including accrued and unpaid dividends) and TARP Warrant for $6 million;

•                  the OTS must approve Bear State’s holding company application under the Home Owners’ Loan Act;

•                  the representations and warranties of the Company and the Bank contained in the Investment Agreement must be true as of the First Closing, and the Company and the Bank must perform their respective obligations under the Investment Agreement;

•                  the representations and warranties of Bear State contained in the Investment Agreement must be true as of the First Closing, and Bear State must perform its obligations under the Investment Agreement;

•                  there may not be any action taken, or in Bear State’s reasonable discretion, likely to be taken by any governmental entity which imposes any restriction or condition which Bear State determines, in its reasonable discretion, is materially and unreasonably burdensome or would reduce the benefits of the transactions contemplated by the Investment Agreement to Bear State to such a degree that Bear State would not have entered into the Investment Agreement had such condition or restriction been known to it on the date of the Investment Agreement;

•                  the Company and Bank must satisfy certain financial performance requirements, including:

•                  As measured on a date that is within 14 days of the First Closing, the funding shortfall in the Bank’s defined benefit plan shall not exceed $3,200,000, as determined in accordance with the Investment Agreement;

•                  As measured at month end immediately prior to the First Closing, the Bank must have at least $490,000,000 in core deposits;

•                  As measured at month end immediately prior to the First Closing, the Bank’s general valuation allowance must be at least $23,000,000;

•                  As measured at month end immediately prior to the First Closing, nonperforming assets of the Bank may not exceed $104,000,000;

•                  As independently valued at month end immediately prior to the First Closing, the unrealized loss (net of unrealized gain) in the Company’s investment portfolio may not exceed $3,000,000;

•                  As measured at month end immediately prior to the First Closing, the Bank’s assets classified by the Company, any subsidiary of the Company or any Governmental Entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans” or words of similar import, may not exceed $203,000,000 in an aggregate amount; and

•                  As measured at month end immediately prior to the First Closing, tangible capital of the Bank may not be less than $36,000,000;

•                  there being no material adverse effect with respect to the Company since January 27, 2011;

•                  the Company has not agreed to enter into or entered into (i) any agreement or transaction in order to raise capital, or (ii) any agreement or transaction that resulted in, or would result in if consummated, a change of control of the Company;

•                  the Company and the Bank must take all requisite corporate action to increase the size of the Company’s and the Bank’s respective Boards of Directors so that each consists of seven (7) seats, and that four representatives of Bear State will be appointed to the Board of Directors of the Company and the Bank effective immediately following the closing of Bear State’s purchase of the First Closing Shares and Investor Warrant;

•                  no later than thirty (30) days after the date of the Investment Agreement, the Company shall have caused (i) certain executive officers to execute an agreement, in a form acceptable to Bear State, whereby each such executive agrees to terminate his or her employment agreement effective immediately prior to the First Closing and release the Company and the Bank from any and all claims and issues arising under such employment agreement and such executive’s employment with the Company and the Bank prior to the date of such release and (ii) certain executives to execute an agreement, in a form acceptable to Bear State, whereby each such executive agrees to terminate his or her change in control severance agreement effective immediately prior to the First Closing and release the Company and the Bank from any and all claims and issues arising in connection with such executive’s employment with the Company and the Bank prior to the date of such release;

•                  the Company has amended certain benefit plans to clarify that neither the transactions contemplated by the Investment Agreement nor the distribution of shares of the Company’s common stock to Bear State’s members pursuant to the terms of Bear State’s operating agreement will result in or accelerate any payment or severance benefit becoming due to any current or former employee, officer or director of the Company or Bank; and

•                  the shares of the Company’s common stock, including those issuable pursuant to the terms of the Investment Agreement, must be designated for listing and quotation on the NASDAQ stock market (“NASDAQ”), and must not have been suspended, as of the First Closing, by the SEC or NASDAQ from trading on the NASDAQ.

The Rights Offering and Second Closing

As promptly as practicable following the First Closing, and subject to compliance with all applicable law, the Company will distribute to each holder of record of the Company’s common stock as of March 23, 2011 (a “Legacy Stockholder”) non-transferable rights (the “Rights”) to purchase from the Company post-Reverse Split shares of the Company’s common stock at a purchase price of $3.00 per share (or $0.60 per share pre-Reverse Split).  Each Right entitles a Legacy Stockholder to a basic subscription right (“Basic Subscription Right”) and an oversubscription privilege (“Oversubscription Privilege”). The Basic Subscription Right entitles a Legacy Stockholder to purchase three (3) post-Reverse Split shares of the Company’s common stock for each one (1) post-Reverse Split share of the Company’s common stock held of record by such Legacy Stockholder.  For example, if a Legacy Stockholder owns five (5) shares of the Company’s common stock as of March 23, 2011, then after giving effect to the Reverse Split, such Legacy Stockholder would own one (1) post-Reverse Split share of the Company’s common stock.  The Basic Subscription Right would then entitle such Legacy Stockholder to purchase three (3) post-Reverse Split shares of the Company’s common stock for the one (1) post-Reverse Split share of the Company’s common stock held of record by such Legacy Stockholder.  If the Legacy Stockholder owns less than five (5) shares of the Company’s common stock as of the March 23, 2011 record date, then after giving effect to the Reverse Split, such Legacy Stockholder would receive cash in lieu of fractional shares of the Company’s common stock and would not be entitled to a Basic Subscription Right.  The Oversubscription Privilege will permit Legacy Stockholders to subscribe for post-Reverse Split shares of the Company’s common stock that are not purchased by other Legacy Stockholders under their Basic Subscription Right, provided that no Legacy Stockholder may exceed, together with any other person with whom such Legacy Stockholder may be aggregated under applicable law, 4.9% beneficial ownership of the Company’s equity securities.

Bear State has agreed, subject to certain conditions, to purchase any unsubscribed post-Reverse Split shares offered in the Rights Offering at $3.00 per share (or $0.60 per share pre-Reverse Split) in a private placement, subject to an overall limitation on Bear State’s ownership of 94.90% of the Company’s outstanding shares of common stock.  In the event that the shares offered to the Legacy Stockholders by the Company in the Rights Offering are purchased in their entirety by the Legacy Stockholders, the Second Closing will not occur.

The Second Closing is subject to certain preconditions, including:

•                  the First Closing and Rights Offering having been consummated in accordance with the terms of the Investment Agreement;

•                  the Company having received (or must receive concurrently with the Second Closing) proceeds from the sale of shares of common stock pursuant to the Investment Agreement in an aggregate amount not less than $55 million;

•                  the representations and warranties of the Company and the Bank contained in the Investment Agreement being true as of the Second Closing, and the Company and the Bank performing their respective obligations under the Agreement;

•                  the Company and Bank having satisfied certain financial performance requirements, including

•                  As measured at month end immediately prior to the Second Closing, the Bank must have at least $490,000,000 in core deposits;

•                  As measured at month end immediately prior to the Second Closing, the Bank’s general valuation allowance must be at least $23,000,000;

•                  As measured at month end immediately prior to the Second Closing, nonperforming assets of the Bank may not exceed $104,000,000;

•                  As independently valued at month end immediately prior to the Second Closing, the unrealized loss (net of unrealized gain) in the Company’s investment portfolio may not exceed $3,000,000;

•                  As measured at month end immediately prior to the Second Closing, the Bank’s assets classified by the Company or any governmental entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans” or words of similar import, may not exceed $203,000,000 in an aggregate amount;

•                  As measured at month end immediately prior to the Second Closing, tangible capital of the Bank may not be less than $36,000,000; and

•                  As measured at month end immediately prior to the Second Closing, the funding shortfall in the Bank’s defined benefit plan may not exceed $3,200,000, as determined in accordance with the Investment Agreement; and

•                  there being no material adverse effect with respect to the Company since January 27, 2011.

Competing Transactions

The Investment Agreement contains covenants of the Company and the Bank to conduct their respective businesses in the ordinary course until the Recapitalization is completed, and covenants of the Company and the Bank not to take certain actions during such period.  Each of the Company and the Bank has agreed not to solicit any inquiries, proposals or offers with respect to any merger, consolidation or other business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange, organization, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions that reasonably could result in (i) any acquisition of fifteen percent (15%) or more of the total voting power of any class of equity securities of the Company or the Bank, or (ii) any acquisition of fifteen percent (15%) or more of the consolidated revenues, net income or total assets of the Company and the Bank (a “Competing Transaction”).  Further, the Company may not enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third party any information or afford access to the properties, books or records of the Company or the Bank, or otherwise cooperate in any way with a third party relating to or in connection with a Competing Transaction.

Superior Competing Transactions

If the Company receives a bona fide, written proposal or offer for a Competing Transaction by a third party at any time prior to obtaining stockholder approval of the Amendment and the Change of Control Issuance, which the Company’s Board of Directors determines in good faith may reasonably be likely to result in a transaction that, if consummated, would result in such third party owning, directly or indirectly, more than sixty-five percent (65%) of the shares of the Company’s common stock then outstanding, or all or substantially all the assets of the Company or the Bank, on terms more favorable to the stockholders of the Company from a financial point of view than the terms set forth in the Investment Agreement (a “Superior Competing Transaction”), then, subject to certain conditions, the Company may, in response to an unsolicited request therefor, furnish certain information and participate in discussions and negotiations with the third party proposing such Superior Competing Transaction.

Voting Agreements

Each member of the Company’s Board of Directors and certain of the Company’s executive officers who are not otherwise members of the Board of Directors have entered into a voting agreement with Bear State pursuant to which each such member of the Board of Directors and each such executive officer has agreed to vote his or her shares of the Company’s common stock in favor of the Amendment and the Change of Control Issuance.

Preemptive Rights

The Investment Agreement provides that, subject to certain exceptions, so long as Bear State owns 33% or more of the Company’s shares of common stock then outstanding, at any time that the Company proposes to offer or sell any equity (including common stock, preferred stock or restricted stock) or other securities, including options or debt that is convertible or exchangeable into equity or that includes an equity component, Bear State must first be afforded the opportunity to acquire its pro rata share of such offered securities for the same price (net of any underwriting discounts or sales commissions) and on the same terms as proposed to be offered to others.

Registration Rights

The Investment Agreement provides Bear State with certain demand and piggyback registration rights with respect to the Private Placement Shares, as more fully described in the Investment Agreement.

Termination Rights

The Investment Agreement contains certain termination rights for the Company, the Bank and Bear State, as the case may be, which may be triggered:

•                 by mutual written agreement of the Company, the Bank and Bear State;

•                  by Bear State, the Company or the Bank in the event that the closing of the Bear State investment does not occur on or before June 30, 2011;

•                  by Bear State or the Company upon certain breaches of any representation, warranty, covenant or agreement made by the other party;

•                  by Bear State or the Company in the event that (i) any governmental entity issues any order, decree or injunction or takes any other action restraining, enjoining or prohibiting any of the transactions contemplated by the Investment Agreement, and such order, decree, injunction or other action shall have become final and non-appealable; or (ii) the requisite governmental approvals are denied by final nonappealabe action of such governmental entity or an application or notice therefor shall have been permanently withdrawn at the request of a governmental entity;

•                  by Bear State or the Company if the Company’s stockholders do not approve the Amendment and the Change of Control Issuance;

•                  by Bear State if the Company does not deliver proxy materials or hold the stockholders meeting contemplated by the Investment Agreement within the time frames set forth in the Investment Agreement;

•                  by Bear State if (i) the Company’s Board of Directors does not provide in the proxy materials, or withdraws or modifies in certain circumstances, a recommendation that the Company’s stockholders vote in favor of the stockholder proposals contemplated by the Investment Agreement, or (ii) the Company’s Board of Directors approves a Competing Transaction or any agreement that could lead to a Competing Transaction, or the Company or any representative of the Company solicits or otherwise engages in discussions or negotiations regarding a Competing Transaction; and

•                  by Bear State or the Company if the Company delivers to Bear State a notice of Superior Competing Transaction and the Company determines that a Competing Transaction is a Superior Competing Transaction (as described above).

The Investment Agreement further provides that, in certain circumstances, upon termination of the Investment Agreement, the Company may be required to pay to Bear State a termination fee of $1 million plus up to $500,000 of out-of-pocket fees and expenses actually incurred by Bear State in connection with the Investment Agreement.  If the Investment Agreement is terminated because the Company’s stockholders do not approve either or both of the Amendment and the Change of Control Issuance, the Company must pay Bear State $500,000.

Indemnification

Pursuant to the terms of the Investment Agreement, following the closing of Bear State’s purchase of the Private Placement Shares and Investor Warrant, the Company and the Bank have agreed to indemnify Bear State and its affiliates (including officers, directors, partners, members and employees) from losses arising out of breaches of agreements or covenants made by the Company or the Bank, and any legal proceeding relating to the Investment Agreement or the transactions contemplated by the Investment Agreement (including the Rights Offering).  Following the closing of Bear State’s purchase of the Private Placement Shares and Investor Warrant, Bear State has agreed to indemnify the Company and the Bank (including officers, directors, partners, members and employees) from losses arising out of breaches of agreements or covenants made by Bear State.

Representations and Warranties

The Investment Agreement contains representations and warranties by the Company and the Bank, including, among others, with respect to:

•                  corporate organization and authority;

•                  capitalization;

•                  third party and governmental consents and approvals;

•                  financial statements;

•                  reports and regulatory matters;

•                  properties and leases;

•                  taxes;

•                  absence of certain changes;

•                  undisclosed liabilities, commitments and contracts;

•                  authorization of shares to be purchased;

•                  litigation;

•                  compliance with law;

•                  labor and benefit plans;

•                  risk management;

•                  agreements with regulatory agencies;

•                  environmental liability;

•                  loan portfolio;

•                  insurance;

•                  intellectual property;

•                  knowledge as to conditions;

•                  related party transactions; and

•                  customer relationships.

The Investment Agreement also contains representations and warranties by Bear State, including, among others, with respect to:

•                 organization and authority;

•                  Bear State’s purchase of the Company’s common stock and warrant as an investment;

•                  Bear State’s financial capability; and

•                  Bear State’s knowledge as to conditions.

THE AMENDMENT

(PROPOSAL 1)

Our Board of Directors proposes the Amendment to our Articles to effect the Reverse Split.  By way of example, assuming the Reverse Split is approved by our stockholders, if a stockholder currently holds 5,000 shares of our common stock before the Reverse Split, such stockholder would own 1,000 shares after the Reverse Split. If approved by our stockholders, the Reverse Split will reduce our issued and outstanding common stock from 4,846,785 shares to approximately 969,357 shares.

The Reverse Split will not be consummated unless our stockholders approve the Change of Control Issuance described in Proposal 2, so stockholders who wish to approve the Amendment should also approve the Change of Control Issuance.

Purpose of the Proposed Amendment

In order to consummate the Investment and the Rights Offering, the Company must have a sufficient number of authorized shares of our common stock available for issuance to Bear State in the Investment and stockholders who participate in the Rights Offering.  At the present time, the Company’s capital structure will not permit us to issue enough shares to satisfy the maximum number of shares that may be issued in the Investment and the Rights Offering.  However, if approved, the Amendment will result in an increase in the number of shares of our common stock available for issuance due to the reduction in the number of shares of our common stock issued and outstanding.  Therefore, our Board of Directors has determined that it is in the best interest of our stockholders to approve the Amendment in order to effect the Reverse Split.

Procedure for Effecting the Reverse Split; Exchange of Stock Certificates

If our stockholders approve the Amendment, we will file a Certificate of Amendment, which constitutes the Amendment, to our Articles with the Secretary of State of the State of Texas.  After the filing and effectiveness of the Amendment, five (5) shares of our common stock issued and outstanding (“Old Shares”) will be converted into one (1) fully paid and nonassessable share of our common stock (“New Shares”).  Holders of any fractional shares that result from the Reverse Split will receive cash in lieu of such fractional shares.  The text of the Amendment to effect the Reverse Split will be in substantially the form attached hereto as Appendix A.

Upon the effectiveness of the Reverse Split, the Company intends to treat shares held by stockholders through a bank, broker, custodian or other nominee (i.e. stockholders who hold in street name) in the same manner as registered stockholders whose shares are registered in their names.  Brokers, banks and other nominees will be instructed to effect the Reverse Split for their beneficial holders holding shares of our common stock in street name.  However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the Reverse Split and making payment for fractional shares. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their brokers, banks or other nominees.

Certain of the registered holders of our common stock may hold some or all of their shares electronically in book-entry form (i.e. stockholders that are registered on the exchange agent’s books and records but do not hold stock certificates) with the Company’s exchange agent.  These stockholders do not have stock certificates evidencing their ownership of our common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.  Stockholders who hold shares electronically in book-entry form with the Company’s exchange agent will not need to take action (the exchange will be automatic) to receive whole shares of our post-Reverse Split common stock or payment in lieu of any fractional share, if applicable.

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by Registrar and Transfer Company, who will serve as the Company’s exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Split.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the exchange agent in exchange for certificates representing the appropriate number of whole shares of our post-Reverse Split common stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal and such evidence of ownership of the Old Certificates as the Company may require, to the exchange agent.  Stockholders should not forward their Old Certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their Old Certificates with the letter of transmittal.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of our common stock that they are entitled as a result of the Reverse Split.  Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of our post-Reverse Split common stock to which these stockholders are entitled.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If a stockholder is entitled to a payment in lieu of any fractional share, such payment will be made as described below under “—Fractional Shares and Odd Lots.”

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our common stock outstanding after the Reverse Split as such stockholder did immediately prior to the Reverse Split (and prior to the issuance of the Private Placement Shares). The text of the form of the Amendment attached to this proxy statement is subject to modification to include such changes as may be required by the Office of the Secretary of State of the State of Texas and as our Board of Directors deems necessary and advisable to effect the Reverse Split, including the insertion of the effective time determined by our Board of Directors.  If the purchase of the First Closing Shares is not consummated for any reason, our Board may elect not to effect the Reverse Split.

Principal Effects of the Reverse Split

If approved, the Reverse Split will have the following effects:

•                  Five (5) Old Shares owned by a stockholder will be exchanged for one (1) New Share.

•                  The number of shares of our common stock issued and outstanding will be proportionately reduced.

•                  Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise of such options immediately preceding the Reverse Split.

The Reverse Split will not change the number of authorized shares of our common stock or preferred stock, or the par value of our common stock or preferred stock.  The Reverse Split will increase the available shares and could be construed as having an anti-takeover effect because we could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Exchange Act.  Our common stock will continue to be listed on the NASDAQ Global Market under the symbol “FFBH”, although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days after the Reverse Split to indicate that a reverse stock split has occurred.

After the Reverse Split, our common stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described above.

Fractional Shares and Odd Lots

The Company will not issue fractional shares with respect to the Reverse Split.  In lieu of a fraction of a share of common stock, each stockholder who otherwise would have been entitled to a fraction of a share shall be paid cash (without interest and subject to applicable withholding taxes) in an amount determined by the Board of Directors to be the fair value of such fraction of a share as of the effective time of the Reverse Split. No such stockholder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.  The Company’s stockholder list shows that some of our outstanding common stock is registered in the names of clearing agencies and broker nominees.  Because the Company does not know the number of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Split or the total number of additional shares that would be issued as a result of fractional shares.  However, the Company does not expect that the amount will be material.  The Company does not expect the Reverse Split to result in a significant reduction in the number of record holders.  The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Split.  If approved, the Reverse Split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If a stockholder who holds shares in certificated form is entitled to payment in lieu of any fraction of a share, the stockholder will receive a check as soon as practicable following the effectiveness of the Reverse Split and after the stockholder has submitted an executed transmittal letter and surrendered all pre-Reverse Split stock certificates.  If a stockholder who holds shares in book-entry form is entitled to a payment in lieu of any fraction of a share, the stockholder will receive a check as soon as practicable after the effectiveness of the Reverse Split without need for further action by the stockholder.  Those stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee should contact their bank, broker, custodian or other nominee for information on the treatment and processing of factional shares by their bank, broker, custodian or other nominee.  By signing and cashing a check, stockholders will warrant that they owned the shares of our common stock for which they received payment.  The cash payment to be made in lieu of issuing fractional shares is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the effectiveness of the Reverse Split and the date payment is received.

Accounting Matters

The Reverse Split will not affect the par value of our common stock. As a result, as of the effective time of the Reverse Split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Possible Effects of Approving the Proposed Reverse Split

While one effect of the proposed Reverse Split may be to increase the price of our common stock, there can be no assurance that the total market capitalization of our common stock after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of our common stock following the Reverse Split will either exceed or remain higher than the current per share market price. There can be no assurance that the market price per share of the New Shares after the Reverse Split will rise or remain constant in proportion to the reduction in the number of the Old Shares outstanding before the Reverse Split.  For example, based on the closing market price of our common stock on March 25, 2011 of $2.87 per share, there can be no assurance that the post-Reverse Split market price of our common stock will be $14.35 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.  In many cases, the total market capitalization of a company following a Reverse Split is lower than the total market capitalization before the Reverse Split.

If approved, the Reverse Split will result in an increase in the number of authorized shares of common stock available for issuance due to the reduction in the number of shares of our common stock issued and outstanding.  As of the record date, we had 30,000,000 shares of common stock and 5,000,000 shares of preferred stock authorized.  The Reverse Split would reduce our issued and outstanding common stock from 4,846,785 shares to approximately 969,357 shares.  If our stockholders approve the Amendment, our Board of Directors will have the ability to issue additional shares of our common stock without further vote of our stockholders, except as provided under Texas corporate law or under the rules of any securities exchange on which shares of our common stock are then issued.  Aside from Bear State following its Investment, holders of our common stock have no preemptive or similar rights, which means that current and future holders of our common stock do not and will not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof.  Following the First Closing and subject to certain exceptions (including the Rights Offering), Bear State will have preemptive rights any time the Company proposes to make any public or nonpublic offering or sale of any equity, or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component.  The issuance of additional shares of our common stock would decrease the proportionate equity interest of our current stockholders and, depending upon the price paid for such additional shares, could result in dilution to our current stockholders.  The issuance of additional shares of our common stock could also depress the market price of our common stock.

Possible Effects of NOT Approving the Proposed Reverse Split

If our stockholders do not approve the Amendment and the Change of Control Issuance, the Recapitalization will not proceed.  If the Recapitalization does not proceed, we will have to seek other alternatives to satisfy the capital requirements of the Cease and Desist Orders, and we would likely be subject to additional regulatory actions and may be unable to continue as a going concern in the future.

No Dissenter’s Rights

Under the Texas Business Organizations Code, our stockholders are not entitled to dissenter’s rights with respect to the proposed approval of the Amendment to effect the Reverse Split, and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of important tax considerations of the Reverse Split. It addresses only stockholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre- Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ON HIS OR HER OWN SITUATION.

U.S. Holders

The discussion in this section is addressed to “U.S. holders.”  A U.S. holder is a beneficial owner of our common stock who for U.S. federal income tax purposes is (a) a citizen or resident of the United States, (b) a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof, (c) a trust that (i) is subject to (a) the primary supervision of a court within the United States and (b) the authority of one or more United States persons to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person, or (d) an estate that is subject to U.S. federal income tax on its income regardless of its source. The reverse stock split should be treated as a tax-free recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to the receipt of cash in lieu of fractional shares, no gain or loss will be recognized by a stockholder on account of the reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

Cash in lieu of fractional shares.  A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss will be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the effective time of the Reverse Split. The deductibility of capital losses is subject to limitation under the Internal Revenue Code.

U.S. Information Reporting and Backup Withholding.  Information returns generally will be required to be filed with the Internal Revenue Service (IRS) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Split in the case of certain U.S. holders. In addition, U.S. holders will be subject to backup withholding (at the current applicable rate of 28%) on the payment of such cash if they do not provide proof of an applicable exemption or furnish their taxpayer identification number and otherwise comply with all applicable requirements of the applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.  Generally, non-U.S. holders will not recognize gain or loss for U.S. income tax purposes on account of the Reverse Split.

Cash in lieu of fractional shares.  A non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (or, if certain income tax treaties apply, is not attributable to such non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax.  In general, backup withholding and information reporting will not apply to a payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Required Vote

The votes of holders of at least a majority of the total outstanding shares of our common stock entitled to vote on the Amendment to effect the Reverse Split is required to approve the Amendment.  Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as to how to vote on the Amendment at the Special Meeting, the person named in the proxy will vote the shares FOR the Amendment.  Abstentions and broker non-votes will have the effect of a vote AGAINST the Amendment.  The Amendment and the Reverse Split will not be effected unless the Change of Control Issuance described in Proposal 2 is approved, and the Change of Control Issuance described in Proposal 2 will not be effected unless the Amendment is approved.  As such, if the Amendment is approved and the Change of Control Issuance is not approved, the Reverse Split and the other transactions related to the Recapitalization will not proceed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE AMENDMENT.

THE CHANGE OF CONTROL ISSUANCE

(PROPOSAL 2)

The following description of the terms of the Investment and the reasons for contemplating the Investment are included for informational purposes to our common stockholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

The Change of Control Issuance is conditioned upon stockholder approval of the Amendment described in Proposal 1, so stockholders who wish to approve the Change of Control Issuance should also approve the Amendment.

Our Board of Directors unanimously adopted a resolution recommending that our stockholders approve the issuance of shares of our common stock pursuant to the Investment Agreement in which Bear State has committed, subject to the terms of the Investment Agreement, to purchase (A) the First Closing Shares, which are comprised of 15,425,262 shares of our post-Reverse Split common stock at $3.00 per share (or $0.60 per share pre-Reverse Split) for aggregate consideration of approximately $46.3 million, (B) the Investor Warrant, which is exercisable into 2 million post-Reverse Split shares of our common stock at an exercise price of $3.00 per share (or $0.60 per pre-Reverse Split share), and (C) the Second Closing Shares at $3.00 per share (or $0.60 per pre-Reverse Split share), subject to an overall limitation on Bear State’s ownership of 94.90% of our outstanding shares of common stock.

Background of the Change of Control Issuance

As described above in Background to the Proposals, the Company suffered a loss of $45.5 million for 2009 and on April 12, 2010, the Company and the Bank each consented to the terms of the Cease and Desist Orders issued by the OTS, the Bank’s primary federal regulator.  Among other things, the Cease and Desist Orders require the Company and the Bank to submit plans for, in particular, capital preservation and enhancement strategies, as well as for identifying specific sources of additional capital and timeframes and methods by which additional capital will be raised.  As a result, our Board of Directors has been pursuing strategic alternatives to raise capital and strengthen our balance sheet.  Our Board of Directors has worked closely with management and our advisors to evaluate potential alternatives for raising additional capital, including possibly selling common stock in public or private offerings, disposing of branches or related assets, and considering other strategic alternatives.  If the Change of Control Issuance is approved and the Recapitalization is consummated, the Company will receive $55 million in gross proceeds in the aggregate from the issuance of the Private Placement Shares and the Rights Offering (after taking into account the $6 million credit Bear State will receive following the surrender to the Company of the Series A Preferred Stock and TARP Warrant).  These proceeds will be used to enhance the capital of both the Company and the Bank.

Our Board of Directors unanimously approved the Investment Agreement and the transactions contemplated by the Investment Agreement, including the Change of Control Issuance, and unanimously recommended that our stockholders approve the Change of Control Issuance.

Reasons for the Change of Control Issuance

As part of the Recapitalization and under the terms of the Investment Agreement, we are required to issue and have available 18,333,334 post-Reverse Split shares of our common stock.

We intend to use the proceeds from the issuance of the Private Placement Shares and Rights Offering to provide the Company with adequate capital to serve as a source of strength for the Bank and to satisfy the capital requirements of the Bank Cease and Desist Order. If we are unable to complete the Recapitalization, our business, financial results, and prospects will be adversely affected and we would likely be subject to additional regulatory actions and may be unable to continue as a going concern in the future.

Reasons Against the Change of Control Issuance

The issuance of common stock under the terms of the Investment by Bear State will result in substantial dilution to our existing common stockholders and a significant reduction in the percentage interests of our current common stockholders in the voting power and in the future earnings per share of their common stock. The sale or resale of these securities could also cause the market price of our common stock to decline. Assuming that the Change of Control Issuance is consummated, our current common stockholders will own between approximately 5.10% (after taking into account the overall limitation on Bear State’s ownership and the exercise of the Investor Warrant and assuming none of our current stockholders subscribe to the Rights Offering) and 18.20% (after taking into account the exercise of the Investor Warrant and assuming the Rights Offering is fully subscribed) of our issued and outstanding common stock. For additional information regarding the dilutive effect of the Change of Control Issuance, please see the section of this proxy statement entitled Change of Control Issuance — Pro Forma Financial Information below.

Our Board of Directors has weighed the reasons for and against the Change of Control Issuance and has determined that the reasons in favor of the Change of Control Issuance far outweigh the reasons against it.

Reasons for Seeking Stockholder Approval

Because shares of our common stock are listed on the NASDAQ Global Market, we are subject to the NASDAQ’s rules and regulations. NASDAQ Listing Rule 5635(d) requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

Under Listing Rule 5635(b), companies are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ. NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% of more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

In addition, Listing Rule 5635(c) requires stockholder approval in connection with an issuance of securities in connection with equity-based compensation of directors.  The issuance of stock, or securities convertible into or exercisable for common stock, by a company to its directors or an Affiliated Entity of such person, in a private placement at a price less than market value of the stock is considered a form of “equity compensation” and requires stockholder approval.  An “Affiliated Entity” is any entity where a director of the Company (i) is a partner, executive officer, or controlling stockholder or (ii) would be the beneficial owner or have a pecuniary interest in the securities issued by the Company.  Our proposed issuance of the Second Closing Shares to Bear State may fall under this rule because certain of the directors appointed by Bear State following the First Closing may be executive officers and/or have a pecuniary interest in the common stock issued to Bear State and/or its respective affiliates at the Second Closing.

Actions to be Taken If Issuance is not Approved

In the event our stockholders do not approve the Change of Control Issuance, Bear State will not be required to close the Investment.  In addition, if the Amendment is approved but the Change of Control Issuance is not approved, we will not effect the Reverse Split and the Recapitalization will not proceed.  If the Recapitalization does not proceed, we will have to seek other alternatives to satisfy the capital requirements of the Cease and Desist Orders, and we would likely be subject to additional regulatory actions and may be unable to continue as a going concern in the future.

Pro Forma Financial Information

The following tables contain certain financial information as of December 31, 2010 and for the year ended December 31, 2010:

•                  on an actual basis; and

•                  on a pro forma, as adjusted, basis to give effect to the Recapitalization (which includes the Reverse Split, the issuance of the Private Placement Shares and the Investor Warrant, the redemption of our Series A Preferred Stock and the TARP Warrant, and the Rights Offering).

These tables should be read together with our consolidated historical financial statements and Management’s Discussion and Analysis, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, a copy of which is included in the materials sent to you with this proxy statement.

 FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

Pro Forma Statement of Financial Condition

	December 31, 2010 As Reported	Adjustments		December 31, 2010 As Adjusted (1)
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$36,407	$48,448	(2)	$84,855
Investment securities available for sale	83,106	—		83,106
Federal Home Loan Bank stock	1,257	—		1,257
Loans receivable; net of allowance of $31,084	381,343	—		381,343
Loans held for sale	4,502	—		4,502
Accrued interest receivable	2,545	—		2,545
Real estate owned, net	44,706	—		44,706
Office properties and equipment, net	22,237	—		22,237
Cash surrender value of life insurance	21,444	—		21,444
Prepaid expenses and other assets	2,499	(348	)(2)	2,151

TOTAL ASSETS	$600,046	$48,100		$648,146

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits	$541,800	$—		$541,800
Other borrowings	18,193	—		18,193
Advance payments by borrowers for taxes and insurance	726	—		726
Other liabilities	3,207	(950	)(3)	2,257
Total liabilities	563,926	(950)		562,976

STOCKHOLDERS’ EQUITY
Preferred stock	$16,261	$(16,261)		$—
Common stock	48	145		193
Additional paid-in capital — Common Stock	26,796	61,297		88,093
Additional paid-in capital — Investor Warrant	—	2,800	(4)	2,800
Other comprehensive loss	(2,320)	—		(2,320)
Retained earnings (deficit)	(4,665)	1,069		(3,596)
Total stockholders’ equity	36,120	49,050		85,170

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$600,046	$48,100		$648,146

Book value per common share (5)	$4.10			$4.41
Tangible common equity/assets	3.31%			13.14%

(Footnotes on following page)

(1)                                 The following table illustrates the impact of each of the proposed transactions on the statement of financial condition as of December 31, 2010, as reported ($ in thousands):

	Common Shares Outstanding	Cash	Other Assets	Other Liabilities	Preferred Stock	Common Stock	APIC Common Stock	APIC Investor Warrant	Retained Earnings (deficit)
Beginning amounts	4,846,785	$36,407	$2,499	$3,207	$16,261	$48	$26,796	$—	$(4,665)
Reverse Split	(3,877,428)	—	—	—	—	(38)	38	—	—
First Closing Shares and Investor Warrant	15,425,262	40,276	—	(950)	(16,261)	154	53,464	2,800	1,069
Rights Offering	2,908,071	8,724	—	—	—	29	8,695	—	—
Cash transaction costs		(552)	(348)	—	—	—	(900)	—	—
As adjusted	19,302,690	$84,855	$2,151	$2,257	$—	$193	$88,093	$2,800	$(3,596)

(2)                                 Cash proceeds assumes $40.3 million of cash received, before deducting transaction costs, from the First Closing Shares from Bear State and $8.7 million of cash received, before deducting transaction costs, from the Rights Offering.  Estimated transaction costs for the First Closing Shares and the Rights Offering are $900,000 of which $348,000 of transaction costs had already been paid in cash through December 31, 2010 and is reflected as a component of Prepaid Expenses and Other Assets above.

(3)                                 Represents $930,000 of accrued preferred stock dividends and $20,000 of accrued interest on the unpaid preferred stock dividends.

(4)                                 The Investor Warrant was valued for financial reporting purposes using the Black-Scholes option pricing model. The estimated option value per share of $1.40 was based on the following assumptions: stock price and exercise price $3.00, term 3 years, dividend yield of zero, risk free rate of 1.50% and volatility of 70%.

(5)                                 Book value per common share is calculated based on common shares outstanding as noted in the table above, which do not include the 2 million shares of our common stock issuable upon the exercise of the Investor Warrant.

The following tables illustrate the potential dilutive effect and impact on stockholders’ equity of the Reverse Split, the Investment by Bear State and the Rights Offering:

	Number of Shares (1)	Percent of Beneficial Ownership Prior to the Investment and Rights Offering	Percent of Beneficial Ownership After the Investment and Rights Offering
Shares of Common Stock issued and outstanding as of December 31, 2010	969,357	100%	4.6%
Shares of Common Stock issuable to Bear State in the Investment (2)	17,425,262	0%	81.8%
Shares of Common Stock issuable in conjunction with Rights Offering (3)	2,908,071	0%	13.6%
Total	21,302,690	100%	100.0%

(1)                                 Shares are reflected post-Reverse Split.

(2)                                 Includes the Investor Warrant of 2 million shares.

(3)                                 This table assumes the Rights Offering is fully subscribed by Legacy Stockholders.  If no Legacy Stockholders purchase common stock in the Rights Offering, Bear State could own as much as 94.9% of our common stock.  As a result, our current stockholders would own between 5.1% and 18.2% of our common stock following the Investment and the Rights Offering.

The following table sets forth the pro forma regulatory capital ratios for the Bank following the Recapitalization and assumes an infusion of $47.3 million to the Bank from the Company. It is assumed that $39.3 million is infused to the Bank after the First Closing Shares are issued and $8 million is infused to the Bank following the Rights Offering.  For risk-weighted asset purposes, the cash infusion into the Bank was assumed to be 50% risk-weighted.

First Federal Bank Regulatory Capital Ratios	December 31, 2010 Actual	Pro Forma as of December 31, 2010 Assuming Infusion of $47.3 million of Proceeds from the First Closing Shares and Rights Offering
Tier 1 Leverage Ratio	6.36%	13.18%
Tier 1 Risk Based Ratio	9.42%	19.88%
Total Risk Based Ratio	10.72%	21.12%

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

Pro Forma Statement of Operations

	Year Ended December 31, 2010 As Reported	Adjustments		Year Ended December 31, 2010 As Adjusted
	(In thousands, except share data)

Interest income	$29,820	$—		$29,820
Interest expense	9,838	—		9,838
Net interest income	19,982	—		19,982
Provision for loan losses	6,959	—		6,959
Net interest income after provision for loan losses	13,023	—		13,023
Gain on sales and calls of investment securities	1,163			1,163
Noninterest income	8,296	—		8,296
Noninterest expense	26,991	(20	)(1)	26,971
Loss before income taxes	(4,509)	20		(4,489)
Income tax benefit	(474)	—	(2)	(474)
Net loss	$(4,035)	$20		$(4,015)
Preferred stock dividends and accretion of preferred stock discount	891	(11,391	)(3)	(10,500)
Net income (loss) available to common shareholders	$(4,926)	$11,411		$6,485

Earnings (Loss) per common share:
Basic	$(1.02)	$1.36	(4)	$0.34

Diluted	$(1.02)	$1.32	(5)	$0.30

Weighted average shares outstanding:
Basic	4,846,785	14,455,905	(4)	19,302,690

Diluted	4,846,785	16,455,905	(5)	21,302,690

(1)           Reflects the reversal of accrued interest on unpaid preferred stock dividends.

(2)           No tax effect of the transactions was assumed due to the Company’s $13.3 million net operating loss carryforward at December 31, 2010.

(3)           Reflects the reversal of preferred stock dividends recognized during 2010 of $825,000, reversal of preferred stock discount accretion of $66,000 recognized during 2010, and the $10.5 million gain on redemption of preferred stock.

(4)           Basic weighted average shares outstanding were adjusted for the impact of the Reverse Split of 3,877,428 shares, the First Closing Shares of 15,425,262, and the Rights Offering of 2,908,071 shares.

(5)           Diluted weighted average shares outstanding includes the Investor Warrant for 2,000,000 shares.

No Preemptive Rights

Holders of our common stock currently have no preemptive or similar rights, which means that current holders of our common stock do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof.  Following the First Closing and subject to certain exceptions (including the Rights Offering), Bear State will have preemptive rights any time the Company proposes to make any public or nonpublic offering or sale of any equity, or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component.

No Dissenter’s Rights

Under the Texas Business Organizations Code, our stockholders are not entitled to dissenter’s rights with respect to the Change of Control Issuance and we will not independently provide our stockholders with any such right.

Vote Required

The votes of the holders of at least a majority of the votes present in person or by proxy at the Special Meeting or adjournment thereof is required to approve the Change of Control Issuance.  Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as to how to vote on the Change of Control Issuance at the Special Meeting, the person named in the proxy will vote the shares FOR the Change of Control Issuance.  Abstentions will have the effect of a vote AGAINST the Change of Control Issuance.  Broker non-votes will have no effect on the outcome of the Change of Control Issuance Proposal.  The Change of Control Issuance will not be effected unless the Amendment described in Proposal 1 is approved.  As such, if the Change of Control Issuance is approved and the Amendment is not approved, the Recapitalization will not proceed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHANGE OF CONTROL ISSUANCE.

THE 2011 PLAN

(PROPOSAL 3)

The implementation of the 2011 Plan is conditioned upon stockholder approval of the Amendment described in Proposal 1 and the Change of Control Issuance described in Proposal 2, so stockholders who wish to approve the 2011 Plan should also approve the Amendment and the Change of Control Issuance.

Background of the 2011 Plan

Our Board of Directors has adopted the First Federal Bancshares of Arkansas, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”), which is designed to promote the long-term success of the Company and the Bank and the creation of stockholder value by (i) encouraging officers, employees, directors and individuals performing services for the Company and the Bank or their subsidiaries as consultants or independent contractors to focus on critical long-range objectives, (ii) encouraging the attraction and retention of officers, employees, directors, consultants and independent contractors with exceptional qualifications, and (iii) linking officers, employees, directors, consultants and independent contractors directly to stockholder interests through ownership of the Company.

The 2011 Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options and restricted stock (collectively “Awards”). Awards will be available for grant to certain eligible persons which, in the case of incentive stock options, are employees of either or both of the Company and the Bank, and in the case of all other types of Awards, include any consultant or other independent contractor and non-employee directors who provide services to either or both of the Company and the Bank (collectively, “Participants”).

Introduction

The Compensation Committee views employee equity ownership as a significant motivation for the Company’s employees, directors and consultants to maximize value for our stockholders. The Compensation Committee believes that the grant of stock options and other stock-based awards provides such motivation and offers a long-term incentive for employees, directors and consultants to contribute to the growth of the Company. In addition, the Compensation Committee values performance-based awards that establish a direct link between compensation and stockholder return, such as stock options (which only yield value to the extent that our stock price appreciates) and performance-conditioned stock awards (which require the attainment of specified performance goals in order for the recipient to realize value).

The Compensation Committee also feels that equity and equity-based awards should be made to a cross section of the Company’s employees, including, but not limited to, the Company’s executive officers. Consequently, the Compensation Committee believes that it is important to ensure that it will be able to provide such equity and equity-based compensation to employees, directors and consultants of the Company in the future.

General

On March 15, 2011, the Board of Directors, upon the recommendation of the Compensation Committee, unanimously approved the 2011 Plan subject to stockholder approval of the 2011 Plan.

The 2011 Plan is intended to promote the long-term interests of the Company and its stockholders by providing a broad based group of employees, directors and consultants with equity-based incentives and rewards to encourage them to enter into and continue in the employ of the Company.  The equity-based incentives and rewards provided under the 2011 Plan also give recipients a proprietary interest in the long-term success of the Company, thereby aligning their interests with those of our stockholders.

The 2011 Plan is also intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the annual deduction that the Company may take for compensation of its covered officers, which consist of our CEO and three other most highly compensated executive officers (other than our CFO) who are serving at the end of the year to $1 million. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance-based compensation is to be paid be disclosed to and approved by the Company’s stockholders. Accordingly, if the 2011 Plan is approved by our stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, qualified performance-based compensation paid to covered officers pursuant to the 2011 Plan will not fail to be deductible due to the operation of Section 162(m).

A form of the 2011 Plan is attached as Appendix D to this proxy statement. The following description of the material terms of the 2011 Plan is qualified in its entirety by the complete text of the 2011 Plan.

Description of Principal Features of the 2011 Plan

Types of Awards.  Grants under the 2011 Plan may be made in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units and other cash or stock-based awards.

Number of Authorized Shares.  If approved by our stockholders, the 2011 Plan will authorize awards in respect of an aggregate of 1,930,269 shares of our common stock. Of the 1,930,269 shares authorized under the 2011 Plan, no more than 965,134 shares will be available for grants of “full-value” awards, meaning awards other than stock options, SARs or other awards for which the recipient pays the exercise price. If an award under the 2011 Plan is canceled, forfeited, terminates or is settled in cash, the shares related to that award will not be treated as having been delivered under the 2011 Plan. For purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the 2011 Plan.

Maximum Grants under the 2011 Plan.  For purposes of Section 162(m) of the Code, the maximum (i) number of our shares with respect to which stock options or SARs may be granted to any participant in any fiscal year is 193,027 shares, (ii) number of our shares of restricted stock that may be granted to any participant in any fiscal year is 193,027 shares, (iii) number of our shares with respect to which RSUs may be granted to any participant in any fiscal year is 193,027 shares, (iv) number of our shares with respect to which performance shares may be granted to any participant in any fiscal year is 193,027 shares, (v) amount of compensation that may be paid with respect to performance units or other cash or stock-based awards awarded to any participant in any fiscal year is $1,000,000 or a number of shares having a fair market value not in excess of that amount and (vi) dividend or dividend equivalent that may be paid to any one participant in any one fiscal year is $1,000,000.

Administration.  The 2011 Plan will be administered by our Compensation Committee or another committee selected by the Board of Directors, any of which we refer to herein as the “Committee.”  The Committee has the full power to (i) select the employees, directors and consultants who will participate in the 2011 Plan, (ii) determine the size and types of awards, (iii) determine the terms and conditions of awards, (iv) construe and interpret the 2011 Plan and any award agreement or other instrument entered into under the 2011 Plan, (v) establish, amend and waive rules and regulations for the administration of the 2011 Plan and (vi) subject to certain limitations, amend the terms and conditions of outstanding awards. The Committee’s determinations and interpretations under the 2011 Plan are binding on all interested parties. The Committee is empowered to delegate its administrative duties and powers as it may deem advisable, to the extent permitted by law.  The number of shares of common stock that may be issued, or the amount of cash that may be paid, to an employee, director or consultant of the Company or any of its subsidiaries pursuant to the 2011 Plan is at the discretion of the Committee, and as such, cannot be determined in advance.

Effective Date and Duration.  If approved by our stockholders, the 2011 Plan will become effective upon the First Closing, and will authorize the granting of awards for up to ten years. The 2011 Plan will remain in effect with respect to outstanding awards until no awards remain outstanding.

Amendment and Termination.  The 2011 Plan may be amended or terminated by our Board of Directors at any time and, subject to limitations under the 2011 Plan, the awards granted under the 2011 Plan may be amended by the Committee at any time, provided that no such action to the plan or an award may, without a participant’s written consent, adversely affect in any material way any previously granted award. No amendment that would require stockholder approval under NASDAQ’s listing standards or to comply with securities laws may become effective without stockholder approval. No amendment that would require stockholder approval under Code Section 162(m)’s requirements, NASDAQ’s listing standards or to comply with securities laws may become effective without stockholder approval. Amendment of the Plan without further shareholder approval also could jeopardize the Plan’s 162(m) status.

Change in Capitalization.  In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of shares of our common stock that may be delivered under the 2011 Plan, (ii) in the individual annual limitations on each type of award under the 2011 Plan and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results and other terms and conditions of outstanding awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights.

Repricing.  Neither the Company nor the Committee may (i) reduce the exercise price of outstanding options (except to the extent described above in the event of an equity restructuring or other change in corporate capitalization), (ii) cancel options and grant substitute options with a lower exercise price or (iii) purchase outstanding underwater options from participants for cash.

Eligibility and Participation.  Eligible participants include all employees, directors and consultants of the Company and our subsidiaries, as determined by the Committee.

Termination of Employment or Service.  Each award agreement will set forth the participant’s rights with respect to the award following termination of employment with or service to the Company.

Change in Control.  Except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control (as defined in the 2011 Plan), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all outstanding options and SARs granted under the 2011 Plan will become immediately exercisable, any restriction imposed on restricted stock, RSUs and other awards granted under the 2011 Plan will lapse, and any and all performance shares, performance units and other awards granted under the 2011 Plan with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

Transferability.  Awards generally will be non-transferable except upon the death of a participant, although the Committee may permit a participant to transfer awards (for example, to family members or trusts for family members) subject to such conditions as the Committee may establish.

Deferrals.  The Committee may permit the deferral of vesting or settlement of an award and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral. Any such deferral and crediting will be subject to the terms and conditions established by the Committee and any terms and conditions of the plan or arrangement under which the deferral is made.

Types of Awards

The following is a general description of the types of awards that may be granted under the 2011 Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Committee, subject to the limitations contained in the 2011 Plan.

Stock Options.  The Committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) or a combination thereof under the 2011 Plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Options will expire at such times and will have such other terms and conditions as the Committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary).  The exercise price of options granted under the 2011 Plan may be paid in cash, by tendering previously acquired shares of common stock having a fair market value equal to the exercise price, through broker-assisted cashless exercise or any other means permitted by the Committee consistent with applicable law or by a combination of any of the permitted methods. The Committee may also award dividend equivalent payments in connection with a stock option.

Stock Appreciation Rights.  SARs granted under the 2011 Plan may be in the form of freestanding SARs (SARs granted independently of any option), tandem SARs (SARS granted in connection with a related option) or a combination thereof. The grant price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option. Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of common stock for which its related option is exercisable. Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment upon SAR exercise may be in cash, in shares of common stock of equivalent value, or in some combination of cash and shares, as determined by the Committee. The Committee may also award dividend equivalent payments in connection with SARs.

Restricted Stock.  The Committee will be authorized to award restricted stock under the 2011 Plan. Restricted stock is an award that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the Committee, are satisfied. Prior to vesting, holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares.

Restricted Stock Units and Performance Shares.  The Committee will be authorized to award RSUs and performance shares under the 2011 Plan. RSUs and performance shares represent a right to receive a share of common stock, an equivalent amount of cash, or a combination of shares and cash, as the Committee may determine, if vesting conditions are satisfied. The initial value of an RSU or performance share granted under the 2011 Plan shall be at least equal to the fair market value of our common stock on the date the award is granted. The Committee may also award dividend equivalent payments in connection with such awards. RSUs may contain vesting conditions based on continued service or other conditions established by the Committee. Performance shares may contain vesting conditions based on attainment of performance goals established by the Committee in addition to service conditions.

Performance Units.  Performance units are awards that entitle a participant to receive shares of common stock, cash or a combination of shares and cash if certain performance conditions are satisfied. The amount received depends upon the value of the performance units and the number of performance units earned, each of which is determined by the Committee. The Committee may also award dividend equivalent payments in connection with such awards.

Other Cash and Stock-Based Awards.  Other cash and stock-based awards are awards other than those described above, the terms and conditions of which are determined by the Committee. These awards may include, without limitation, the grant of shares of our common stock based on attainment of performance goals established by the Committee, the payment of shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of shares in lieu of cash under an incentive or bonus program. Payment under or settlement of any such awards will be made in such manner and at such times as the Committee may determine.

Dividend Equivalents.  Dividend equivalents granted to participants will represent a right to receive payments equivalent to dividends with respect to a specified number of shares.

Replacement Awards.  Replacement awards are awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which we engage in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity are outstanding immediately prior to such transaction. Replacement awards will have substantially the same terms and conditions as the award it replaces; provided, however, that the number of shares, the exercise price, grant price or other price of shares, any performance conditions or the market price of underlying shares or per-share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.

Performance Goals

The Committee will have the discretion to designate any award under the 2011 Plan as a performance compensation award (a “Performance Compensation Award”). While awards in the form of stock options and SARs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may treat certain other awards under the 2011 Plan as “performance-based compensation” and thus preserve deductibility by the Company for federal income tax purposes of such awards which are made to individuals who are “covered employees” as defined in Section 162(m) of the Code.

Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Committee for such period. The Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the 2011 Plan. Performance goals will be chosen from among the following performance measures: earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events, including, for example, events affecting us or our financial statements or changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan. With respect to any awards intended to qualify as performance-based compensation under section 162(m) of the Code, any such adjustments shall be specified at such times and in such manner as will not cause such awards to fail to so qualify.

Certain U.S. Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the 2011 Plan. The following discussion is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2011 Plan.

Incentive Stock Options.  In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a “Disqualifying Disposition”), the participant generally would include in ordinary income in the year of the Disqualifying Disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as a nonqualified stock option (“NQSO”) as discussed below.

Nonqualified Stock Options.  In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Stock Appreciation Rights.  In general, the grant of a SAR will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at such time in the same amount.

Restricted Stock.  In general, a participant will not recognize any income upon the grant of restricted stock, unless the participant elects under Section 83(b) of the Code, within thirty days after such grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Restricted Stock Units and Other Awards.  Restricted stock units and other awards granted under the 2011 Plan are generally not subject to tax at the time of the award but are subject to ordinary income tax at the time of payment, whether paid in cash or shares of our common stock. With respect to such awards, we generally will be allowed a tax deduction for the amount included in the taxable income of the participant in the taxable year of inclusion.

New Plan Benefits

If approved by our stockholders, participants in the 2011 Plan will be eligible for annual long-term awards which may include performance shares, stock options and restricted stock (or other awards permitted under the 2011 Plan). The level and types of awards will be fixed by the Committee in light of the participants’ targeted long-term incentive level. The Committee may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria.

Awards under the 2011 Plan are made in the discretion of the Committee and therefore are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying shares of common stock at the time of settlement, which likewise is not determinable at this time.

Vote Required

The votes of the holders of at least a majority of the votes present in person or by proxy at the Special Meeting or adjournment thereof is required to approve the 2011 Plan.  Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as to how to vote on the 2011 Plan at the special meeting, the person named in the proxy will vote the shares FOR the 2011 Plan.  Abstentions will have the effect of a vote AGAINST the 2011 Plan.  Broker non-votes will have no effect on the outcome of the 2011 Plan Proposal.  The implementation of the 2011 Plan is conditioned upon stockholder approval of the Amendment described in Proposal 1 and the Change of Control Issuance described in Proposal 2.  As such, if the 2011 Plan is approved and either or both of the Amendment and the Change of Control Issuance is not approved, the 2011 Plan will not be implemented.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2011 PLAN.

THE ADJOURNMENT

(PROPOSAL 4)

In the event there are not sufficient votes at the time of the Special Meeting to approve the Amendment, Change of Control Issuance, or the 2011 Plan, our Board of Directors may propose to adjourn the Special Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the Texas Business Organizations Code, the Board of Directors is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting.  If the Board of Directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken.  If a new record date is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting.

In order to permit proxies that have been received by us at the time of the Special Meeting to be voted for an adjournment, if necessary, we have submitted the Adjournment to you as a separate matter for your consideration (the “Adjournment Proposal”). If approved, the Adjournment Proposal will authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from our stockholders who have previously voted against the other proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the proposals relating to the Amendment, the Change of Control Issuance and the 2011 Plan have been received, we could adjourn the Special Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposals.

Vote Required

The votes of the holders of at least a majority of the votes present in person or by proxy at the Special Meeting or adjournment thereof is required to approve the Adjournment.  Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on the Adjournment at the Special Meeting, the persons named in the proxy will vote the shares FOR the Adjournment.  Abstentions will have the effect of a vote AGAINST the Adjournment.  Broker non-votes will have no effect on the outcome of the Adjournment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of the voting record date, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of the Company, (iii) certain executive officers of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company and the Bank as a group.

	Common Stock Beneficially Owned as of March 23, 2011(1)
Name of Beneficial Owner	Number		%

First Federal Bancshares of Arkansas, Inc. Employees’ Savings & Profit Sharing Plan & Trust 1401 Highway 62-65 North Harrison, Arkansas 72601	556,161	(2)	11.47

Dimensional Fund Advisors LP Palisades West, Building One 6033 Bee Cave Road Austin, Texas 78746	399,708	(3)	8.25

First Manhattan Co. 437 Madison Avenue New York, New York 10002	303,057	(3)	6.25

Directors:
Larry J. Brandt	456,842	(4)	9.43
John P. Hammerschmidt	51,842	(5)	1.07
Kenneth C. Savells	13,519	(6)	*
Jeffrey L. Brandt	120,237	(7)	2.48
Frank Conner	9,000	(8)	*

Certain other executive officers:
Tommy W. Richardson	86,870	(9)	1.79
Sherri R. Billings	79,831	(10)	1.65

All directors and executive officers of the Company and the Bank as a group (7 persons)	755,661	(11)	15.58

  *  Represents less than 1% of the outstanding common stock of the Company.

(1)         Based upon information provided by the respective beneficial owners and filings with the SEC made pursuant to the 1934 Act.  For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of common stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares, or (2) investment power, which includes the power to dispose or direct the disposition of the shares.  Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(Footnotes continued on following page)

(2)           Represents shares held in the First Federal Bancshares of Arkansas, Inc. Employees’ Savings & Profit Sharing Plan & Trust (“401(k) Plan”). An independent third party currently serves as trustee of the 401(k) Plan (the “Trustee”).  Each Participant of the 401(k) Plan shall be entitled to direct the Plan Administrator as to the voting and tender of exchange offer rights involving Employer Stock held in such Participant’s Account, and the Plan Administrator shall follow or cause the Trustee to follow such directions. In the event a participating employee does not provide instructions as to how the shares held in his or her 401(k) Plan account shall be voted, the Plan Administrator shall refrain directing the Trustee to vote such shares based upon the premise that a participating employee who has abstained or not provided any instructions as to the voting of his or her shares has made a decision that it is in his or her best interest to abstain or not vote.  However, if the Plan Administrator determines that either ERISA or its fiduciary duties require it to vote the shares as to which no voting instructions have been received from the respective participating employees, then the Plan Administrator shall direct the Trustee to vote such shares notwithstanding the general rule set forth in the preceding sentence.

(3)           Based on filings made with the SEC as of December 31, 2010.

(4)           Includes 73,679 shares held jointly with Mr. Brandt’s spouse, 32,600 shares held jointly with Mr. Brandt’s children, 167,087 shares held individually by Mr. Brandt’s spouse, 6,000 shares held jointly by Mr. Brandt’s spouse and children, 26,180 shares held in a limited liability corporation of which Mr. Brandt’s spouse has a 21.98% ownership interest, and 40,420 shares held in Mr. Brandt’s account in the 401(k) Plan.

(5)           Includes 5,000 shares held by a company owned by Mr. Hammerschmidt.

(6)           Includes 2,795 shares held jointly with Mr. Savells’ spouse and 2,348 shares held by Mr. Savells’ spouse as custodian for their child.

(7)           Includes 30,300 shares held jointly with Mr. Brandt’s father, 6,000 shares held jointly with Mr. Brandt’s mother, 26,180 shares held in a limited liability corporation of which Mr. Brandt has a 14.94% ownership interest and 14,157 shares held in Mr. Brandt’s account in the 401(k) Plan, and 2,000 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(8)           Includes 2,000 shares held jointly with Mr. Conner’s spouse, 5,000 shares held jointly with Mr. Conner’s child, and 2,000 shares held jointly by Mr. Conner and his spouse as co-trustees for a trust for their benefit.

(9)           Includes 47,446 shares held jointly by Mr. Richardson and his spouse as co-trustees for a trust for their benefit and 37,534 shares held in Mr. Richardson’s account in the 401(k) Plan.

(10)         Includes 18,726 shares held jointly with Mrs. Billings’ spouse, 18,400 shares held individually by Mrs. Billings’ spouse, 2,000 shares held by Mrs. Billings as custodian for her children and 40,703 shares held in Mrs. Billings’ account in the 401(k) Plan.

(11)         Includes 132,814 shares allocated to the accounts of executive officers as a group in the 401(k) Plan and 2,000 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options exercisable within 60 days of the voting record date.

On March 6, 2009, as part of the CPP offered by the Treasury under the TARP, the Company entered into a Letter Agreement with the Treasury pursuant to which the Company agreed to sell the Series A Preferred Shares and TARP Warrant to Treasury, which currently owns all issued and outstanding Series A Preferred Shares of the Company.  The above table does not reflect Treasury’s ownership of the Series

A Preferred Shares because, subject to the terms of the Statement of Designations of the Series A Preferred Stock, the Series A Preferred Shares are non-voting, except for class voting rights on matters that would adversely affect the rights of the holders of the Series A Preferred Stock.  The table does not reflect beneficial ownership by Treasury of the shares of our common stock underlying the TAPR Warrant because, pursuant to the Letter Agreement, Treasury does not have any voting rights with respect to those shares. As described in Background to the Proposals — Summary of Investment Agreement, as part of Bear State’s investment in the Company, Bear State will purchase the Series A Preferred Shares and TARP Warrant from Treasury, and tender each to the Company for cancellation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last two completed fiscal years to our named executive officers, who are (i) Larry J. Brandt, our President and Chief Executive Officer, (ii) Tommy W. Richardson, our Chief Operating Officer, and (iii) Sherri R. Billings, our Chief Financial Officer.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)		Total
Larry J. Brandt,	2010	$277,875	$—	$—	$—	$126,000	$26,727	(4)	$430,602
President and Chief	2009	$292,500	$—	$—	$—	$161,000	$26,891	(4)	$480,391
Executive Officer

Tommy W. Richardson,	2010	$200,996	$—	$—	$—	$46,000	$17,280	(5)	$264,276
Executive Vice President and Chief Operating Officer	2009	$209,767	$—	$—	$—	$59,000	$19,806	(5)	$288,573

Sherri R. Billings,	2010	$194,513	$—	$—	$—	$51,000	$—		$245,513
Executive Vice President and Chief Financial Officer	2009	$202,975	$—	$—	$—	$66,000	$2,176		$271,151

(1)           We periodically review, and may increase, base salaries in accordance with the terms of employment agreements or the Company’s normal annual compensation review for each of our named executive officers.  Annual base salaries as of the date of this proxy statement are $277,875, $200,996 and $194,513 for Mr. Larry J. Brandt, Mr. Tommy W. Richardson and Mrs. Sherri R. Billings, respectively, all of whom took a voluntary reduction in pay for 2010.

(2)           Reflects the increase in the actuarial present value of the named executive officer’s accumulated pension benefits under the Company’s defined benefit pension plan at the pension plan measurement date used for financial reporting purposes for 2010 compared to 2009 and for 2009 compared to 2008.  None of the named executive officers received any above market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

(3)           For 2009, includes employer matching contributions of $1,463, $1,085 and $1,049 allocated to the accounts of Mr. L. Brandt, Mr. Richardson and Mrs. Billings, respectively, under the Company’s 401(k) Plan and dividends paid on ESOP shares of $1,229, $1,121 and $1,127 for the benefit of such individuals, respectively.

(Footnotes continued on following page)

(4)           For 2010, includes director’s fees from the Company and the Bank totaling $23,760 and a refund of excess 401(k) contributions of $2,967.  For 2009, includes director’s fees from the Company and the Bank totaling $24,200.

(5)           For 2010 and 2009, includes secretary’s fees from the Company and the Bank totaling $17,280 and $17,600, respectively.

Grants of Plan-Based Awards

There were no grants of awards pursuant to any of the Company’s plans made to the named executive officers during the year ended December 31, 2010.

Outstanding Equity Awards At Fiscal Year-End

None of our named executive officers had any outstanding equity awards such as unexercised option, stock that has not vested and equity incentive plan awards as of December 31, 2010.

Option Exercises and Stock Vested

None of our named executive officers had any option awards exercised or stock awards acquired on vesting during the year ended December 31, 2010.

Pension Benefits

The Bank has a defined benefit pension plan (“Retirement Plan”) for all full time employees who had attained the age of 21 years and had completed one year of service with the Bank prior to July 1, 2010.  On April 30, 2010, the Board of Directors of the Bank elected to freeze the Retirement Plan effective July 1, 2010, eliminating all future benefit accruals for participants in the Plan and closing the Retirement Plan to new participants as of that date. After July 1, 2010, the Bank will continue to incur costs consisting of administration and Pension Benefit Guaranty Corporation insurance expenses as well as amortization charges based on the funding level of the Retirement Plan.  The level of amortization charges is determined by the Retirement Plan’s funding shortfall, which is determined by comparing plan liabilities to plan assets.   As of October 1, 2010 the Bank announced a benefit distribution restriction which limits the lump sum distribution to no more than 50% of the lump sum distribution amount.  The remaining benefit may be paid as a monthly amount or may be deferred to a later date. This restriction will be lifted once the Plan’s ratio of assets to liabilities becomes at least 80%.  In general prior to July 1, 2010, the Retirement Plan provided for annual benefits payable monthly, in a lump sum, or a partial lump sum with a monthly payment upon retirement at age 65.  At the time an employee retires an actuarial calculation is prepared by the retirement plan company (Pentegra).  This calculation is based on the benefits accrued through the retirement plan during the Team Member’s employment with the Bank as well as market interest rates to determine the value of the retirement benefit.  Under the Retirement Plan, an employee’s benefits are fully vested after five years of service.  A year of service is any year in which an employee works a minimum of 1,000 hours.  Members who have reached age 65 are automatically 100% vested once they have completed one year of employment as defined under the Retirement Plan.  The Retirement Plan also provides for an early retirement option with reduced benefits.  The Retirement Plan also provides for death benefits depending on the age of the participant and the years of service.  Death benefits are paid in a lump sum distribution.

The table below shows the present value of accumulated benefits payable to the named executive officers, including the number of years of credited service, under the Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

Name	Plan Name(1)	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year

Larry J. Brandt, President and Chief Executive Officer	Pentegra Defined Benefit Plan	36	$1,219,000	$—

Tommy W. Richardson, Executive Vice President and Chief Operating Officer	Pentegra Defined Benefit Plan	25	$335,000	$—

Sherri R. Billings, Executive Vice President and Chief Financial Officer	Pentegra Defined Benefit Plan	28	$375,000	$—

(1)           A multiple employer tax-qualified defined benefit plan as defined by ERISA.

(2)           Reflects value as of December 31, 2010.

401(k) Plan

The Company has established a 401(k) Plan whereby substantially all employees participate in the plan.  Employees may contribute up to 75% of their salary subject to certain limits based on federal tax laws.  The Company may make matching contributions.  During the year ended December 31, 2010, the Company made no matching contributions to the 401(k) Plan.

Troubled Asset Relief Program and Capital Purchase Program

On March 6, 2009, as part of the TARP CPP, which was implemented under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company entered into a Letter Agreement with the Treasury pursuant to which the Company agreed to sell 16,500 shares of Series A Preferred Stock to the Treasury, along with a warrant to purchase 321,847 shares of common stock at an initial exercise price of $7.69 per share.  The Treasury currently owns all issued and outstanding Series A Preferred Stock of the Company.  Participation in the CPP required compliance with Section 111 of the EESA, as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), and the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (the “Interim Final Rule”) issued by the Treasury in June 2009 under ARRA.  The Company is subject to the requirements under the Interim Final Rule due to its participation in the CPP.

During the period in which the Treasury holds the shares of Series A Preferred Stock, the Company must observe certain restrictions on executive compensation and corporate governance standards.  The Interim Final Rule prohibits or limits certain components of the Company’s executive compensation program for certain of our executive officers, in addition to other restrictions, including: (i) payment or accrual of annual and long-term incentive compensation, in certain cases, (ii) granting of stock options, (iii) certain retirement benefits; and (iv) potential payments upon termination of employment or change of control (severance payments) that the executive officers or covered employees might otherwise have been eligible to receive.  The Company, Bank and SEOs amended each of the SEO’s employment agreements to comply with the requirements of EESA, as amended.

Employment Agreements

The Company and the Bank (the “Employers”) have employment agreements with Larry J. Brandt, the Company’s President and Chief Executive Officer and the Bank’s Chairman and Chief Executive Officer;

Tommy W. Richardson, the Company’s Executive Vice President and Chief Operating Officer and the Bank’s President and Chief Operating Officer; and Sherri R. Billings, the Company’s and the Bank’s Executive Vice President and Chief Financial Officer, (the “Executives”).  The Employers have agreed to employ the Executives for a term of three years, in each case in their current respective positions.  The employment agreements are reviewed annually by the boards of directors of the Employers, and the term of the Executives’ employment agreements are extended each year for a successive additional one-year period upon approval of the Employers’ board of directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.  The employment agreements were not extended in December 2009 and will expire in December 2011.  Change in control and other similar payments pursuant to the employment agreements are effectively prohibited by the Orders.

Termination of Employment-Related Agreements

As a condition to the First Closing, certain executive officers of the Company and the Bank must agree to terminate their employment agreement with the Company and the Bank effective immediately prior to the First Closing and release the Company and the Bank from any and all claims and issues arising under such employment agreement and such executive’s employment with the Company and the Bank prior to the date of such release.  In addition, as a condition to the First Closing, certain executive officers of the Company and the Bank must agree to terminate their change in control severance agreements with the Company and the Bank effective immediately prior to the First Closing and release the Company and the Bank from any and all claims and issues arising in connection with executive’s employment with the Company and the Bank prior to the date of such release.

Director Compensation

Members of the board of directors of the Bank receive $1,440 per month.  The Senior Chairman of the board of directors of the Bank receives an additional $180 per month for serving in such capacity.  Directors receive the normal monthly payment regardless of attendance.  Members of the board of directors serving on committees do not receive any additional compensation for serving on such committees.  Members of the Board of Directors of the Company receive $540 per month.  The Chairman of the Board of Directors of the Company receives an additional $90 per month for serving in such capacity.

The following table sets forth information concerning compensation paid or accrued by the Company and the Bank to each non-officer member of the Board of Directors of the Company and the board of directors of the Bank during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
John P. Hammerschmidt	$27,000	$—	$—	$—	$27,000
Kenneth C. Savells	$23,760	$—	$—	$—	$23,760
Frank Conner	$23,760	$—	$—	$—	$23,760

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Bank’s lending policy provides that all loans made by the Bank to its directors and officers and their immediate families and related business interests are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  The Bank’s policy provides that such loans may not involve more than the normal risk of collectability or present other unfavorable features.  Pursuant to the Bank’s Lending Policy, loans made to directors and officers and their immediate families and related business interests are approved in the same manner as are loans for all employees, which include an initial approval of Chief Executive Officer, Chief Operating Officer, Chief Lending Officer/Western Division Manager, or the Eastern Division Manager prior to being approved by the loan committee.  All such loans were made by the Bank in accordance with the aforementioned policy.

PROCEDURES FOR REVIEW, APPROVAL OR
RATIFICATION OF RELATED PERSON TRANSACTIONS

Except as described above concerning loans made to insiders, once we become aware of a proposed transaction with a related party, it is referred to our Chief Executive Officer or Chief Financial Officer for consideration to determine whether the related party transaction should be allowed.  Our Chief Executive Officer or Chief Financial Officer then refers the matter to the audit committee.  Pursuant to the Audit Committee Charter, which is available in the Corporate Governance section of our website at www.ffbh.com, proposed transaction will be permitted only if the audit committee approves of the transaction, or ratifies after the fact, the transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of BKD, LLP, our independent registered public accounting firm, are expected to be present at the Special Meeting, will have an opportunity to make a statement, and are expected to be available to respond to questions from stockholders.

STOCKHOLDER PROPOSALS AND STOCKHOLDER
COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any proposal which a stockholder wishes to have included in our proxy materials relating to the next annual meeting of our stockholders was required to be received at our principal executive offices, P.O. Box 550, Harrison, Arkansas 72602 Attention: Tommy Richardson, Secretary, by December 29, 2010.  No such proposal was received by us.

Stockholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article IX.B. of our Articles, which provides that to be properly brought before an annual meeting, business must be (a) properly brought before the meeting by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder’s notice was required to be delivered to, or mailed and received at our principal executive offices not less than 90 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of our stockholders or not later than January 30, 2011 in connection with the next annual meeting of our stockholders. A stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in our Articles.

The Board of Directors has adopted a process by which stockholders may communicate directly with members of the board.  Stockholders who wish to communicate with the board may do so by sending written communications addressed to the Board of Directors, c/o Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.

OTHER MATTERS

The cost of the solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock.  In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

INCORPORATION BY REFERENCE OF FINANCIAL STATEMENTS AND RELATED INFORMATION

The SEC allows us to “incorporate by reference” into this proxy statement other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement.

Our Audited Consolidated Financial Statements (including Notes thereto), are incorporated by reference from Items 8 and 15(a)(1) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2010 are incorporated by reference from Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  Information regarding changes in and disagreements with our accountants on accounting and financial disclosure is incorporated by reference from Item 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  Information regarding quantitative and qualitative disclosures about market risk is incorporated by reference from Item 7A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is included in the materials sent to you with this proxy statement.  In addition, you can obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 from the SEC at its website, www.sec.gov.  Further, upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 without exhibits required to be filed under the 1934 Act.  Such written requests should be directed to Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.

CAUTIONARY AND FORWARD LOOKING STATEMENTS

Cautionary Statement

The issuance of the securities in the transactions described in this proxy statement have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This proxy statement, including the financial and other information required to be disclosed herein, may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated success of the Recapitalization, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.  Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management.  Our actual results may differ materially from those contemplated by the forward-looking statements.  We caution you therefore against relying on any of these forward-looking statements.  These statements are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inability to complete the investment and recapitalization transactions contemplated by the agreement with Bear State; inability to continue as a going concern; management’s ability to effectively execute the Company’s business plan; inability to raise additional capital on acceptable terms, or at all; inability to achieve the higher minimum capital ratios that the Bank has agreed to maintain with the OTS; inability to receive dividends from the Bank and to satisfy obligations as they become due; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; costs and effects of legal and regulatory developments, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on The NASDAQ Global Market; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices.  In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010.  The Company cautions that the foregoing factors are not exclusive.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

YOUR VOTE IS IMPORTANT!  WE URGE YOU TO SIGN AND DATE THE ENCLOSED
PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Tommy W. Richardson
Secretary

Harrison, Arkansas

March 30, 2011

Appendix A

Certificate of Amendment to Articles of Incorporation (Reverse Split)

Form 424 (Revised 12/09) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

Entity Information
The name of the filing entity is: First Federal Bancshares of Arkansas, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:

The date of formation of the entity is: January 25, 1996

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR
☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below.  If the space provided is insufficient, incorporate the additional text by providing an attachment to this form.  Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:
The language set forth on the attached Exhibit A shall be added as a new paragraph between the second and third paragraphs of Article V.

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	, 2011

By:

Signature of authorized person

Larry J. Brandt, President and CEO
Printed or typed name of authorized person (see instructions)

EXHIBIT A

Simultaneously with the effective date of the Certificate of Amendment dated                          , 2011  (the “Effective Date”), all issued and outstanding shares of common stock, $0.01 par value per share (“Existing Common Stock”) shall be and hereby are automatically combined and reclassified as follows: each five (5) shares of Existing Common Stock shall be combined and reclassified (the “Reverse Split”) as one (1) share of issued and outstanding common stock, $0.01 par value per share (“New Common Stock”), provided that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than 5 shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by 5, does not result in a whole number (a “Fractional Share Holder”), such Fractional Share Holder holding such fractional share interest of New Common Stock as a result of the Reverse Split shall be paid cash (without interest and subject to applicable withholding taxes) in an amount determined by the Board of Directors to be the fair value of such fractional share as of the Effective Date.  No Fractional Share Holder shall be entitled to dividends, voting rights or any other rights in respect to any fractional share interest.  The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock to the extent provided herein.  From and after the Effective Date, the term “New Common Stock” as used in this Article V shall mean Common Stock as provided in the Corporation’s Articles of Incorporation, as amended.

Appendix B

Investment Agreement

Execution Copy

INVESTMENT AGREEMENT

dated as of January 27, 2011

by and among

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.,

FIRST FEDERAL BANK

and

BEAR STATE FINANCIAL HOLDINGS, LLC

LIST OF SCHEDULES AND EXHIBITS

Schedule 1.2(d)(ii)(V)(1)(x) — List of Employees with Employment Agreements

Schedule 1.2(d)(ii)(V)(1)(y) — List of Employees with Change of Control Severance Agreements

Schedule 1.2(d)(ii)(S) — New D&O Policies

Schedule 6.3(t) — Knowledge

Company Disclosure Schedules

Exhibit A	—	Form of Warrant

Exhibit B	—	Form of Voting Agreement

Exhibit C-1	—	Form of Termination of Amended and Restated Employment
Agreement and Release

Exhibit C-2	—	Form of Termination of Amended and Restated Change in Control
Severance Agreement and Release

Exhibit D	—	Certificate of Amendment

DEFINED TERMS INDEX

Defined Term	Section No.
Acquisition Agreement	3.2(a)
Action	2.2(g)
Affiliate	6.3(a)
Agency	6.3(b)
Agreement	Preamble
Appraisals	3.1(b)(i)
Appraised Loan	3.1(b)(i)
Appraiser	3.1(b)(i)
Bank	Preamble
Bank Board	1.2(d)(ii)(R)
Bank Charter	2.2(a)(ii)
Basic Subscription Right	3.14(b)
Benefit Plans	2.2(x)(i)
Board of Directors	6.3(d)
Board Recommendation	2.2(d)(i)
Burdensome Condition	1.2(d)(ii)(G)
Business Combination	6.3(g)(ii)
Business Day	6.3(e)
CBCA	1.2(d)(i)(B)
CERCLA	2.2(y)(ii)
Capital Stock	6.3(f)
Capitalization Date	2.2(c)
Certificate of Amendment	6.3(c)
Change in Control	6.3(g)
Closing and Closings	1.2(b)
Closing Date/Closing Dates	1.2(b)
Code	6.3(h)
Common Shares or Common Stock	Recital A
Company	Preamble
Company Account	1.2(c)(iii)
Company Adverse Recommendation Change	3.2(e)
Company Advisor	2.2(cc)
Company Employees	2.2(x)(i)
Company Financial Statements	2.2(h)
Company Insurance Policies	2.2(u)
Company Option	2.2(c)
Company Preferred Stock	2.2(c)
Company Reports	2.2(i)

Defined Term	Section No.
Company Shareholders Meeting	3.4(b)
Company Specified Representations	6.3(i)
Company Subsidiary / Company Subsidiaries	2.2(b)(i)
Competing Transaction	3.2(a)
Confidentiality Agreement	3.3(c)
Continuing Director	6.3(j)
Core Deposits	6.3(k)
Demand Notice	3.12(a)(ii)(A)
Demand Registration Statement	3.12(a)(ii)(A)
Derivative Investments	6.3(l)
Designated Investor Directors	3.5(a)
Disclosure Schedule	6.3(m)
ERISA	2.2(x)(i)
Effective Date	3.12(k)(i)
Effectiveness Deadline	3.12(k)(ii)
Environmental Laws	6.3(n)
Exchange Act	2.2(e)
Executive Officer	6.3(o)
Existing D&O Policies	1.2(d)(ii)(S)
FDI Act	2.2(b)(ii)
FDIC	2.2(b)(ii)
Federal Reserve	2.2(b)(ii)
First Closing	1.2(a)
First Closing Date	1.2(a)
First Purchase Price	1.1(a)
GAAP	6.3(p)
Governmental Consent	6.3(q)
Governmental Entity	6.3(r)
Holder	3.12(k)(ii)
Holders’ Counsel	3.12(k)(iii)
Indemnified Party	5.3(a)
Indemnifying Party	5.3(a)
Indemnitee	3.12(g)(i)
Initiating Holders	3.12(k)(iv)
Insurer	6.3(s)
Intellectual Property Rights	2.2(w)
Interim Financials	2.2(h)
Investment	Recital A
Investment-Based Shareholder Proposals	3.4(b)
Investor	Preamble
Investor Indemnified Parties	5.1(a)
Investor Indemnitee /	3.5(e)

Defined Term	Section No.
Investor Indemnitors
Investor Warrant	Recital A
IT Assets	2.2(w)
Knowledge	6.3(t)
Law	2.2(r)
Legacy Shareholder	3.14(a)
Liens	2.2(d)(ii)
Loan Investor	6.3(u)
Loans	2.2(n)(i)
Losses	6.3(v)
Material Adverse Effect	2.1(a)
Material Contracts	2.2(t)
NASDAQ	1.2(d)(ii)(W)
New D&O Policies	1.2(d)(ii)(S)
New Security	3.8(a)
Nominating Committee	3.5(b)
Non-Qualifying Transaction	6.3(g)(ii)
Nonperforming Assets	6.3(w)
Nonperforming Loans	6.3(x)
Notice of Superior Competing Transaction	3.2(f)(iv)
OFAC	2.2(o)
OTS	1.2(d)(i)(B)
Oversubscription Privilege	3.14(b)
PBGC	2.2(x)(vi)
Parent Corporation	6.3(g)(ii)
Pending Underwritten Offering	3.12(l)
Permitted Transferee	3.5(a)
Permitted Transferee Voting Agreement	3.5(a)
Person	6.3(y)
Piggyback Registration	3.12(a)(iv)
Previously Disclosed	2.1(b)
Proxy Statement	6.3(z)
Purchase Price	1.1(b)
Qualifying Ownership Interest	3.5(a)
Real Estate Owned	3.1(a)(v)
Record Date	3.14(a)
Register/Registered/Registration	3.12(k)(v)
Registrable Securities	3.12(k)(vi)
Registration Expenses	3.12(k)(vii)
Regulatory Agreement	2.2(s)
Representative	3.2(a)
Reverse Stock Split	3.4(b)
Rights	3.14(a)

Defined Term	Section No.
Rights Offering	3.14(a)
Rights Purchase Price	3.14(a)
Rule 144	6.3(aa)
Rule 158 / Rule 159A / Rule 405 / Rule 415	3.12(k)(viii)
SEC	2.1(b)
SEC Guidance	3.12(k)(ix)
Second Closing	1.2(b)
Second Closing Date	1.2(b)
Second Purchase Price	1.1(b)
Selling Expenses	3.12(k)(x)
Shareholder Proposals	3.4(b)
Shelf Registration Statement	3.12(a)(iii)
Special Registration	3.12(i)
Stock Plans	2.2(c)
Subsidiary	6.3(bb)
Superior Competing Transaction	3.2(b)
Surviving Corporation	6.3(g)(ii)
Suspension Period	3.12(d)
TARP Preferred Stock	Recital B
TARP Purchase	Recital B
TARP Warrant	Recital B
Tangible Capital	6.3(cc)
Tax or Taxes	6.3(dd)
Tax Return	6.3(ee)
Termination Amount	4.2(b)
Third Party	3.2(a)
Third Party Claim	5.3(a)
Transaction Documents	6.3(ff)
Treasury	Recital B
Treasury Letter	Recital B
USA PATRIOT Act	2.2(o)
Voting Debt	2.2(c)

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT, dated as of January 27, 2011 (this “Agreement”), is made by and among First Federal Bancshares of Arkansas, Inc., a Texas corporation (the “Company”), First Federal Bank, a federally chartered stock savings and loan association and wholly-owned subsidiary of the Company (the “Bank”), and Bear State Financial Holdings, LLC, an Arkansas limited liability company (the “Investor”).  Except as otherwise specifically provided in this Agreement, all share amounts in this Agreement reflect the completion of the Reverse Stock Split described in Section 3.4(b) of this Agreement.

RECITALS

A.                                   The Investment. The Company intends to issue and sell to the Investor, and the Investor intends to purchase from the Company, up to 18,333,334 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock” or “Common Shares”), at a purchase price of $3.00 per share and a warrant (the “Investor Warrant”) in the form attached hereto as Exhibit A to purchase 2,000,000 Common Shares at an exercise price of $3.00 per share, all on the terms and subject to the conditions described herein (the “Investment”).  Subject to the satisfaction or waiver of the terms and conditions to be satisfied at or prior to the First Closing, a portion of the Common Shares to be purchased pursuant to the Investment shall be purchased, the Investor Warrant shall be issued, at the First Closing and, subject to the satisfaction or waiver of the conditions to be satisfied at or prior to the Second Closing, the remainder of the Common Shares to be purchased pursuant to the Investment shall be purchased at the Second Closing.

B.                                     TARP Purchase. The United States Department of Treasury (the “Treasury”) holds (i) 16,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”) and (ii) a warrant, dated March 6, 2009, to purchase 321,847 shares of the Common Stock at an exercise price of $7.69 per share (the “TARP Warrant”). Neither the number of shares of Common Stock issuable upon exercise of the TARP Warrant nor the exercise price of the TARP Warrant takes into account the completion of the Reverse Stock Split described in Section 3.4(b) of this Agreement.  On the terms and subject to the conditions set forth in a letter dated December 29, 2010 from the Treasury to the Investor (the “Treasury Letter”), the Investor intends to purchase from the Treasury the TARP Preferred Stock, the TARP Warrant and the right to receive any accrued but unpaid dividends of the TARP Preferred Stock (collectively, the “TARP Purchase”), which the Investor intends to then deliver to the Company at the First Closing in partial satisfaction of the First Purchase Price.

C.                                     Shareholder Proposals. In connection with the transactions contemplated hereby, the Company will call a special meeting of its shareholders for the purpose of (i) approving the issuance of Common Shares and the Investor Warrant (including the Common Shares to be issued upon exercise of the Investor Warrant) to the Investor pursuant to the terms and conditions of this Agreement as required pursuant to NASDAQ Marketplace Rules 5635(b), 5635(c) and 5635(d), (ii) approving a 1-for-5 reverse stock split of the Common Shares, and (iii) approving an omnibus incentive compensation plan pursuant to which the Company may issue certain incentive awards to directors, officers and employees of the Company and the Bank as required pursuant to NASDAQ Marketplace Rule 5635(c), all as more fully described in Section 3.4(b) of this Agreement.

D.                                    The Rights Offering. Following the First Closing, the Company will commence the Rights Offering described in Section 3.14 of this Agreement providing Legacy Shareholders with the ability to purchase Common Shares in the Rights Offering at the same price per share paid by the Investor at the First Closing.  Subject to the limitation described in Section 3.14, the Investor will purchase any unsubscribed Common Shares at the Second Closing.

E.                                      Voting Agreements. Each member of the Board of Directors and each “named executive officer” (as described in the Company’s Schedule 14A filed with the SEC on April 28, 2010) that is not otherwise a member of the Board of Directors has entered into a separate voting agreement substantially in the form of Exhibit B hereto whereby each such member of the Board of Directors and each such named executive officer has agreed to vote his or her shares of Common Stock in favor of the Shareholder Proposals.

NOW, THEREFORE, in consideration of the foregoing covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Bank and the Investor hereby agree as follows:

ARTICLE I

PURCHASE; CLOSINGS

1.1                                 Issuance, Sale and Purchase.

(a)                                  At the First Closing, subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Investor, and the Investor agrees to (i) purchase from the Company, free and clear of any Liens, 15,425,262 shares of Common Stock, at a purchase price equal to $3.00 per share, payable by the Investor to the Company (the “First Purchase Price”) and (ii) accept the issuance of the Investor Warrant.

(b)                                 At the Second Closing, subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, free and clear of any Liens, the Common Shares not purchased by the Legacy Shareholders in the Rights Offering at the Rights Offering Purchase Price (the “Second Purchase Price”; and together with the First Purchase Price, the “Purchase Price”).

1.2                                 Closings; Deliverables for Closings; Conditions of Closings.

(a)                                  First Closing.  The closing of the purchase of the Common Shares and the Investor Warrant by the Investor pursuant to Section 1.1(a) (the “First Closing”) shall occur on the second (2nd) Business Day following the satisfaction or waiver of the conditions to the First Closing set forth in Section 1.2(d) (other than those conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or waiver of those conditions) (provided, that the Investor may postpone the First Closing for up to ten (10) Business Days following the satisfaction or waiver of the conditions to the First Closing set forth in Section 1.2(d) if necessary to make a capital call to its members) at the offices of Kutak Rock LLP, 124

West Capitol Avenue, Suite 2000, Little Rock, Arkansas 72201 or such other date or location as agreed in writing by the parties.  The date of the First Closing is referred to as the “First Closing Date.”

(b)                                 Second Closing.  The closing of the purchase of the Common Shares by the Investor pursuant to Section 1.1(b) (the “Second Closing”) shall occur on the date of the closing of the Rights Offering following the satisfaction of the conditions to the Second Closing set forth in Section 1.2(f) (other than those conditions that by their nature are to be satisfied at the Second Closing, but subject to the satisfaction or waiver of those conditions) (provided, that the Investor may postpone the Second Closing for up to ten (10) Business Days following the satisfaction or waiver of the conditions to the Second Closing set forth in Section 1.2(f) if necessary to make a capital call to its members) at the offices of Kutak Rock LLP, 124 West Capitol Avenue, Suite 2000, Little Rock, Arkansas 72201 or such other date or location as agreed in writing by the parties.  The date of the Second Closing is referred to as the “Second Closing Date.”  The term “Closing” shall apply to the First Closing and/or the Second Closing, as applicable and the term “Closings” shall refer to the First Closing and the Second Closing, collectively. The term “Closing Date” shall apply to the First Closing Date and/or the Second Closing Date, as applicable and the term “Closing Dates” shall refer to the First Closing Date and the Second Closing Date, collectively.

(c)                                  First Closing Deliverables.  At the First Closing the parties shall make the following deliveries:

(i)                                     The Company shall deliver to the Investor (A) the number of the Common Shares to be purchased pursuant to Section 1.1(a), registered in the name of the Investor as evidenced by one or more certificates dated the First Closing Date and bearing the appropriate legends as herein provided for and (B) the Investor Warrant, registered in the name of the Investor;

(ii)                                  The Company shall have delivered to the Investor such other documents relating to the purchase and sale of the Common Shares and the Investor Warrant contemplated by this Agreement as the Investor shall have reasonably requested;

(iii)                               The Investor shall deliver to the Company concurrently with the First Closing: (A) the TARP Preferred Stock, the TARP Warrant and evidence satisfactory to the Company of the assignment of the Investor’s right to receive accrued but unpaid dividends on the TARP Preferred Stock, which shall represent $6,000,000 of the First Purchase Price; and (B) by wire transfer of immediately available funds, the balance of the First Purchase Price, which shall represent $40,275,787 of the First Purchase Price, to an account designated by the Company (the “Company Account”) in accordance with payment instructions provided to the Investor by the Company at least one (1) Business Day prior to the First Closing Date; and

(iv)                              The Company shall contribute an amount not less than $39,275,787 (or such lesser amount agreed to in writing by the Investor and the Bank) to the Bank by wire transfer of funds available upon receipt of the First Purchase Price.

(d)                                 First Closing Conditions.

(i)                                     The respective obligations of the Investor and the Company to consummate the First Closing are each subject to the satisfaction or written waiver by the Company and the Investor of the following conditions prior to the First Closing:

(A)                              No provision of any Law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the First Closing or the Second Closing or shall prohibit or restrict the Investor or any of its Affiliates from owning or voting any Common Shares to be purchased pursuant to the Transaction Documents;

(B)                                All Governmental Consents required to have been obtained at or prior to the First Closing Date in connection with the execution and delivery of this Agreement and the other Transaction Documents, the performance by the parties hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect, including, without limitation, (i) approval by the Office of Thrift Supervision (“OTS”) of the Investor’s application for status as a savings and loan holding company under the Home Owners’ Loan Act (including, without limitation, the business plan submitted therewith and the activities described therein) and (ii) receipt of a written non-objection from the OTS in response to the Investor’s change in control notice it files with the OTS under the Change of Bank Control Act of 1978, as amended (the “CBCA”) in connection with the Investment; and

(C)                                The Investment-Based Shareholder Proposals shall have been approved and adopted, the Reverse Stock Split shall have been completed and the Certificate of Amendment shall have been duly filed with the Secretary of State for the State of Texas and shall be in full force and effect.

(ii)                                  The obligation of the Investor to purchase the Common Shares to be purchased by it at the First Closing and the Investor Warrant is also subject to the satisfaction or written waiver by the Investor of the following conditions prior to the First Closing:

(A)                              The representations and warranties of the Company and the Bank set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the First Closing Date as though made on and as of the First Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the Company Specified Representations shall be true and correct in all respects);

(B)                                The Company and the Bank shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by such party on or prior to the First Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Company and the Bank shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects);

(C)                                The Investor shall have received from the Company a certificate evidencing the incorporation and good standing of the Company and each of the Company Subsidiaries as of a date within ten (10) Business Days prior to the First Closing Date;

(D)                               The Investor shall have received a certificate, dated as of the First Closing Date, signed on behalf of the Company and the Bank by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(ii)(A) and Section 1.2(d)(ii)(B) have been satisfied on and as of the First Closing Date;

(E)                                 Reserved;

(F)                                 Prior to the First Closing, the Investor shall have completed the TARP Purchase;

(G)                                There shall not have been any action taken, or, in the Investor’s reasonable discretion, likely to be taken, or any Law enacted, entered, enforced or deemed applicable to the Company or the Company Subsidiaries, the Investor or the transactions contemplated by the Transaction Documents by any Governmental Entity, whether in connection with the Governmental Consents specified in Section 1.2(d)(i)(B) or otherwise, which imposes any restriction or condition which the Investor determines, in the Investor’s reasonable discretion, is materially burdensome or would reduce the benefits of the transactions contemplated hereby to the Investor to such a degree that the Investor would not have entered into the Transaction Documents had such condition or restriction been known to it on the date of this Agreement (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, (1) any increase in the Bank’s required capital or general or specific valuation allowances, (2) any limitation or restriction on the business of the Company or the Bank as it is now being conducted, and (3) any requirement that would impair or delay the Bank’s ability to execute its business plan, shall be deemed a Burdensome Condition;

(H)                               As measured on a date that is within fourteen (14) days of the First Closing Date, the funding shortfall in the Bank’s Pentegra Defined Benefit Plan for Financial Institutions shall not exceed $3,200,000, as determined by Pentegra based on the valuation methodology utilized in Pentegra’s July 1, 2010 Actuarial Valuation and Report;

(I)                                    As measured as of the last day of the month immediately preceding the First Closing Date, the Bank shall have at least $490,000,000 in Core Deposits;

(J)                                   As measured as of the last day of the month immediately preceding the First Closing Date, the Bank’s general valuation allowance shall be at least $23,000,000;

(K)                               As measured as of the last day of the month immediately preceding the First Closing Date, Nonperforming Assets of the Bank shall not exceed $104,000,000;

(L)                                 As independently valued in a manner consistent with the Company’s past practices as of the last day of the month immediately preceding the First Closing Date, the unrealized loss (net of unrealized gain) in the Company’s investment portfolio shall not exceed $3,000,000;

(M)                            As measured as of the last day of the month immediately preceding the First Closing Date, the Bank’s assets classified by the Company, any Company Subsidiary or any Governmental Entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans” or words of similar import, shall not exceed $203,000,000 in an aggregate amount;

(N)                               As measured as of the last day of the month immediately preceding the First Closing Date, Tangible Capital of the Bank shall not be less than $36,000,000;

(O)                               Since the date of this Agreement, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(P)                                 Reserved;

(Q)                               At any time after the date of this Agreement, the Company shall not have agreed to enter into or entered into (1) any agreement or transaction in order to raise capital or (2) any agreement or transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents;

(R)                                Immediately prior to the First Closing, the Board of Directors as well as the board of directors of the Bank (the “Bank Board”) shall have increased the size of the Board of Directors and Bank Board so that each consists of seven (7) seats, and any vacancies resulting from such increase shall remain vacant at the First Closing in order for the Company and the Bank to satisfy their respective obligations in Section 3.5(a) immediately following the First Closing.

Any existing member of the Board of Directors and the Bank Board who will not be among the seven (7) members of each of the Board of Directors and Bank Board immediately following the First Closing shall have tendered his or her conditional resignation from the Board of Directors and the Bank Board, as applicable, to be effective upon the First Closing;

(S)                                 The existing directors and officers liability and errors and omissions insurance policies of the Company, the Bank and any other Company Subsidiary (the “Existing D&O Policies”) shall remain in full force and effect as of the date of this Agreement and shall continue in full force and effect until they expire on March 22, 2011.  Prior to such date, the Company shall have obtained, and caused the Company Subsidiaries to obtain, from its existing insurance carrier or such other insurance carriers believed to be financially sound and reputable, policies of directors and officers liability and errors and omissions insurance coverage (the “New D&O Policies”), on terms and with limitations and with premiums no less favorable than as set forth on Schedule 1.2(d)(ii)(S);

(T)                                The Investor shall have received (1) a certificate signed on behalf of the Company by a senior executive officer of the Company, dated as of the First Closing Date, certifying as true, correct and complete (x) the resolutions adopted by the Board of Directors (or a duly authorized committee thereof) and the Company’s shareholders approving the transactions contemplated by the Transaction Documents, (y) the current versions of the Articles of Incorporation, as amended, and bylaws, as amended, of the Company and (z) as to the signatures and authority of the individuals signing this Agreement and related documents on behalf of the Company, and (2) a certificate signed on behalf of the Bank by a senior executive officer of the Bank, dated as of the First Closing Date, certifying as true, correct and complete (x) the resolutions adopted by the Bank Board (or a duly authorized committee thereof) and the Company, as the Bank’s sole shareholder, approving the transactions contemplated by the Transaction Documents, (y) the current version of the Bank Charter, as amended, and the Bank’s bylaws, as amended, and (z) as to the signatures and authority of the individuals signing this Agreement and related documents on behalf of the Bank;

(U)                               The Investor shall have received a certificate signed on behalf of the Company by its chief executive officer, chief operating officer and chief financial officer, dated as of the First Closing Date, certifying that the conditions set forth in Sections 1.2(d)(ii)(H), (I), (J), (K), (L), (M), (N) and (O) have been satisfied;

(V)                                (1) No later than thirty (30) days after the date of this Agreement, the Company shall have caused (x) each of the executives identified on Schedule 1.2(d)(ii)(V)(1)(x) to execute an agreement, in the form attached hereto as Exhibit C-1, whereby each such executive agrees to terminate his or her employment agreement effective immediately prior to the First Closing and release the Company and the Bank from any and all claims and issues arising under such employment agreement and such executive’s employment with the Company and the Bank prior to the date of such release and (y) each of the executives identified on Schedule 1.2(d)(ii)(V)(1)(y) to execute an agreement, in the form attached hereto as Exhibit C-2, whereby each such executive agrees to terminate his or her change in control severance agreement effective immediately prior to the First Closing and release the Company and the Bank from any and all claims and issues arising in connection with executive’s employment with the Company and the Bank prior to the date of such release; and (2) prior to the First Closing, the Company shall take all acts as are necessary or advisable to ensure that neither the transactions contemplated by the Transaction Documents nor the distribution of Common Shares to the Investor’s members pursuant to the terms of the Investor’s operating agreement shall result in or accelerate any payment or severance benefit becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary with such acts including, but not limited to, the amendment of any Benefit Plans or other agreements and arrangements; and

(W)                           The Common Stock, including the Common Shares issued hereunder, (1) shall be designated for listing and quotation on the NASDAQ Stock Market (“NASDAQ”) and (2) shall not have been suspended, as of the First Closing Date, by the SEC or NASDAQ from trading on the NASDAQ.

(iii)                               The obligation of the Company hereunder to issue and sell the Common Shares to the Investor at the First Closing and the Investor Warrant is subject to the satisfaction or written waiver by the Company of the following conditions prior to the First Closing:

(A)                              The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the First Closing Date as though made on and as of the First Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein), individually or in the aggregate, would not materially adversely affect the ability of the Investor to perform its obligations hereunder;

(B)                                The Investor shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the First Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Investor shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects); and

(C)                                The Company shall have received a certificate, dated as of the First Closing Date, from the Investor signed on behalf of the Investor by an authorized agent of the Investor certifying to the effect that the conditions set forth in Section 1.2(d)(iii)(A) and Section 1.2(d)(iii)(B) have been satisfied.

(e)                                  Second Closing Deliverables.  At the Second Closing the parties shall make the following deliveries:

(i)                                                             The Company shall deliver to the Investor the number of the Common Shares to be purchased pursuant to Section 1.1(b), registered in the name of the Investor as evidenced by one or more certificates dated the Second Closing Date and bearing the appropriate legends as herein provided for;

(ii)                                                          The Company shall deliver to the Investor such other documents relating to the purchase and sale of the Common Shares contemplated by this Agreement as the Investor shall have reasonably requested in connection with the Second Closing;

(iii)                                                       The Investor shall deliver concurrently with the Second Closing the Second Purchase Price by wire transfer of immediately available funds to the Company Account; and

(iv)                                                      The Company shall contribute the aggregate amount of the Second Purchase Price (or such lesser amount agreed to in writing by the Investor) to the Bank by wire transfer of funds available upon receipt of the Second Purchase Price.

(f)                                    Second Closing Conditions.

(i)                                     The respective obligations of the Investor and the Company to consummate the Second Closing are each subject to the satisfaction or written waiver by the Company and the Investor of the following conditions prior to the Second Closing:

(A)                              The First Closing shall have been consummated in accordance with the terms of this Agreement;

(B)                                The Rights Offering shall have been consummated in accordance with the terms of this Agreement;

(C)                                The Company shall have received (or shall receive concurrently with the Second Closing) proceeds from the sale of the Common Shares pursuant to the Investment and the Rights Offering, in each case at the purchase prices set forth herein and at a price per share of $3.00, in an aggregate amount of not less than $55,000,000; provided that, notwithstanding anything in this Agreement to the contrary, the Investor will not be required to purchase Common Shares in connection with its backstop commitment in the Rights Offering to the extent doing so would cause the Investor to own more than 94.9% of the Common Shares outstanding immediately after giving affect to the transactions contemplated by the Transaction Documents (including the acquisition of Common Shares by Legacy Shareholders in the Rights Offering); and

(D)                               No provision of any Law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Second Closing or shall prohibit or restrict the Investor from owning or voting any Common Shares to be purchased pursuant to the Transaction Documents.

(ii)                                  The obligation of the Investor to purchase the Common Shares to be purchased by it at the Second Closing is also subject to the satisfaction or written waiver by the Investor of the following conditions prior to the Second Closing:

(A)                              The representations and warranties of the Company and the Bank set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Second Closing Date as though made on and as of the Second Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the Company Specified Representations shall be true and correct in all respects);

(B)                                The Company and the Bank shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by such party on or prior to the Second Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Company and the Bank shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects);

(C)                                The Investor shall have received from the Company a certificate evidencing the incorporation and good standing of the Company and each of the Company Subsidiaries as of a date within ten (10) Business Days before the Second Closing Date;

(D)                               The Investor shall have received a certificate, dated as of the Second Closing Date, signed on behalf of the Company and the Bank by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(f)(ii)(A) and Section 1.2(f)(ii)(B) have been satisfied on and as of the Second Closing Date;

(E)                                 As measured as of the last day of the month immediately preceding the Second Closing Date, the Bank shall have at least $490,000,000 in Core Deposits;

(F)                                 As measured as of the last day of the month immediately preceding the Second Closing Date, the Bank’s general valuation allowance shall be at least $23,000,000;

(G)                                As measured as of the last day of the month immediately preceding the Second Closing Date, Nonperforming Assets of the Bank shall not exceed $104,000,000;

(H)                               As independently valued in a manner consistent with the Company’s past practices as of the last day of the month immediately preceding the Second Closing Date, the unrealized loss (net of unrealized gain) in the Company’s investment portfolio shall not exceed $3,000,000;

(I)                                    As measured as of the last day of the month immediately preceding the Second Closing Date, the Bank’s assets classified by the Company, any Company Subsidiary or any Governmental Entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans” or words of similar import, shall not exceed $203,000,000 in an aggregate amount;

(J)                                   As measured as of the last day of the month immediately preceding the Second Closing Date, Tangible Capital of the Bank shall not be less than $36,000,000;

(K)                               As measured on a date that is within fourteen (14) days of the Second Closing Date, the funding shortfall in the Bank’s Pentegra Defined Benefit Plan for Financial Institutions shall not exceed $3,200,000, as determined by Pentegra based on the valuation methodology utilized in Pentegra’s July 1, 2010 Actuarial Valuation and Report;

(L)                                 Since the date of this Agreement, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect; and

(M)                            The Investor shall have received a certificate signed on behalf of the Company by its chief executive officer, chief operating officer and chief financial officer, dated as of the Second Closing Date, certifying that the conditions set forth in Sections 1.2(f)(ii)(F), (G), (H), (I), (J), (K), and (L) have been satisfied.

(iii)                               The obligations of the Company hereunder to issue and sell the Common Shares to the Investor at the Second Closing is subject to the satisfaction or written waiver by the Company of the following conditions prior to the Second Closing:

(A)                              The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Second Closing Date as though made on and as of the Second Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein), individually or in the aggregate, would not materially adversely affect the ability of the Investor to perform its obligations hereunder;

(B)                                The Investor shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the Second Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Investor shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects).

(C)                                The Company shall have received a certificate, dated as of the Second Closing Date, from the Investor signed on behalf of the Investor by an authorized agent of the Investor certifying to the effect that the conditions set forth in Section 1.2(f)(iii)(A) and Section 1.2(f)(iii)(B) have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1                                 Certain Terms.

(a)                                  As used in this Agreement, the term “Material Adverse Effect” means any fact, event, change, condition, development, circumstance or effect that, individually or in the aggregate, (i) is material and adverse to the assets, properties, liabilities, business, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) would materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its obligations under the Transaction Documents to consummate either of the Closings or any of the transactions contemplated hereby or thereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes after the date of this Agreement in banking, savings institution and similar laws of general applicability or interpretations thereof by a Governmental Entity, (b) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks, savings institutions and their holding companies generally, (c) changes after the date of this Agreement in general economic conditions affecting banks, savings institutions and their holding companies generally, or (d) the effects of any action or omission taken with the prior written consent of the Investor or as otherwise required by this Agreement, provided that the effect of such changes described in clauses (a), (b) and (c) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact (if any) they have on the Company as measured relative to similarly situated companies in the banking industry.

(b)                                 As used in this Agreement, the term “Previously Disclosed” with regard to (1) any party means information set forth on its Disclosure Schedule corresponding or responsive to the indicated section of this Agreement to which such information relates, provided, however, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other section of this Agreement and (2) the Company includes information publicly disclosed by the Company and available prior to the date of this Agreement in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed by it with the Securities and Exchange Commission (the “SEC”), (B) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, as filed by it with the SEC or (C) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2010 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature). Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

2.2                                 Representations and Warranties of the Company.  Except as Previously Disclosed (other than with respect to Sections 2.2(a), 2.2(d)(i), 2.2(d)(iii), 2.2(e), 2.2(g), 2.2(l), 2.2(o), 2.2(p), 2.2(v), 2.2(w), 2.2(y), 2.2(bb), 2.2(dd), 2.2(ee), 2.2(gg), 2.2(hh), 2.2(ii) and 2.2(jj)), the Company and the Bank, jointly and severally, hereby represent and warrant to the Investor, as of the date of this Agreement and, with respect to the First Closing, the First Closing Date and, with respect to the Second Closing, the Second Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a)                                  Organization and Authority.

(i)                                     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is a unitary savings and loan holding company duly registered under the Home Owners’ Loan Act.  The Company has the corporate power and authority to own or lease all of the properties and assets owned or leased by it and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions (A) in which the nature of the activities conducted by the Company requires such qualification and (B) in which the Company owns or leases real property, other than such failures that have not had, and would not reasonably be expected to have, a Material Adverse Effect. The Articles of Incorporation of the Company comply in all material respects with applicable Law. A complete and correct copy of the Articles of Incorporation and bylaws of the Company, as amended and as currently in effect, has been delivered or made available to the Investor.

(ii)                                  The Bank is a wholly owned subsidiary of the Company and is a federally chartered stock savings and loan association duly organized, validly existing and in good standing under the Home Owners’ Loan Act.  The Bank has the corporate power and authority to own or lease all of the properties and assets owned or leased by it and to carry on its business as it is now being conducted. The Bank is duly licensed or qualified to do business and in good standing in all jurisdictions (A) in which the nature of the activities conducted by the Bank requires such qualification and (B) in which the Bank owns or leases real property, other than such failures that have not had, and would not reasonably be expected to have, a Material Adverse Effect. The charter of the Bank (the “Bank Charter”) complies in all material respects with applicable Law. A complete and correct copy of the Bank Charter and the bylaws of the Bank, as amended and as currently in effect, has been delivered or made available to the Investor.

(b)                                 Company Subsidiaries.

(i)                                     The Company has Previously Disclosed a complete and correct list of all of its direct and indirect subsidiaries (each a “Company Subsidiary” and collectively the “Company Subsidiaries”). Each of the Company Subsidiaries (other than the Bank) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such Company Subsidiary has the corporate power and authority to own or lease all of the properties and assets owned or leased by it and to carry on its business as it is now being conducted. Each such Company Subsidiary is duly licensed or qualified to do business and in good standing as a foreign corporation or other legal entity in all jurisdictions (A) in which the nature of the activities conducted by such Company Subsidiary requires such qualification and (B) in which such Company Subsidiary owns or leases real property, other than such failures that have not had, and would not reasonably be expected to have, a Material Adverse Effect. The articles or certificate of incorporation, certificate of trust or similar governing document of each Company Subsidiary (other than the Bank) complies in all material respects with applicable Law.  Complete and correct copies of the articles or certificate of incorporation, certificate of trust or similar governing document and the bylaws or similar governing document of each Company Subsidiary (other than the Bank), as amended and as currently in effect, have been delivered or made available to the Investor.

(ii)                                  Except for the Company Subsidiaries or as set forth on Schedule 2.2(b)(ii), the Company does not own beneficially, directly or indirectly, any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture or similar arrangement. The Company owns, directly or indirectly, all of its interests in each Company Subsidiary free and clear of any and all Liens. The OTS is the Bank’s chartering authority and primary regulator. The Bank is subject to reserve requirements established by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and is a member of the Federal Home Loan Bank of Dallas. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”) and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. No proceedings for the termination or revocation of such FDIC insurance are pending or, to the Knowledge of the Company, threatened. The Company beneficially owns all of the outstanding capital securities and has sole control of the Bank.

(c)                                  Capitalization. The authorized Capital Stock of the Company consists of (i) 30,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock (the “Company Preferred Stock”).  As of the close of business on January 27, 2011 (the “Capitalization Date”), there were 4,846,785 shares of Common Stock outstanding and 16,500 shares of TARP Preferred Stock outstanding. In addition, the TARP Warrant allows for the purchase of 321,847 shares of Common Stock by Treasury at an exercise price of $7.69 per share. Since the Capitalization Date and through the date of this Agreement, except in connection with the Transaction Documents and the transactions contemplated hereby and thereby, including the Investment, the TARP Purchase and the Rights Offering, neither the Company nor any Company Subsidiary has (i) issued or authorized the issuance of any shares of its Capital Stock, or any securities convertible into or exchangeable or exercisable for shares of its Capital Stock, (ii) reserved for issuance any shares of its Capital Stock or (iii) repurchased, redeemed or otherwise acquired, or authorized the repurchase, redemption or other acquisition of, any shares of its Capital Stock.  As of the close of business on the Capitalization Date, other than in respect of the TARP Preferred Stock, the TARP Warrant and awards outstanding under or pursuant to the Benefit Plans pursuant to which Company Options exercisable into 13,832 shares of Common Stock remain outstanding, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. All issued and outstanding shares of Capital Stock of the Company Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of Capital Stock or other securities of the Company or any of the Company Subsidiaries was issued, sold or offered by the Company or any Company Subsidiary in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction, or any applicable securities laws in the relevant jurisdictions outside of the United States. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company or any Company Subsidiary may vote (“Voting Debt”) are issued and outstanding. Schedule 2.2(c) sets forth the following information with respect to each outstanding option to purchase shares of Common Stock (a “Company Option”) under the Company’s Management Recognition and Retention Plan (the “Stock Plans”) which is true and correct as of the Capitalization Date: (A) the name and, to the Knowledge of the Company, the country and state of residence of each holder of Company Options; (B) the number of shares of Common Stock subject to such Company Option, and as applicable for each Company Option, the date of grant, exercise price, number of shares vested or not otherwise subject to repurchase rights, reacquisition rights or other applicable restrictions as of the Capitalization Date, vesting schedule or schedule providing for the lapse of repurchase rights, reacquisition rights or other applicable restrictions, the type of Company Option and the Stock Plan or other plan under which such Company Options were granted or purchased; and (C) whether, in the case of a Company Option, such Company Option is an Incentive Stock Option (within the meaning of the Code). The Company has made available to the Investor copies of each form of stock option agreement evidencing outstanding Company Options and has also delivered any other stock option agreements to the extent there are variations from the form of agreement, specifically identifying the holder(s) to whom such variant forms apply. As of the Capitalization Date, an aggregate of 555,527 shares of Common Stock are held for the benefit of participants in the Company’s Employees’ Savings & Profit Sharing Plan & Trust, all of which are issued and outstanding as of the Capitalization Date. Except for (x) the outstanding Company Options described in this Section 2.2(c) and listed on Schedule 2.2(c) and (y) as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of Capital Stock of the Company (including any rights plan or agreement). The Company has Previously Disclosed all shares of Company Capital Stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2009 and all dividends or other distributions that have been declared, set aside, made or paid to the shareholders of the Company since that date. Each Company Option under the Stock Plans (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Stock Plans pursuant to which it was issued, (ii) has an exercise price equal to or greater than the fair market value of a share of Common Stock at the close of business on the date of such grant, (iii) has a grant date identical to or following the date on which the Company’s Board of Directors or compensation committee actually awarded such Company Option, (iv) otherwise is exempt from or complies with Section 409A of the Code so that the recipient of such Company Option is not subject to the additional taxes and interest pursuant to Section 409A of the Code and (v) except for disqualifying dispositions, qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s tax returns and the Company’s financial statements, respectively. Following consummation of the TARP Purchase, there will be no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of Common Shares pursuant to the transactions contemplated by the Transaction Documents.

(d)                                 Authorization; Compliance with Other Instruments; Other Contracts.

(i)                                     Each of the Company and the Bank has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Except for authorization by shareholder approval of the Shareholder Proposals as contemplated by this Agreement, the execution, delivery and performance by the Company and the Bank of this Agreement and the other Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and the Bank, as applicable, and no further approval or authorization is required on the part of the Company, the Bank or their respective shareholders (other than the Shareholder Proposals). As of the date of this Agreement, the Board of Directors and the Bank Board have unanimously approved this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, as applicable, including the Investment, the Reverse Stock Split and the Rights Offering. As of the date of this Agreement and subject to Section 3.2 hereof, the Board of Directors has unanimously approved and recommended to the Company’s shareholders that such shareholders approve the Shareholder Proposals (the “Board Recommendation”).  This Agreement has been, and the other Transaction Documents and the Investor Warrant will have been at the First Closing, duly and validly executed and delivered by the Company and the Bank, as applicable, and, assuming due authorization, execution and delivery by the Investor, are, or in the case of documents executed after the date of this Agreement, will be, upon execution, the valid and binding obligations of the Company and the Bank enforceable in accordance with their respective terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)                                  Neither the execution, delivery and performance by the Company or the Bank of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company and the Bank with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (“Liens”) upon any of the material properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of (1) the articles of incorporation or bylaws (or similar governing documents) of the Company and each Company Subsidiary or (2) any Material Contract, or (B) subject to receipt of the Governmental Consents referred to in Section 2.2(f), violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets.

(iii)                               The only vote of the shareholders of the Company required to approve the Shareholder Proposals is the affirmative vote of the holders of not less than a majority of the outstanding Common Shares. No other vote of any class or series of securities of the Company or the Bank is required to approve the Investment, the Shareholder Proposals, the Transaction Documents or to consummate the transactions contemplated hereby or thereby.

(e)                                  Proxy Statement.  The Proxy Statement will not have, at the date of mailing to shareholders and at the time of the meeting of shareholders to be held in connection with the Shareholder Proposals, contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of each of the dates in the foregoing sentence, the Proxy Statement will have complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC thereunder.  The Board of Directors will unanimously recommend that the shareholders entitled to vote thereon vote in favor of each of the Shareholder Proposals.

(f)                                    Governmental Consents.  Except as set forth on Schedule 2.2(f), no Governmental Consents are necessary for the execution and delivery of the Transaction Documents by the Company or the Bank or for the consummation by the Company or the Bank of the transactions contemplated hereby and thereby.

(g)                                 Litigation and Other Proceedings.  Except as described on Schedule 2.2(g), there is no pending or, to the Knowledge of the Company, threatened, claim, action, suit, arbitration, complaint, charge, investigation or proceeding (each an “Action”), against the Company or any Company Subsidiary or any of its assets, rights or properties, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any court, arbitrator or Governmental Entity.  There is no Action by the Company or any Company Subsidiary pending or which the Company or any Company Subsidiary intends to initiate (other than claims which may be brought in the ordinary course of business, including collections claims). No director or Executive Officer of the Company or any Company Subsidiary is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty as of the date hereof. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC, the OTS or the FDIC involving the Company, any Company Subsidiary or any current or former director or Executive Officer of the Company or any Company Subsidiary.

(h)                                 Financial Statements.  Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, operations, changes in shareholders’ equity and cash flows, together with the notes thereto, included in any Company Report filed with the SEC prior to the date of this Agreement, and the unaudited consolidated balance sheets of the Company and the Company Subsidiaries as of September 30, 2010 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the period ended September 30, 2010, together with the notes thereto, included in the Company’s Form 10-Q filed with the SEC on November 30, 2010 (the “Interim Financials” and, collectively, the “Company Financial Statements”), (i) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (ii) to the extent filed with the SEC, complied, as of their respective date of such filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP applied on a consistent basis and (iv) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and normal and recurring year-end audit adjustments not material to the financial condition of the Company and the Company Subsidiaries in the case of the Interim Financials).  The books and records of the Company and the Company Subsidiaries in all material respects have been, and are being, maintained in accordance with applicable Law and accounting requirements and reflect only actual transactions.  No accounting firm has resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(i)                                     Reports.  Since December 31, 2007, other than the Quarterly Report on Form 10-Q for the period ended September 30, 2010, the Company and each Company Subsidiary have timely filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. There are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report that were enumerated within such report or otherwise were the subject of written correspondence with respect thereto. The Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and, as of the date of each such Company Report filed with or furnished to the SEC, or if amended prior to the date of this Agreement, as of the date of such amendment, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. Copies of all of the Company Reports not otherwise publicly filed have, to the extent allowed by applicable Law, been made available to the Investor by the Company.

(j)                                     Internal Accounting and Disclosure Controls.  Except as described on Schedule 2.2(j), the records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom). The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, the Company has no Knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the reports required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2007, (1) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (2) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(k)                                  Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of the Company Subsidiaries and an unconsolidated or other Affiliated entity that is not reflected on the Company Financial Statements.

(l)                                     Risk Management Instruments.  Neither the Company nor any Company Subsidiary is a party to any Derivative Instrument.

(m)                               No Undisclosed Liabilities.  Except as set forth on Schedule 2.2(m), there are no material liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities adequately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet for the year ended December 31, 2009, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2009.

(n)                                 Loans.

(i)                                     Except as set forth on Schedule 2.2(n)(i), as of the date hereof, none of the Company or any Company Subsidiary is a party to any written or oral (A) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), other than any Loan the unpaid principal balance of which does not exceed $50,000, under the terms of which the obligor was, as of the last day of the month immediately preceding the date of this Agreement, over ninety (90) days delinquent in payment of principal or interest or in default of any other provision, or (B) Loan in excess of $50,000 with any director, executive officer or five percent (5%) or greater shareholder of the Company or any Company Subsidiary, or, to the Knowledge of the Company, any Affiliate of the foregoing. Schedule 2.2(n)(i) sets forth (x) all of the Loans in an original principal amount in excess of $50,000 of the Company or any Company Subsidiary that as of the last day of the month immediately preceding the date of this Agreement were classified by the Company, any Company Subsidiary or any Governmental Entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan as of the last day of the month immediately preceding the date of this Agreement and the identity of the borrower thereunder, (y) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and the Company Subsidiaries that as of the last day of the month immediately preceding the date of this Agreement were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of the last day of the month immediately preceding the date of this Agreement, and (z) each asset of the Company or any Company Subsidiary that as of the last day of the month immediately preceding the date of this Agreement was classified as “Real Estate Owned” and the book value thereof.

(ii)                                  Except as described in Schedule 2.2(n)(ii), each outstanding Loan of the Company or any Company Subsidiary in original principal amount in excess of $10,000 (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent secured, has been secured by valid Liens which have been perfected and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii)          Except as described in Schedule 2.2(n)(iii), the Company and each of the Company Subsidiaries have complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary has satisfied, in all material respects, (A) all Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

(iv)          Except as set forth on Schedule 2.2(n)(iv), none of the agreements pursuant to which the Company, the Bank or any of the Company Subsidiaries has sold Loans or participations in Loans contains any obligation by such party to repurchase such Loans or interests therein.  Neither the Company, nor the Bank or any of the Company Subsidiaries has sold pools of Loans or participations in pools of Loans.

(v)           Each of the Company, the Bank and the Company Subsidiaries, as applicable, is approved by and is in good standing with all Agencies.

(vi)          None of the Company, the Bank or any Company Subsidiary is now nor has it ever been since December 31, 2006 subject to any fine, suspension, settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Agency. Except as set forth on Schedule 2.2(n)(vi), no Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or any of the Company Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of the Company Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing material restrictions on the activities (including commitment authority) of the Company or any of the Company Subsidiaries or (iii) indicated in writing to the Company or any of the Company Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of the Company Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of the Company Subsidiaries’ compliance with Laws.

(vii)         As of December 31, 2010, the Bank’s Core Deposits were $515,323,000.

(viii)        As of December 31, 2010, the Bank’s general valuation allowance was $23,022,000.

(ix)           As of December 31, 2010, the Bank’s Nonperforming Assets were $99,312,000.

(x)            As of December 31, 2010, the Company’s investment portfolio was composed entirely of available for sale securities with an amortized cost of $85,426,000 and market value of $83,106,000 for a net unrealized loss of $2,320,000.  Gross unrealized gains were $165,000 and gross unrealized losses were $2,485,000.  The effect of the unrealized loss on book equity through accumulated other comprehensive income was a $2,320,000 decrease, which represents the entire unrealized loss as a valuation allowance was recorded for the entire tax effect of $888,000.

(xi)           As of December 31, 2010, the Bank’s assets classified by the Company, any Company Subsidiary or any Governmental Entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans” or words of similar import, were $194,219,000 in an aggregate amount.

(xii)          As of December 31, 2010, the Bank’s Tangible Capital was $38,031,000.

(o)           Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information.  The Company is not aware of, has not been advised of, and, to the Company’s Knowledge, has no reason to believe that any facts or circumstances exist that would cause it or any Company Subsidiary to be deemed to be (i) not operating in compliance, in all material respects, with the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), any order or regulation issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or any other applicable anti-money laundering or anti-terrorist-financing statute, rule or regulation; or (ii) not operating in compliance in all material respects with the applicable privacy and customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder.  The Company is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause it to undertake any material remedial action.  The Company and each of the Company Subsidiaries have adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and they have complied in all respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder. The Company will not knowingly directly or indirectly use the proceeds of the sale of the Common Shares pursuant to transactions contemplated by the Transaction Documents, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other Person, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(p)           Certain Payments.  Neither the Company nor any of the Company Subsidiaries, nor any director, Executive Officer, nor to the Knowledge of the Company, employee or any of their Affiliates or any other Person who to the Knowledge of the Company is associated with or acting on behalf of the Company or any of the Company Subsidiaries has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business for the Company or any of the Company Subsidiaries, (B) to pay for favorable treatment for business secured by the Company or any of the Company Subsidiaries, (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of the Company Subsidiaries, or (D) in violation of any Law, or (ii) established or maintained any fund or asset with respect to the Company or any of the Company Subsidiaries that was required to have been and was not recorded in the books and records of the Company or any of the Company Subsidiaries.

(q)           Absence of Certain Changes.  Since December 31, 2009 and except as Previously Disclosed, (i) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business and consistent with past practice, (ii) none of the Company or any Company Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business consistent with past practice (including FHLB loans incurred in the ordinary course of business), (iii) except for publicly disclosed ordinary dividends on its Capital Stock or as expressly contemplated by this Agreement, neither the Company nor any Company Subsidiary has made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its Capital Stock, (iv) no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have a Material Adverse Effect and (v) except as set forth on Schedule 2.2(q), no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any Material Contract to which the Company or any Company Subsidiary is a party.

(r)            Compliance with Laws.  The Company and the Company Subsidiaries have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective business as presently conducted and presently proposed to be conducted.  Except as Previously Disclosed, the Company and the Company Subsidiaries have complied in all material respects and (i) are not in any material respect in default or violation of, (ii) are not under investigation with respect to, and (iii) have not been, to the Knowledge of the Company, threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”).  Except for statutory or regulatory restrictions of general application or as Previously Disclosed, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of the Company Subsidiaries, and, as of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(s)           Agreements with Regulatory Agencies.  Except as Previously Disclosed, the Company and the Company Subsidiaries (i) are not subject to any cease-and-desist or other similar order or enforcement action issued by, (ii) are not a party to any written agreement, consent agreement or memorandum of understanding with, (iii) are not a party to any commitment letter or similar undertaking to, (iv) are not subject to any capital directive by, since December 31, 2007, and (v) each of the Company and the Company Subsidiaries has not adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of the Company Subsidiaries been advised since December 31, 2007 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement, except as Previously Disclosed. The Company and the Company Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which they are party or subject, and the Company and the Company Subsidiaries have not received any notice from any Governmental Entity indicating that either the Company or any of the Company Subsidiaries is not in compliance in all material respects with any such Regulatory Agreement.

(t)            Contracts.  Except as Previously Disclosed or as set forth on Schedule 2.2(t), neither the Company nor any Company Subsidiary is a party to any contract or agreement:

(i)            relating to indebtedness for borrowed money, letters of credit, capital lease obligations, indenture, deed of trust, obligations secured by a Lien or interest rate or currency hedging agreements pursuant to which a Company or a Company Subsidiary is a debtor and the outstanding principal balance of which as of the date hereof exceeds $50,000;

(ii)           that constitutes a collective bargaining or other arrangement with any labor union;

(iii)          that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;

(iv)          subject to Section 2.2(t)(viii) below, that is a lease or agreement involving aggregate consideration in excess of $50,000 under which the Company or any of the Company Subsidiaries is lessee of, or holds or operates, any real or personal property owned by any other Person;

(v)           that is a lease or agreement involving aggregate consideration in excess of $50,000 under which the Company or any of the Company Subsidiaries is lessor of, or permits any Person to hold or operate, any real or personal property owned or controlled by the Company or any of the Company Subsidiaries;

(vi)          limiting the ability of the Company or any of the Company Subsidiaries to engage, in any material respect, in any line of business or to compete, whether by restricting territories, customers or otherwise, or in any other material respect, with any Person;

(vii)         that is a settlement, conciliation or similar agreement, the performance of which will involve payment after the First Closing Date of consideration in excess of $50,000;

(viii)        that relates to Intellectual Property Rights (other than a license granted to the Company or a Company Subsidiary for commercially available software licensed on standard terms with a total replacement cost of less than $50,000);

(ix)           that concerns the sale of any material portion of the Company’s or a Company Subsidiary’s business or assets or the acquisition of any material business or assets, which is not yet complete or contains any continuing obligations of the Company or any Company Subsidiary (other than sales of loans in the ordinary course of business and consistent with past practice);

(x)            that concerns a partnership, joint venture or similar arrangement;

(xi)           that involves aggregate consideration liability in excess of $50,000 and which, in each case, cannot be cancelled without penalty or without more than ninety (90) days’ notice;

(xii)          that concerns any hedge, collar, option, forward purchasing, swap, derivative or similar agreement, understanding or undertaking;

(xiii)         with any former or current officer, director, employee or consultant that is currently in effect or provides for an existing or future obligation of the Company or a Company Subsidiary to any other Person;

(xiv)        that grants a right of first refusal or right of first offer with respect to any material assets or properties of the Company or any Company Subsidiary; and

(xv)         any other note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument, obligation or understanding to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary, or any of the properties or assets of the Company or any Company Subsidiary may be subject that is material to the Company or any of the Company Subsidiaries or their respective operations.

Each contract or agreement Previously Disclosed in accordance with this Section 2.2(t) (collectively, the “Material Contracts”), is (i) legal, valid and binding on the Company and the Company Subsidiaries which are a party to such contract, (ii) is in full force and effect and enforceable in accordance with its terms and, (iii) except as disclosed in Schedule 2.2(t), will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by the Transaction Documents. Neither the Company nor any of the Company Subsidiaries, nor to the Company’s Knowledge, any other party thereto is in default under any Material Contract.  No benefits or obligations under any Material Contract will be increased, and no vesting of any benefits or obligations under any Material Contract will be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents, nor will the value of any of the benefits or obligations under any Material Contract be calculated on the basis of any of the transactions contemplated by the Transaction Documents.  The Company and the Company Subsidiaries, and to the Knowledge of the Company, each of the other parties thereto, have performed in all material respects all material obligations required to be performed by them under each Material Contract, and to the Knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a material breach or default or permit termination, modification, or acceleration, under the Material Contract, and no party thereto has repudiated or, to the Knowledge of the Company, threatened to repudiate any provision of such Material Contract.  Neither the Company nor any Company Subsidiary has received notice of any breach or default under a Material Contract.

(u)           Insurance.  The Company and each of the Company Subsidiaries maintain, and have maintained for the two (2) years prior to the date of this Agreement, insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the management of Company and the Company Subsidiaries reasonably believe are prudent, are of the type customary in the business and location in which the Company and the Company Subsidiaries are engaged, are required by any contract to which the Company or any Company Subsidiary is a party or by which any of their respective assets or properties is bound, and are adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and any Company Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business.  True, correct and complete copies of all policies and binders of insurance currently maintained in respect of the assets, properties, business, operations, employees, officers or directors of the Company and the Company Subsidiaries and which are identified with respective expiration dates on Schedule 2.2(u) (collectively, the “Company Insurance Policies”), and all correspondence relating to any material claims under the Company Insurance Policies, have been previously made available to the Investor.  All of the Company Insurance Policies are in full force and effect, the premiums due and payable thereon have been timely paid, and there is no material breach or default (and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute such a breach or default) by the Company or any of the Company Subsidiaries under any of the Company Insurance Policies or, to the Knowledge of the Company, by any other party to the Company Insurance Policies.  Except as described on Schedule 2.2(u), the Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at similar rates from similar insurers as may be necessary to continue their business.

(v)           Title.  Each of the Company and the Company Subsidiaries is the sole owner of and has good and marketable title in fee simple to all real property owned by them and good and valid title to all personal property owned by them, in each case free and clear of all Liens, except for Liens which do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Company Subsidiaries.  Any real property and facilities held under lease by the Company or the Company Subsidiaries are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and the Company Subsidiaries.  Except as described on Schedule 2.2(v), each asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and is presently proposed to be used.  The Company and each Company Subsidiary owns or leases all assets and properties as are necessary to their respective operations as presently conducted.  Except as described on Schedule 2.2(v), neither the Company nor any Company Subsidiary has received any written notice of any condemnation or eminent domain proceeding affecting any owned or leased real property, and, to the Knowledge of the Company, no such action or proceeding has been threatened.

(w)          Intellectual Property Rights.  The Company and the Company Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, internet domain names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) used in or necessary to conduct their respective businesses as conducted and presently proposed to be conducted.  No product or service of the Company or the Company Subsidiaries infringes any Intellectual Property Rights of others.  Except as set forth on Schedule 2.2(w), neither the Company nor any Company Subsidiary has received notice of any claim being made or being threatened against the Company or any of the Company Subsidiaries regarding (i) their Intellectual Property Rights, or (ii) that the products or services of the Company or the Company Subsidiaries infringe the Intellectual Property Rights of others.  Except as set forth on Schedule 2.2(w), the Company has no Knowledge of any facts or circumstances that might give rise to any of the foregoing claims. All licenses and agreements relating to the Intellectual Property Rights of the Company and the Company Subsidiaries are valid and binding and in full force and effect, enforceable in accordance with their terms, and neither the Company nor any Company Subsidiary is in material breach or default under any such licenses or agreements.  The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used in or necessary for the businesses of the Company and the Company Subsidiaries (the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with such businesses. To the Company’s Knowledge, no person has gained unauthorized access to the IT Assets. The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices and such technology is in good operating condition, normal wear and tear excepted. The Company and the Company Subsidiaries take reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information. The Company and the Company Subsidiaries have complied with all internet domain name registration and other requirements of internet domain registrars concerning internet domain names that are used in the business.

(x)            Employee Benefits.

(i)            Schedule 2.2(x)(i) sets forth a complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by the Transaction Documents or otherwise), whether formal or informal, oral or written, legally binding or not, under which (A) any current or former employee, director or consultant of the Company or any of the Company Subsidiaries (the “Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (B) the Company or any Company Subsidiary has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans.” Except as Previously Disclosed, there are no Benefit Plans that are sponsored solely by the Company and the Company Subsidiaries (excluding the Bank).

(ii)           With respect to each Benefit Plan, the Company and each Company Subsidiary has provided to the Investor a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement, insurance contract or other funding instrument; (B) the most recent determination letter or opinion letter; (C) any summary plan description, summary of material modifications and other written communications (or a description of any oral communications) by the Company and the Company Subsidiaries to the Company Employees or other beneficiaries concerning the benefits provided under any Benefit Plan; (D) a summary of any proposed amendments or changes anticipated to be made to the Benefit Plans at any time within the twelve months immediately following the date of this Agreement, (E) for the three most recent years (x) the Form 5500 and attached schedules, (y) audited financial statements and (z) actuarial valuation reports, and (F) for each Benefit Plan that is a “top hat” plan, a copy of filings with the Department of Labor.

(iii)          (A) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other Laws; (B) each Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter or opinion letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) no event has occurred and no condition exists that would subject the Company and the Company Subsidiaries, either directly or by reason of their affiliation with any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Laws; (D) for each Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the end of the period covered by such Form 5500; (E) no “reportable event”(as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in liability, no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Benefit Plan; (F) except as expressly contemplated by this Agreement, there is no present intention that any Benefit Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Benefit Plan at any time within the twelve months immediately following the date of this Agreement; and (G) the Company and the Company Subsidiaries have not incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of the Company or the Company Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other Laws.

(iv)          Except as set forth on Schedule 2.2(x)(iv), with respect to each of the Benefit Plans that is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the First Closing Date, the assets of each such Benefit Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Benefit Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent applicable actuarial valuation reports.

(v)           No Benefit Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and neither the Company nor any member of their Controlled Group has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

(vi)          With respect to any Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the “PBGC”) in respect of any Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC).

(vii)         Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby could (A) result in any payment (including severance, unemployment compensation or “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise)) becoming due to any current or former employee, officer or director of the Company or any of the Company Subsidiaries from the Company or any of the Company Subsidiaries under any Benefit Plan or otherwise, (B) increase any compensation or benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits, (E) result in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust or (F) result in payments under any of the Benefit Plans or otherwise which would not be deductible under Section 280G of the Code. The Company or any of the Company Subsidiaries have not taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(viii)        Each Benefit Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code (i) materially complies and, at all times after December 31, 2008 has materially complied, both in form and operation, with the requirements of Section 409A(a)(2), (3) and (4) of the Code and the final regulations thereunder and (ii) between January 1, 2005 and December 31, 2008 was operated and maintained in accordance with a good faith reasonable interpretation of Section 409A of the Code and its purpose, as determined under applicable guidance of the Department of the Treasury and the Internal Revenue Service.  No compensation payable by the Company or any of the Company Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity as a result of the operation of Section 409A of the Code.

(y)           Environmental Laws.  Except for such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect:

(i)            The Company and the Company Subsidiaries are in compliance in all respects with all Environmental Laws;

(ii)           Except as described on Schedule 2.2(y)(ii), none of the Company or any of the Company Subsidiaries is subject to any liability for environmental remediation or clean-up, including any liability or class of liability of the lessee under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or the Resource Conservation and Recovery Act of 1976, as amended;

(iii)          Except as described on Schedule 2.2(y)(iii), there is no legal, administrative, arbitral or other proceeding, claim, action or notice of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability or obligation of the Company or any Company Subsidiary with respect to any environmental health or safety matter or any private or governmental, environmental health or safety investigation or remediation activity of any nature arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including CERCLA, pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary or any property in which the Company or any Company Subsidiary has taken a security interest, and there is no reasonable basis for, or circumstances that could reasonably be expected to give rise to, any such proceeding, claim, action, investigation or remediation; and none of the Company or any Company Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party that could impose any such environmental obligation or liability; and

(iv)          The Company and the Company Subsidiaries have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and are in compliance with all terms and conditions of any such permit, license or approval, and all such permits, licenses and approvals are valid and enforceable and in full force and effect and will not be subject to modification or revocation as a result of the transactions contemplated hereby.

(z)            Taxes.

(i)            All Tax Returns required to be filed by, or on behalf of, Company or the Company Subsidiaries have been timely filed, or will be timely filed, in accordance with all Laws, and all such Tax Returns are, or shall be at the time of filing, complete and correct in all material respects.  The Company and the Company’s Subsidiaries have timely paid all Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP.  There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or the Company’s Subsidiaries other than with respect to Taxes not yet due and payable.

(ii)           Except as described on Schedule 2.2(z)(ii), no deficiencies for any Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or the Company’s Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or the Company’s Subsidiaries.  No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of the Company’s Subsidiaries files Tax Returns that are or may be subject to taxation by that jurisdiction.

(iii)          Neither the Company nor the Company’s Subsidiaries (A) are or have ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return or (B) have any liability for Taxes of any Person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

(iv)          Except as described on Schedule 2.2(z)(iv), none of the Company nor the Company’s Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.  Neither the Company nor any of the Company Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

(v)           None of the Company or the Company Subsidiaries have been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(vi)          All Taxes required to be withheld, collected or deposited by or with respect to the Company or the Company’s Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. The Company and the Company’s Subsidiaries have fully complied with all applicable information reporting requirements.

(vii)         No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or the Company’s Subsidiaries.  Neither the Company nor the Company’s Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Schedule 2.2(z)(vii) sets forth the tax year through which the statute of limitations has run in respect of Tax Liabilities of the Company and the Company Subsidiaries for U.S. federal, state, local and foreign Taxes.

(viii)        Neither the Company nor the Company’s Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a “listed transaction” under Section 6011 of the Code and the regulations.

(ix)           Neither the Company nor the Company Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law).

(x)            The unpaid Taxes of the Company and the Company Subsidiaries (A) did not, as of September 30, 2010, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet contained in the Company Financial Statements as of September 30, 2010 (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns.

(aa)         Labor.

(i)            Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three (3) years. There are no organizing activities, strikes, work stoppages, slowdowns, labor picketing lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary, nor have there been for the last three (3) years.

(ii)           The Company and the Company Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any Company Subsidiary (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company or any Company Subsidiary that such officer intends to leave the Company or any Company Subsidiary or otherwise terminate such officer’s employment.  No executive officer of the Company or any Company Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Company Subsidiary to any liability with respect to any of the foregoing matters.  The Company and the Company Subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 and any other similar applicable Laws relating to facility closings and layoffs.

(iii)          The Company and the Company Subsidiaries have complied in all material respects with all (A) federal and state Laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes and (B) obligations of the Company and any Company Subsidiary, as applicable, under any employment agreement, severance agreement or any similar employment-related agreement or understanding.

(iv)          There is no charge or complaint pending or, to the Knowledge of the Company, threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by the Company or any Company Subsidiary.

(bb)         Knowledge as to Conditions.  To the Knowledge of the Company, there is no reason why any Governmental Consents required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(cc)         Brokers and Finders.  Except for Stifel, Nicolaus & Company, Incorporated (the “Company Advisor”) and the fees payable to the Company Advisor pursuant to the Letter Agreement dated December 2, 2010 (which fees are set forth on Schedule 2.2(cc) and are to be paid by the Company), and any fees which may be payable to a third party serving in an administrative capacity with respect to the Rights Offering, neither the Company nor any of its respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees in connection with, and no broker or finder has acted directly or indirectly for the Company in connection with the Transaction Documents or the transactions contemplated thereby. The Company has received the opinion of its Company Advisor to the effect that, as of the date of such opinion, the Investment is fair to the Company from a financial point of view, a signed copy of which has been delivered to the Investor, solely for informational purposes.

(dd)         Offering of Securities.  None of the Company, the Company Subsidiaries nor any Person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Shares or the Investor Warrant pursuant to the transactions contemplated by the Transaction Documents.  Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Common Shares or the Investor Warrant by the Company to the Investor.

(ee)         Investment Company Status.  Neither the Company nor any Company Subsidiary is, or upon consummation of the transactions contemplated by the Transaction Documents will be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(ff)           Affiliate Transactions.  Except as set forth on Schedule 2.2(ff) or as part of the normal and customary terms of an individual’s employment or service as a director, neither the Company nor any Company Subsidiary is party to any extension of credit (as debtor, creditor, guarantor or otherwise), contract for goods or services, lease or other agreement with any (i) affiliate, (ii) insider or related interest of an insider, (iii) shareholder owning five percent (5%) or more of the outstanding Common Stock or related interest of such a shareholder, or (iv) other than credit and consumer banking transactions in the ordinary course of business consistent with past practice, employee who is not an executive officer.  For purposes of the preceding sentence, the term “affiliate” shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms “insider,” “related interest,” and “executive officer” shall have the meanings assigned in the Federal Reserve’s Regulation O, as amended. The Bank is in compliance with, and has since December 31, 2006, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve’s Regulation O.

(gg)         Anti-takeover Provisions Not Applicable.  The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Board of Directors has taken all action to the extent necessary to exempt the transactions contemplated by the Transaction Documents and the consummation of the transactions contemplated hereby and thereby from any applicable anti-takeover or similar provisions of the Company’s Articles of Incorporation and bylaws, and any other provisions of any applicable “moratorium,” “control share,” “fair price,” “interested shareholder” or other anti-takeover Laws and regulations of any jurisdiction.

(hh)         Issuance of the Common Shares and the Investor Warrant.  The issuance of the Common Shares and the Investor Warrant in connection with the transactions contemplated by the Transaction Documents (including, but not limited to, the Common Shares issued to the Investor on the Second Closing Date and the Common Shares to be issued upon exercise of the Investor Warrant) has been duly authorized and such Common Shares and Investor Warrant (and the Common Shares to be issued upon exercise of the Investor Warrant), when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities Laws, and shall not be subject to preemptive or similar rights.

(ii)           Price of Common Stock.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.

(jj)           Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

2.3           Representations and Warranties of Investor.  Except as Previously Disclosed, the Investor hereby represents and warrants to the Company, as of the date of this Agreement and, with respect to the First Closing, the First Closing Date and, with respect to the Second Closing, the Second Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a)           Organization and Authority. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas. The Investor has the power and authority to own or lease all of the properties and assets owned or leased by it and to carry on its business as it is now being conducted. The Investor is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of its activities or its ownership or leasing of real property requires such license or qualification, except where such failure would be reasonably expected to materially and adversely impair or delay the Investor’s ability to perform its obligations under the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

(b)           Authorization; Compliance with Other Instruments.

(i)            The Investor has the necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Investor is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents to which the Investor is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Investor and no further approval or authorization by the Investor is required. This Agreement has been and the other Transaction Documents to which the Investor is a party will have been at the First Closing duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company and the other parties thereto, are, or in the case of documents executed after the date of this Agreement, will be, upon execution, the valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)           Neither the execution, delivery and performance by the Investor of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Investor with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the material properties or assets of the Investor, under any of the terms, conditions or provisions of (1) the Investor’s articles of formation or operating agreement or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which the Investor may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.3(c) (and assuming the correctness of the representations and warranties of the Company and the other parties to the Transaction Documents), violate any Law applicable to the Investor or any of its properties or assets.

(c)           Governmental Consents. Assuming the correctness of the representations and warranties of the Company and the Bank, no Governmental Consents are necessary to be obtained by the Investor for the consummation of the transactions contemplated by the Transaction Documents to which the Investor is a party, other than (i) approval by the OTS of the Investor’s application for status as a savings and loan holding company under the Home Owners’ Loan Act and (ii) receipt of a written non-objection from the OTS in response to the Investor’s change in control notice it files with the OTS under the CBCA in connection with the Investment.

(d)           Purchase for Investment.  The Investor acknowledges that neither the Common Shares to be purchased by the Investor at the First Closing nor the Investor Warrant (nor the Common Shares to be issued upon exercise of the Investor Warrant) have been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring such Common Shares and the Investor Warrant pursuant to an exemption from registration under the Securities Act and other applicable securities laws solely for investment, (ii) will not sell or otherwise dispose of any of the Common Shares or the Investor Warrant, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Common Shares or the Investor Warrant and of making an informed investment decision and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e)           Brokers and Finders.  Neither the Investor nor any of its respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor in connection with the Transaction Documents or the transactions contemplated thereby.

(f)            Investment Decision.  The Investor has made an independent investment decision with respect to the transactions contemplated under the Transaction Documents, and there are no other agreements or understandings between the Investor and the Company or the Company Subsidiaries.

(g)           Financial Capability.  At each Closing, the Investor shall have available funds necessary to consummate such Closing on the terms and conditions contemplated by this Agreement.

(h)           Price of Common Stock.  The Investor has not, and to the Investor’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the manipulation of the price of the Common Shares of the Company to facilitate the sale or resale of any of the Common Shares.

(i)            Knowledge as to Conditions.  To the Knowledge of the Investor, there is no reason why any Governmental Consents required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(j)            No Other Representations or Warranties.  Except as set forth in this Agreement, the other Transaction Documents and any other documents delivered in connection with the First Closing of the transactions contemplated by the Transaction Documents, the Investor makes no representation or warranty, expressed or implied, at law or in equity, in respect of the Investor or the Investor’s business or prospects and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE III

COVENANTS

3.1           Conduct of Business Prior to First Closing.

(a)           Generally. Except as otherwise expressly required by the Transaction Documents or applicable Law, or with the prior written consent of the Investor (not to be unreasonably withheld or delayed), between the date of this Agreement and the First Closing, the Company shall, and the Company shall cause each Company Subsidiary to:

(i)            conduct its business only in the ordinary course consistent with past practice;

(ii)           use commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and employees) and goodwill of the Company and any Company Subsidiary and (B) preserve the present relationships with persons having business dealings with the Company (including strategic partners, customers, suppliers, consultants and subcontractors);

(iii)          not amend the Articles of Incorporation of the Company or the bylaws of the Company or organizational documents of any Company Subsidiary, including the Bank Charter, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Company Subsidiary;

(iv)          not commence a voluntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding, or consent to the entry of an order for relief in an involuntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding or consent to the appointment of a receiver, liquidator, custodian or trustee, in each case, with respect to the Company, the Bank or any of the Company Subsidiaries;

(v)           not make any material acquisition, by means of merger, consolidation or otherwise, or any material disposition of assets (other than foreclosed assets held for sale by the Bank (“Real Estate Owned”) or sales of loans in the ordinary course of business and consistent with past practice), including, without limitation, any investments or securities of any business or corporation, partnership, joint venture or other business organization or division thereof;

(vi)          use commercially reasonable efforts to maintain (A) all of the material assets and properties of, or used by, the Company or any Company Subsidiary in its current condition, with the exception of ordinary wear and tear, and (B) insurance upon all of the properties and assets of the Company and the Company Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(vii)         not (A) declare, set aside or pay any distributions or dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its Capital Stock; (B) split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Capital Stock or any of its other securities; or (C) purchase, redeem or otherwise acquire any Capital Stock or any of its other securities or any rights, warrants or options to acquire any such Capital Stock or other securities;

(viii)        not issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any Capital Stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such Capital Stock, voting securities or convertible or exchangeable securities, other than any issuance of Common Stock on exercise of any compensatory stock options outstanding on the date of this Agreement;

(ix)           not make any change in its accounting principles or methods except insofar as may be required by a change in GAAP or change the independent public accountants of the Company and the Company Subsidiaries;

(x)            not incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of, any other Person, except in the ordinary course of business and consistent with past practice;

(xi)           not make, renew or amend any extension of credit in excess of $250,000, or enter into, renew or amend any interest rate swaps, caps, floors or option agreements or other interest rate risk management arrangements, whether entered into for the account of the Company, for the account of a customer of the Company or the Bank, or for one of the Company Subsidiaries, except conforming single-family mortgages sold to a government-sponsored enterprise in the ordinary and usual course of business and consistent with past practice; provided that, for purposes of this paragraph, the individual or individuals set forth on Schedule 3.1(a)(xi) shall be authorized, on behalf of the Investor, to approve any request to make, renew or amend any such extension of credit;

(xii)          not terminate, enter into, amend, modify (including by way of interpretation), renew or grant any waiver or consent under any employment, officer, consulting, severance, change in control or similar contract, agreement or arrangement with any director, officer, employee or consultant (other than, with respect to employees, in the ordinary course of business consistent with past practice) or make, grant or promise any bonus or any wage, salary or compensation increase to any director, officer, employee, sales representative or consultant or make, grant or promise any increase in any employee benefit plan or arrangement, or amend or terminate any existing employee benefit plan or arrangement or adopt any new employee benefit plan or arrangement;

(xiii)         not terminate, enter into, establish, adopt, amend, modify (including by way of interpretation), make new grants or awards under, renew or grant any waiver or consent under any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (other than with respect to group insurance and welfare employee benefits, in the ordinary course of business consistent with past practice), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant, amend the terms of any outstanding equity-based award, take any action to accelerate the vesting, exercisability or payment (or fund or secure the payment) of stock options, restricted stock, other equity awards or other compensation or benefits payable thereunder or add any new participants to any non-qualified retirement plans (or, with respect to any of the preceding, communicate any intention to take such action), other than with respect to the salary of any employee (and, with respect to such employee, only in the ordinary course of business consistent with past practice);

(xiv)        not make any other change in employment terms for any of its directors, officers, employees and consultants outside the ordinary course of business consistent with past practice or enter into any transaction with any Person described in Section 2.2(ff)(i) - (iii) hereof;

(xv)         not (A) pay, discharge or satisfy any material claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, or (B) waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

(xvi)        except as described on Schedule 3(a)(xvi), not settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the settlement is limited solely to monetary payment and the release of claims and the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $30,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $100,000;

(xvii)       not (A) other than in the ordinary course of business consistent with past practice, terminate, renew, amend or modify in any material respect, or fail to enforce any material provision of, any Material Contract or (B) enter into any Material Contract not in the ordinary course of business consistent with past practice and not terminable by the Company or any Company Subsidiaries party thereto without penalty on notice of ninety (90) days or less;

(xviii)      not seek from the OTS any prior written approval, notice of non-objection or similar document for the purpose of taking any action otherwise prohibited by the Order to Cease and Desist issued by the OTS against the Company effective April 14, 2010 styled In the Matter of First Federal Bancshares of Arkansas, Inc., Harrison, Arkansas, OTS Docket No. H2658 (Order No. WN-10-14) and the Order to Cease and Desist issued by the OTS against the Bank effective April 14, 2010 styled In the Matter of First Federal Bank, Harrison, Arkansas, OTS Docket No. 0271 (Order No. WN-10-13) without first providing written notice to the Investor of its intent to do so, including a brief description of the requested action and the reason(s) for seeking to take such action;

(xix)         not take any action to postpone or delay the Comprehensive Federal Regular examination of the Company and the Bank commenced in January 2011 by the OTS and FDIC;

(xx)          not alter materially the interest rate or fee pricing policies with respect to depository accounts of the Bank or waive any material fees with respect thereto;

(xxi)         not file any application to establish, or to relocate or terminate the operations of, any banking office;

(xxii)        notwithstanding any other provision hereof, use all commercially reasonable efforts not to take, or omit to take, any action that is reasonably likely to result in any of the conditions precedent to the First Closing not being satisfied, or any action that is reasonably likely to materially impair the Company’s or any of the Company Subsidiaries’ ability to perform their obligations under the Transaction Documents or to consummate the transactions contemplated hereby, except as required by Law or the Transaction Documents;

(xxiii)       not make or change any material Tax election, change a material annual accounting period, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, enter into any material closing agreement, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any material Tax Return or the payment of any material Tax;

(xxiv)       not purchase or sell investment securities having an aggregate par value of $500,000 or more unless such sale is pursuant to a call or automatic redemption feature expressly set forth in the terms of such security; and

(xxv)        not enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

(b)           Appraisals; Validations.

(i)            Prior to the First Closing, the Company will obtain, and deliver to the Investor, appraisals (“Appraisals”) from an independent, third party appraiser (the “Appraiser”) of (A) each outstanding loan with a principal amount equal to, or in excess of, $100,000 that is characterized by the Company, any Company Subsidiary or any Governmental Entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” or “Loss”, (B) each outstanding loan characterized by the Company, any Company Subsidiary or any Governmental Entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” or “Loss” that, when its principal amount is aggregated with the principal amount(s) of other outstanding loan(s) to the same borrower, is equal to, or in excess of, $100,000, (each such loan described in clause (A) and clause (B), an “Appraised Loan”) and (C) all Real Estate Owned with a carrying value equal to, or in excess of, $100,000.  The Appraisals shall be dated within ninety (90) days of the First Closing Date, and the Company shall select the Appraiser, which shall be reasonably acceptable to the Investor.

(ii)           In the event the Company or the Bank possesses an Appraisal dated within six (6) months of the First Closing Date from an Appraiser for an Appraised Loan or Real Estate Owned, the Company may instead deliver to the Investor, within ninety (90) days of the First Closing Date, a written validation from such Appraiser that the appraised value of the Appraised Loan or Real Estate Owned has not materially changed from the date of such Appraisal in satisfaction of its obligations under Section 3.1(b)(i).

3.2           No Solicitation; Competing Transaction; Change of Recommendation.

(a)           No Solicitation.  The Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (a “Representative”) of, the Company or any Company Subsidiary to, directly or through another Person, (i) solicit or initiate, or knowingly encourage, or take any other action designed to, or which could reasonably be expected to, lead to or facilitate, directly or indirectly, any inquiries relating to, or the submission of any proposal or offer, whether in writing or otherwise, from any Person other than the Investor or any Affiliate thereof (a “Third Party”) to acquire, directly or indirectly, in one transaction or a series of transactions, beneficial ownership (as defined under Rule 13(d) promulgated under the Exchange Act) of assets or businesses that constitute fifteen percent (15%) or more of either the revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or fifteen percent (15%) or more of any class of equity or voting securities of the Company or any of the Company Subsidiaries whose assets, individually or in the aggregate, constitute more than fifteen percent (15%) of the consolidated assets of the Company pursuant to a merger, consolidation or other business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange, reorganization, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, or any other substantially similar transaction or series of related transactions that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated hereby (a “Competing Transaction”); (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or afford access to the properties, books or records of the Company or any Company Subsidiary, or otherwise cooperate in any way with, any Person relating to or in connection with a Competing Transaction or otherwise knowingly facilitate any effort or attempt by any Person to make or implement a Competing Transaction; (iii) enter into any letter of intent, agreement in principle, investment agreement, stock purchase agreement, subscription agreement, merger agreement, acquisition agreement, option agreement or similar document, agreement or commitment that is intended to, or could reasonably be expected to, lead to any Competing Transaction (an “Acquisition Agreement”), approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement requiring it to abandon, terminate or fail to consummate the Investment or any other transaction contemplated hereby; or (iv) waive, amend, modify or grant any release under any standstill or similar agreement or confidentiality agreement relating to a Competing Transaction (other than the Confidentiality Agreement) to which the Company or any Company Subsidiary is a party.  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Company Subsidiary or any Representative of the Company or a Company Subsidiary shall be a breach of this Section 3.2(a) by the Company.  The Company shall immediately cease and cause to be terminated all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Competing Transaction and request the prompt return or destruction of all confidential information previously furnished; provided that the Company may inform such parties that this Agreement has been entered into.

(b)           Response to Competing Transaction.  Notwithstanding the foregoing subsection (a) or anything else in this Agreement to the contrary, if the Company receives a bona fide, written proposal or offer for a Competing Transaction by a Third Party at any time prior to obtaining approval of any of the Shareholder Proposals, which the Board of Directors determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor) may reasonably be likely to result in a transaction that, if consummated, would result in such Third Party (or its shareholders, members or other equity owners) owning, directly or indirectly, more than sixty-five percent (65%) of the shares of Common Stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company or the Bank on terms more favorable to the shareholders of the Company from a financial point of view than the terms set forth in this Agreement (as the same may be amended or supplemented by the Investor from time to time) and is reasonably capable of being consummated on the terms so proposed (taking into account all the terms and conditions of such proposal, all financial, legal, regulatory and other aspects of such proposal and this Agreement) (a “Superior Competing Transaction”), then the Company may, in response to an unsolicited request therefor and subject to compliance with this Section 3.2(b), (i) furnish confidential information with respect to the Company and the Company Subsidiaries to the Third Party proposing such Competing Transaction (and its Representatives) pursuant to a customary confidentiality agreement not materially more favorable to such Person than the confidentiality provisions of the Confidentiality Agreement, provided that all such information has previously been provided to the Investor or is provided to the Investor prior to or concurrently with the time it is provided to such Person, and (ii) participate in discussions and negotiations with the Third Party proposing such Competing Transaction (and its Representatives) regarding such Competing Transaction; if and only to the extent that (A) prior to taking such actions outlined in (i) and (ii) above, the Board of Directors determines in good faith (after taking into account advice of outside counsel) that it is required to do so in order for the Board of Directors to comply with its fiduciary obligations to the Company’s shareholders under applicable Law, (B) prior to making the determination that any proposal could result in a Superior Competing Transaction, the Board of Directors notifies the Investor promptly (but in any event within forty-eight (48) hours) of any such inquiry, proposal or offer received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, the Company, any Company Subsidiary or any of their respective Representatives indicating, in connection with such notice, the material terms and conditions of the Competing Transaction and the identity of the Person making such Competing Transaction, and (C) the Competing Transaction was made after the date hereof and did not otherwise result from a breach of this Section 3.2.  The Company agrees that it shall keep the Investor reasonably informed, on a timely basis, of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations and will notify the Investor promptly of any determination by the Board of Directors that a Superior Competing Transaction has been made.

(c)           Communication with Shareholders.  Nothing contained in this Section 3.2 or elsewhere in this Agreement shall prohibit the Company from making any disclosure to its shareholders if in the good faith judgment of the Board of Directors, with the advice of outside counsel, making such disclosure to the Company’s shareholders is required under applicable Law; provided, however, that in no event shall the Company or the Board of Directors take, or agree or resolve to take, any action prohibited by this Section 3.2.

(d)           Notice of Competing Transaction.  In addition to the obligations of the Company set forth in subsection (a) of this Section 3.2, the Company shall promptly advise the Investor in writing of any Competing Transaction or any request for material nonpublic information relating to the Company or any Company Subsidiary or for access to the properties, books or records of the Company or any Company Subsidiary by any Person related to or in connection with a Competing Transaction or which could reasonably be expected to lead to a Competing Transaction, identifying the material terms and conditions of any such Competing Transaction or request (including any material changes thereto) and the identity of the Person making any such Competing Transaction or request.  The Company shall keep the Investor reasonably informed in all material respects of the status and details (including any material change to the terms thereof) of any Competing Transaction.

(e)           Prohibited Activities.  Except as set forth in Section 3.2(f), the Board of Directors shall not (i) withdraw (or amend or modify in a manner adverse to the Investor), or publicly propose or resolve to withdraw (or amend or modify in a manner adverse to the Investor), the Board Recommendation, (ii) approve any Acquisition Agreement, or (iii) approve or recommend, or propose publicly to approve or recommend, any Competing Transaction (any action described in this subsection (e) being referred to as a “Company Adverse Recommendation Change”).

(f)            Change of Recommendation.  Notwithstanding the foregoing, at any time prior to obtaining approval of any of the Shareholder Proposals and subject to prior compliance with Section 3.2(b), the Board of Directors may make a Company Adverse Recommendation Change if:

(i)                    an unsolicited Competing Transaction that the Board of Directors reasonably determines (after consultation with the Company’s outside counsel and financial advisors) constitutes a Superior Competing Transaction was made after the date hereof and not withdrawn;

(ii)                   the Board of Directors determines in good faith (after taking into account advice of outside counsel) that, in light of such Superior Competing Transaction, the making of a Company Adverse Recommendation Change or termination of this Agreement is required in order for the Company Board of Directors to comply with its fiduciary obligations to the Company’s shareholders under applicable Law;

(iii)                  neither the Company, the Company Subsidiaries nor any of their respective Representatives shall have violated any of the restrictions set forth in this Section 3.2 in any material respect; and

(iv)                  the Company delivers written notice to the Investor (a “Notice of Superior Competing Transaction”) advising the Investor that the Board of Directors intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Competing Transaction that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Competing Transaction shall require a new Notice of Superior Competing Transaction and a new five (5) Business Day period), and after the fifth (5th) Business Day following delivery of the Notice of Superior Competing Transaction to the Investor and after negotiating in good faith with the Investor during such period to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Investment and the other transactions contemplated hereby and taking into account any revised proposal made by the Investor since receipt of the Notice of Superior Competing Transaction, the Board of Directors continues to determine in good faith that the Competing Transaction constitutes a Superior Competing Transaction.

3.3           Access; Reports; Confidentiality.

(a)           Access.  From the date of this Agreement until the Second Closing Date, the Company and the Company Subsidiaries will permit the Investor and its Representatives to visit and inspect the properties of the Company and the Company Subsidiaries, and to examine the contracts and commitments, and corporate books and records of the Company and the Company Subsidiaries and discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the officers, employees and the other Representatives of the Company and the Company Subsidiaries, all upon reasonable notice and at such reasonable times and as often as the Investor may request.  Any investigation pursuant to this Section 3.3 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company or the Company Subsidiaries, and nothing herein shall require the Company or the Company Subsidiaries to disclose any information to the extent (i) prohibited by Law, including, without limitation, 12 C.F.R. Section 510.5, or (ii) that the Company or the Company Subsidiaries reasonably believe such information to be competitively sensitive proprietary information (except to the extent the Investor provides assurances reasonably acceptable to Company or such Company Subsidiary, as applicable, that such information shall not be used by the Investor or its Affiliates to compete with the Company or such Company Subsidiary, as applicable); provided that the Company and the Company Subsidiaries shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in clauses (i) and (ii) of this Section 3.3(a) apply).

(b)           Reports.  From the date of this Agreement until the Second Closing Date, the Company shall furnish to the Investor (i) unaudited interim consolidated statements of operations of the Company and the Company Subsidiaries prepared on a basis consistent with past periods, in each case, as soon as practicable following the end of each fiscal month, but in any event no later than thirty (30) days following the end of such fiscal month and (ii) all statistical and financial reports regularly provided to management in the ordinary course of business consistent with past practice (in terms of frequency, timing and level of information), promptly following the time such reports are made available to Company management.

(c)           Confidentiality.  The Investor agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 3.3 for any purpose unrelated to the consummation of the Investment and the other transactions contemplated hereby.  The Non-Disclosure and Confidentiality Agreement, executed by the Company on December 10, 2009 and countersigned by the Investor on December 14, 2009 (the “Confidentiality Agreement”), shall apply with respect to information furnished by the Company, the Company Subsidiaries and their authorized Representatives hereunder.  Notwithstanding the foregoing, the Company and the Company Subsidiaries shall not be obligated to disclose (i) any information that, in the reasonable judgment of the Company, would result in the loss of attorney-client privilege with respect to such information or (ii) any information that would result in a breach of an agreement to which the Company or any Company Subsidiary is a party.  No information obtained in any investigation pursuant to this Section 3.3 shall be deemed to modify any representation or warranty in Section 2.2.

3.4           Filings; Other Actions.

(a)           The Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the others and use commercially reasonable efforts to prepare and file as promptly as practicable all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by the Transaction Documents, and to perform the covenants contemplated by the Transaction Documents, in each case required by it.  Each of the parties hereto shall execute and deliver both before and after each Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. The Investor and the Company will each use their commercially reasonable efforts to promptly obtain or submit, and the Company and the Investor will cooperate as may reasonably be requested by the Investor or the Company, as the case may be, to help the Investor and the Company promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, any additional filings and registrations with, and any additional notifications to, all notices to and, to the extent required by Law, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by the Transaction Documents (in each case to the extent it has not done so prior to the date of this Agreement), subject to the following sentence. Notwithstanding the foregoing, in no event shall the Investor be required to accept any Burdensome Condition with respect to any regulatory filing or approval, including without limitation any condition which could jeopardize or potentially have the effect of jeopardizing (i) the ability of the Bank to accept brokered deposits or (ii) any other investment opportunities (now or hereafter existing) of the Investor or any of its Affiliates, or be required to agree to provide capital to the Company or any Company Subsidiary thereof other than the Purchase Price to be paid for the Common Shares to be purchased by it pursuant to the terms of the Transaction Documents. Except as otherwise provided by Law, the Company and the Bank will allow the Investor and the Investor will allow the Company and the Bank to review in advance, and comment on, any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided, that the parties may redact any confidential information contained therein, including, without limitation, any biographical and financial information relating to the members of the Investor. Except as otherwise provided by Law, including without limitation, 12 C.F.R. Section 510.5, each of the parties hereto agrees to keep the other parties apprised of the status of matters referred to in this Section 3.4. Except as otherwise provided by Law, including without limitation, 12 C.F.R. Section 510.5, the parties hereto shall promptly furnish each other with copies of written communications received by it or any Affiliate from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by the Transaction Documents; provided, that the parties may redact any confidential information contained therein, including, without limitation, any biographical and financial information relating to the members of the Investor.

(b)           The Company shall call a meeting of its shareholders, to be held as promptly as practical after the date of this Agreement, and in no event later than April 29, 2011 (the “Company Shareholders Meeting”), to vote on (i) a proposal to amend the Articles of Incorporation to effectuate a 1-for-5 reverse stock split of shares of the Common Stock, if such approval is required by the NASDAQ Marketplace Rules or as the Company otherwise deems necessary (the “Reverse Stock Split”); (ii) a proposal to approve the issuance of Common Shares and the Investor Warrant (including the Common Shares to be issued upon exercise of the Investor Warrant) to the Investor pursuant to the terms and conditions of this Agreement as required pursuant to NASDAQ Marketplace Rules 5635(b), 5635(c) and 5635(d); and (iii) a proposal to approve an omnibus incentive compensation plan pursuant to which the Company may issue certain incentive awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, to the directors, officers and employees of the Company and the Bank not to exceed ten percent (10%) of the Company’s Common Stock outstanding immediately following consummation of the Second Closing, as required by NASDAQ Marketplace Rule 5635(c) (the shareholder proposals described in clauses (i) and (ii), the “Investment-Based Shareholder Proposals,” and, together with the shareholder proposal described in clause (iii), the “Shareholder Proposals”). Without the prior consent of the Investor, the Company shall not adjourn or postpone the Company Shareholders Meeting if there are sufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting.  The Company’s obligation to call, give notice of and hold the Company Shareholders Meeting in accordance with this Section 3.4(b) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Competing Transaction, or by any withdrawal or modification of the Board Recommendation.

(c)           Except as otherwise provided in Section 3.2(f), the Board of Directors shall unanimously recommend to the Company’s shareholders that such shareholders approve the Shareholder Proposals and shall take all other actions necessary to adopt such Shareholder Proposals if approved by the shareholders of the Company. In connection with the Company Shareholders Meeting, the Company, at the earliest practicable time following the date hereof, shall prepare (and the Investor shall reasonably cooperate with the Company to prepare) and file with the SEC a preliminary Proxy Statement, shall use its reasonable best efforts to solicit proxies for such shareholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive Proxy Statement related to the Company Shareholders Meeting to be mailed to the Company’s shareholders at the earliest practical time after clearance thereof by the SEC. The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the Proxy Statement and of any request by the SEC or its staff for amendments or supplements to such Proxy Statement or for additional information and shall supply the Investor with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such Proxy Statement. The Company shall consult with the Investor prior to mailing any Proxy Statement and provide the Investor with a reasonable opportunity to comment thereon. The Company shall work with the Investor in good faith to consider Investor’s comments to the Proxy Statement as the Investor shall reasonably propose. The Proxy Statement shall comply as to form in all material respects with applicable Law. The Investor and the Company agree to promptly correct any information provided by it or on its behalf for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its shareholders an amendment or supplement to correct such information to the extent required by applicable Law; provided, however, except as may be required by Law, no amendment or supplement to the Proxy Statement regarding such information or any other event will be made by the Company without the prior written approval of the Investor, which approval shall not be unreasonably withheld or delayed. Except as otherwise provided in Section 3.2(f), the Board Recommendation described in Section 2.2(d)(i) shall be included in the Proxy Statement filed in connection with obtaining such shareholder approval, and the Company shall use its reasonable best efforts to obtain approval for the Shareholder Proposals. Upon approval and adoption of any of the Shareholder Proposals, the Company shall promptly file the Certificate of Amendment with the Secretary of State for the State of Texas.

3.5           Governance Matters.

(a)           Immediately prior to the First Closing, the Company shall take all requisite corporate action (including, without limitation, amending as necessary the Bank’s bylaws) such that (i) immediately prior to the First Closing, the size of the Board of Directors as well as the Bank Board shall consist of seven (7) seats, and (ii) immediately following the First Closing, (A) the Board of Directors and the Bank Board shall include four (4) individuals designated by the Investor to serve on the Board of Directors and the Bank Board (the “Designated Investor Directors”) (if such individuals have received prior written approval by OTS to serve in such positions as part of the Investor’s application to the OTS for status as a savings and loan holding company) and (B) the positions of Chairman and Vice Chairman of the Board of Directors and Bank Board shall be filled by the Designated Investor Directors designated by the Investor to serve in those positions (if such individuals have received prior written approval by OTS to serve in such positions).  Of the four (4) Designated Investor Directors, only one (1) such Designated Investor Director may serve in such capacity while also serving as an employee of the Company and/or the Bank.  Of the three (3) non-Designated Investor Directors, only one (1) such director may serve in such capacity while also serving as an employee of the Company and/or Bank.  Any existing member of the Board of Directors and the Bank Board who will not be among the seven (7) members of the Board of Directors and the Bank Board immediately following the First Closing shall have tendered his or her conditional resignation from the Board of Directors and the Bank Board to be effective only upon the First Closing (provided that OTS has granted prior written approval to his/her proposed replacement).  Not less than ten (10) Business Days prior to the First Closing, the Investor shall provide to the Company in writing the names of the Designated Investor Directors to the Board of the Directors and the Bank Board (including the name of the Designated Investor Directors designated by the Investor to serve as Chairman of the Board of Directors and the Bank Board and Vice Chairman of the Board of Directors and the Bank Board) and the committees to which such designees are to be appointed immediately following the First Closing.  In accordance with this Section 3.5, the Company (if OTS has granted prior written approval for such Designated Investor Directors to serve in such positions) shall cause (A) the Designated Investor Directors to be elected or appointed as members of the Board of Directors and the Bank Board and (B) the Designated Investor Directors designated by the Investor to serve as Chairman of the Board of Directors and the Bank Board and Vice Chairman of the Board of Directors and the Bank Board to be elected or appointed as Chairman of the Board of Directors and Bank Board and Vice Chairman of the Board of Directors and the Bank Board, all subject to satisfaction of all legal and governance requirements regarding service as a member of the Board of Directors and the Bank Board on the First Closing Date and thereafter as long as the Investor owns in aggregate thirty-three percent (33%) or more of the then outstanding shares of Common Stock (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization and including Common Shares issued upon exercise of the Investor Warrant) (the “Qualifying Ownership Interest”).  Following the First Closing, the Company shall be required to recommend to its shareholders the election of the Designated Investor Directors to the Board of Directors at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, as long as the Investor owns the Qualifying Ownership Interest. If the Investor no longer owns the Qualifying Ownership Interest, the Investor shall have no further rights under Sections 3.5(a), 3.5(b) and 3.5(c) and, in each case, at the written request of the Board of Directors, the Investor shall use all reasonable best efforts to cause the Designated Investor Directors appointed by the Investor to resign from the Board of Directors as promptly as possible thereafter; provided, however, if, in connection with the distribution of Common Shares by the Investor to its members (each a “Permitted Transferee”), the Investor no longer owns the Qualifying Ownership Interest but all or a group of Permitted Transferees receiving such distributed Common Shares (x) have entered into a voting agreement, voting trust or similar agreement (“Permitted Transferee Voting Agreement”) with respect to the election of directors to the Board of Directors and the Bank Board, (y) collectively own an amount of Common Shares equal to or in excess of the Qualifying Ownership Interest and (z) each such Permitted Transferee agrees to be bound by the terms of this Section 3.5 of the Agreement, then such members shall retain Investor’s rights under Sections 3.5(a), 3.5(b) and 3.5(c) so long as such Permitted Transferee Voting Agreement is effective and the Permitted Transferees subject to such Permitted Transferee Voting Agreement continue to collectively own an amount of Common Shares equal to or in excess of the Qualifying Ownership Interest. The Board of Directors and the Bank Board shall cause each Designated Investor Director to be appointed to the committees of the Board of Directors and the Bank Board, as applicable, identified by the Investor, so long as such Designated Investor Director qualifies to serve on such committees subject to satisfaction of all legal and governance requirements regarding service as a committee member. The rights set forth under Sections 3.5(a), 3.5(b) and 3.5(c) are exclusive to the Investor and the Permitted Transferees and are not assignable or otherwise transferable to any other third party.

(b)           The Designated Investor Directors shall, subject to applicable Law, be the nominees of the Company and the Nominating Committee of the Board of Directors (the “Nominating Committee”) to serve on the Board of Directors and on the Bank Board. Following the First Closing, the Company shall use its reasonable best efforts to have the Designated Investor Directors elected as directors of the Company by the shareholders of the Company and as directors of the Bank Board by the Company, and the Company shall solicit proxies for the Designated Investor Directors of the Board of Directors to the same extent as it does for any of its other nominees to the Board of Directors.

(c)           Subject to Section 3.5(a), upon the death, disability, resignation, retirement, disqualification or removal from office of a Designated Investor Director, the Investor shall have the right to designate the replacement for the Designated Investor Director, which replacement shall satisfy all legal and governance requirements regarding service as a member of the Board of Directors and the Bank Board, as applicable. The Company and the Board of Directors of the Company shall use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable Law, being the Company’s and the Nominating Committee’s nominee to serve on the Board of Directors, calling a special meeting of shareholders to vote on such person, using all reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d)           The Designated Investor Directors shall be entitled to the same compensation, including fees, and same indemnification in connection with his or her role as a director as the other members of the Board of Directors or the Bank Board, as applicable, and the Designated Investor Directors shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the Bank Board, or any committee thereof, to the same extent as the other members of the Board of Directors or the Bank Board, as applicable. The Company shall notify the Designated Investor Directors of all regular meetings and special meetings of the Board of Directors or the Bank Board and of all regular and special meetings of any committee of the Board of Directors or the Bank Board of which such Designated Investor Director is a member in accordance with the applicable bylaws. The Company and the Bank shall provide the Designated Investor Directors with copies of all notices, minutes, consents and other material that they provide to all other members of their respective boards of directors concurrently as such materials are provided to the other members.

(e)           The Company acknowledges that certain Designated Investor Directors (each, an “Investor Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor and/or certain of its Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees, subject to applicable Law, including without limitation 12 C.F.R. Part 359 and Section 545.121, (i) that it is the indemnitor of first resort (i.e., its obligations to each Investor Indemnitee are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Investor Indemnitee are secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by each Investor Indemnitee and shall be liable for the full amount of all expenses and liabilities to the extent legally permitted and as required by the terms of this Agreement and the Articles of Incorporation and bylaws of the Company (and any other agreement regarding indemnification between the Company and any Investor Indemnitee), without regard to any rights an Investor Indemnitee may have against any Investor Indemnitor. The Company further agrees that no advancement or payment by any Investor Indemnitor on behalf of any Investor Indemnitee with respect to any claim for which such Investor Indemnitee has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Indemnitee against the Company. The Company and each Investor Indemnitee agree that the Investor Indemnitors are express third party beneficiaries of the terms of this Section 3.5(e).

3.6           Notice of Certain Events.  Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to each Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the applicable Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of the Transaction Documents had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date of this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.  Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege or constitute a violation of Law, including without limitation 12 C.F.R. Section 510.5.

3.7           Commercially Reasonable Efforts.  Subject to the third sentence in Section 3.4(a) of this Agreement, upon the terms and subject to the conditions herein provided, except as otherwise provided in the Transaction Documents, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under Laws to consummate and make effective the transactions contemplated hereby, including but not limited to: (i) the satisfaction of the conditions precedent to the obligations of the parties hereto; (ii) the obtaining of applicable Governmental Consents, and consents, waivers and approvals of any third parties (including Governmental Entities); (iii) the defending of any claim, action, suit, investigation or proceeding, whether judicial or administrative, challenging the Transaction Documents or the performance of the obligations hereunder or thereunder; and (iv) the execution and delivery of such instruments, and the taking of such other actions as the other parties hereto may reasonably request in order to carry out the intent of the Transaction Documents.

3.8           Preemptive Rights.

(a)           Sale of New Securities.  After the First Closing, for so long as the Investor owns securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering provisions of this Section 3.8), at any time that the Company proposes to make any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than the issuance and sale of securities (i) in connection with the Rights Offering and the Second Closing; (ii) to employees, officers, directors or consultants of the Company pursuant to employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements) or (iii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction) the Investor shall first be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms

(except that, to the extent permitted by Law and the Articles of Incorporation and bylaws of the Company, the Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of such New Securities to be offered in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding.

(b)           Notice.  In the event the Company proposes to offer or sell New Securities that are subject to the Investor’s rights under Section 3.8(a), it shall give the Investor written notice of its intention, specifying the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), at least thirty (30) days prior to the proposed offer, issuance or sale. The Investor shall have twenty-five (25) days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.8 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 3.8(a). Such notice shall constitute a non-binding agreement of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such twenty-five (25) day period shall be deemed to be a waiver of the Investor’s rights under this Section 3.8 only with respect to the New Securities described in the applicable notice.

(c)           Purchase Mechanism.  If the Investor exercises its rights provided in this Section 3.8, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within sixty (60) days after the giving of notice of such exercise, provided that, if such issuance is subject to regulatory approval, such sixty (60)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than 120 days from the date of the Company’s initial notice pursuant to Section 3.8(b). Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such New Securities.

(d)           Failure of Purchase.  In the event the Investor fails to exercise its rights provided in this Section 3.8 within the twenty-five (25) day period described in Section 3.8(b) or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 3.8(c) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled during the period of ninety (90) days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the Common Stock covered thereby shall be consummated, if at all, within thirty (30) days from the date of such agreement) to sell the Common Stock not elected to be purchased pursuant to this Section 3.8 or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon other terms that, taken in the aggregate, are not more favorable to the purchasers of such securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed ninety (90) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the Common Stock or entered into an agreement to sell the Common Stock within such ninety (90) day period (or sold and issued Common Stock in accordance with the foregoing within thirty (30) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed ninety (90) days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such Common Stock without first offering such securities to the Investor in the manner provided above.

(e)           Non-Cash Consideration.  In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as reasonably determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f)            Cooperation.  The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 3.8, including securing any required approvals or consents.

(g)           No Assignment. The rights set forth under this Section 3.8 are exclusive to the Investor and the Permitted Transferees and are not otherwise assignable or transferable to any third party.

3.9           Transfer Taxes.  On each Closing Date, all stock transfer or other Taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such Taxes will be or will have been complied with.

3.10         Legend.

(a)           The Investor agrees that all certificates or other instruments representing the Common Shares to be issued to the Investor pursuant to this Agreement shall bear a legend substantially to the following effect, until such time as  not required under Section 3.10(b):

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE

DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)           Following the earlier of (i) the effective date of a resale registration statement covering such Common Shares or (ii) Rule 144 becoming available for the resale of the Common Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Company’s transfer agent to remove the legend set forth in Section 3.10(a) from the Common Shares and shall cause its counsel to issue any legend removal opinion required by the transfer agent.  Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by the Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any required representation letter, deliver or cause to be delivered to the Investor a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.10(b).  Certificates for Common Shares free from all restrictive legends may be transmitted by the transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company as directed by the Investor.

3.11         Continued Listing Authorization.  The Company shall take all steps necessary to prevent the Common Shares from being delisted from NASDAQ, including, without limitation, effecting a reverse stock split of the Common Stock, if necessary, to comply with NASDAQ Marketplace Rule 5450(a)(1).

3.12         Registration Rights.

(a)           Registration.

(i)            At the request of the Investor, the Company shall use its reasonable best efforts to prepare and file with the SEC one or more Shelf Registration Statements (or, if permitted by the rules of the SEC, otherwise designate an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities) providing for the resale pursuant to Rule 415 from time to time by the Investor of such number of shares of Registrable Securities requested by the Investor to be registered thereby, and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable

Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the registration obligations set forth in this Section 3.12(a)(i), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (A) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Shelf Registration Statement as required by the SEC and/or (B) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.  Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by any Affiliate (which shall not include the Investor or its Affiliates) of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced before other Holders based on the number of Registrable Securities held by such Holders.  In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (A) or (B) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement.  No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(ii)           Demand Registration.

(A)          Initiating Holders shall have the right, by written notice (the “Demand Notice”) given to the Company, to request, at any time and from time to time during such periods when a Shelf Registration Statement or Shelf Registration Statements covering all of the Investor’s Registrable Securities is or are not existing and effective, that the Company register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Initiating Holders.  Upon receipt of a Demand Notice, the Company shall promptly (and in any event within ten (10) Business Days from the date of receipt of such Demand Notice), notify each Holder (other than the Initiating Holders) of the receipt of such Demand Notice and allow such other Holder the opportunity to include Registrable Securities held by such Holders in the proposed registration by submitting its own written notice to the Company within ten (10) Business Days of receipt of the Company notice to such other Holder.  The Company, within forty-five (45) days of the date on which the Company receives the Demand Notice, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective as promptly as practicable, a registration statement on the appropriate form for the registration and sale as shall be selected by the Company and as shall be reasonably acceptable to the Holders registering Registrable Securities, in accordance with the intended method or methods of distribution (which may be by an underwritten offering), of the total number of Registrable Securities specified by the Holders in such Demand Notice (a “Demand Registration Statement”).  If the Holders registering Registrable Securities intend to distribute any Registrable Securities by means of an underwritten offering, they shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.12(c). The managing underwriters in any such distribution shall be mutually acceptable to the Company and the Holders registering Registrable Securities in such underwritten offering.  Any Demand Registration Statement may, at the request of the Holders submitting the Demand Notice, be a “shelf” registration pursuant to Rule 415, if available.

(B)           The Company shall use reasonable best efforts to keep each Demand Registration Statement filed pursuant to this Section 3.12(a)(ii) continuously effective and usable for the resale of the Registrable Securities covered thereby for a period of one hundred eighty (180) days from the date on which the SEC declares such Demand Registration Statement effective, as such period may be extended pursuant to this Section 3.12(a)(ii)(B).  The time period for which the Company is required to maintain the effectiveness of any Demand Registration Statement shall be extended by the aggregate number of days of all suspension periods pursuant to Section 3.12(d) occurring with respect to such Demand Registration Statement.

(C)           The Company shall be entitled to suspend the use of any effective Registration Statement under this Section 3.12(a)(ii) under the circumstances set forth in Section 3.12(d).

(iii)          Any registration (except for any registration made pursuant to Section 3.12(a)(ii)) pursuant to this Section 3.12(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule

415. If the Investor or any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with the Transaction Documents intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company, and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.12(c). The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed.

(iv)          If the Company proposes to register any of its securities, whether or not for its own account (including, without limitation, pursuant to the exercise of any demand registration rights pursuant to Section 3.12(a)(ii)), other than a registration pursuant to Section 3.12(a)(i) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten (10) Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3.12(a)(iv) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.

(v)           If the registration referred to in Section 3.12(a)(iv) is proposed to be underwritten, the Company shall so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 3.12(a)(iv). In such event, the right of the Investor and all other Holders to registration pursuant to this Section 3.12(a) shall be conditioned upon such Persons’ participation in such underwriting and the inclusion of such Persons’ Registrable Securities in the underwriting, and each such Person shall (together with the Company and the other Persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating Person disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(vi)          In the event (y) that the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 3.12(a)(i) or (z) that a Piggyback Registration under Section 3.12(a)(iv) relates to an underwritten offering, and in any such case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, solely in the case of a Piggyback Registration under Section 3.12(a)(iv) relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to Section 3.12(a)(i) or Section 3.12(a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such Holder and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.

(vii)         In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 3.12(a)(i), the Company shall (i) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b)           Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c)           Obligations of the Company.  The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(i)            By 9:30 a.m. New York City time on the first Business Day after the Effective Date of a Shelf Registration Statement, file a final prospectus with the SEC, as required by Rule 424(b) under the Securities Act.

(ii)           Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holders, in each case, with respect to such Holder, at least three (3) Business Days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(iii)          Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 3.12(c), and keep such registration statement effective or such prospectus supplement current.

(iv)          Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(v)           Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(vi)          Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vii)         Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(viii)        Within one (1) Business Day after such event, give written notice to the Holders (which notice shall not contain any material non-public information):

(A)          when any registration statement filed pursuant to Section 3.12(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)           of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C)           of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D)          of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E)           of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F)           if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.12(c)(xii) cease to be true and correct.

(ix)           Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3.12(c)(viii)(C) at the earliest practicable time.

(x)            Upon the occurrence of any event contemplated by Section 3.12(c)(vii) or 3.12(c)(viii)(E) and subject to the Company’s rights under Section 3.12(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xi)           Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(xii)          In the event of an underwritten offering pursuant to Section 3.12(a)(i) or Section 3.12(a)(iv), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling shareholders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the applicable registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(xiii)         Make available for inspection by a representative of Holders that are selling shareholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(xiv)        Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed or, if the same class of securities is not then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities of such class to be listed on NASDAQ.

(xv)         If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(xvi)        Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d)           Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, a “Suspension Period”). No single Suspension Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Suspension Periods shall not exceed an aggregate of sixty (60) days.

(e)           Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f)            Furnishing Information.

(i)            Neither the Investor nor any other Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.12(c) as to a selling Holder that such selling Holder, and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g)           Indemnification.

(i)            The Company agrees to indemnify each Holder and, if a Holder is a Person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based solely upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by Holders.

(ii)           (A)  If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Company.

(B)  An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees.  The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.

(C)  Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 3.12(g)(ii)) shall be paid to the Indemnitee, as incurred, within twenty (20) Business Days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 3.12(g), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)          If the indemnification provided for in Section 3.12(g)(i) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.12(g)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.12(g)(i).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(iv)          The indemnity and contribution agreements contained in this Section 3.12(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Article V of this Agreement.

(h)           Assignment of Registration Rights.  The rights of the Investor to registration of Registrable Securities pursuant to Section 3.12(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities; provided, however, that the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned and such transferee or assignee of Registrable Securities shall agree to be bound by the terms of this Section 3.12 of the Agreement.

(i)            Holdback.  With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 3.12, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and ninety (90) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to ninety (90) days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or the Company Subsidiaries or in connection with dividend reinvestment plans.

(j)            Rule 144; Rule 144A Reporting.  With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i)            make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(ii)           so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(iii)          to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k)           As used in this Section 3.12, the following terms shall have the following respective meanings:

(i)            “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 3.12(a)(i) is first declared effective by the SEC.

(ii)           “Holder” means the Investor, any holder or holders of the Investor Warrant (or the Common Shares issued upon exercise of the Investor Warrant) and any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with Section 3.12(h) hereof.

(iii)          “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(iv)          “Initiating Holders” means any Holder or Holders who in the aggregate hold not less than 25% of the outstanding Registrable Securities (including, for purpose of this calculation, the Common Shares issued or issuable upon exercise of the Investor Warrant).

(v)           “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(vi)          “Registrable Securities” means (A) all Common Stock issued in connection with the Investment (including, without limitation, Common Shares issued or issuable upon exercise of the Investor Warrant) and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be immediately sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under the Transaction Documents are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(vii)         “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 3.12, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel (not to exceed $100,000), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(viii)        “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(ix)           “SEC Guidance” means (A) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (B) the Securities Act.

(x)            “Selling Expenses” means all discounts, selling commissions and stock transfer Taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l)            At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 3.12 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 3.12(a)(iv)-(vii) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 3.12(g) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 3.12(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 3.12(a)(i) or 3.12(a)(iv) prior to the date of such Holder’s forfeiture.

3.13         Certificate of Amendment.  In connection with the First Closing, the Company shall file the Certificate of Amendment with the Secretary of State for the State of Texas, and such Certificate of Amendment shall continue to be in full force and effect as of the First Closing Date and the Second Closing Date.

3.14         Rights Offering.

(a)           As promptly as practicable following the First Closing, and subject to compliance with all applicable Law, including the Securities Act, and the individual and aggregate limitations set forth in Section 3.14(b), the Company shall distribute to each holder of record as of the earliest practicable date permitted by Law and the Articles of Incorporation and bylaws of the Company (such date, the “Record Date,” and each such holder of record on the Record Date, a “Legacy Shareholder”) non-transferable rights (the “Rights”) to purchase from the Company an amount of Common Shares calculated pursuant to Section 3.14(b) at a per share purchase price of $3.00 (“Rights Purchase Price”). The transactions described in this Section 3.14, including the purchase and sale of Common Shares upon the exercise of Rights and any commitments to purchase unsubscribed Common Shares in Section 3.14(c), shall be referred to in this Agreement as the “Rights Offering.” The registration statement relating to the Rights Offering shall be filed within thirty (30) days after the First Closing.

(b)           Each Right entitles a Legacy Shareholder to a basic subscription right (“Basic Subscription Right”) and an oversubscription privilege (“Oversubscription Privilege”). The

Basic Subscription Right shall entitle a Legacy Shareholder to purchase three (3) Common Shares for each one (1) Common Share held of record by such Legacy Shareholder, and the Oversubscription Privilege will permit Legacy Shareholders to subscribe for Common Shares that are not purchased by other Legacy Shareholders under their Basic Subscription Right, provided that no Legacy Shareholder shall thereby exceed, together with any other person with whom such Legacy Shareholder may be aggregated under applicable Law, 4.9% beneficial ownership of the Company’s equity securities.

(c)           In the event the Rights Offering is under-subscribed, pursuant to this Agreement, the Investor shall purchase any unsubscribed Common Shares at the Rights Purchase Price at the Second Closing; provided that, notwithstanding anything in this Agreement to the contrary, the Investor will not be required to purchase unsubscribed Common Shares in connection with its backstop commitment in the Rights Offering to the extent doing so would cause the Investor to own more than 94.9% of the Common Shares outstanding immediately after giving affect to the transactions contemplated by the Transaction Documents (including the acquisition of Common Shares by Legacy Shareholders in the Rights Offering).

(d)           In the event of an oversubscription, the Common Stock available in the Rights Offering will be allocated pro rata among those Legacy Shareholders who oversubscribed based on each Legacy Shareholders’ percentage ownership of Common Stock on the Record Date compared to the total ownership of all Legacy Shareholders who exercised the Oversubscription Privilege.

ARTICLE IV

TERMINATION

4.1           Termination.  This Agreement may be terminated prior to the First Closing:

(a)           by mutual written agreement of the Company, the Bank and the Investor;

(b)           by the Investor, the Company or the Bank, upon written notice to the other party, in the event that the First Closing does not occur on or before June 30, 2011; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the First Closing to occur on or prior to such date;

(c)           by the Investor, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company or the Bank in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(d)(ii)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the First Closing Date in absence of such breach or condition; provided that this Section 4.1(c) shall only apply if the Investor is not in material breach of any of the terms of this Agreement;

(d)           by the Company, upon written notice to the Investor, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(d)(iii)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the First Closing Date in absence of such breach or condition; provided that this Section 4.1(d) shall only apply if the Company and the Bank are not in material breach of any of the terms of this Agreement;

(e)           by the Investor or the Company, upon written notice to the other party, in the event that (i) any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and non-appealable; or (ii) the Governmental Consents in Section 1.2(d)(i)(B) shall have been denied by final nonappealable action of such Governmental Entity or an application or notice therefor shall have been permanently withdrawn at the request of a Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 4.1(e) if such denial or withdrawal of an application or notice shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein;

(f)            Reserved;

(g)           by the Investor or the Company, upon written notice to the other party, if the approval of any of the Investment-Based Shareholder Proposals shall not have been received at the Company Shareholders Meeting duly called and held; or

(h)           by the Investor, upon written notice to the Company, if (i) the Company fails to mail the Proxy Statement to the Company’s shareholders within sixty (60) days of the date hereof, except where such mailing is otherwise delayed or not permitted solely due to the approval or non-objection from the SEC or other Governmental Entity and the Company is not otherwise in breach of its obligations under Section 3.4(c); (ii) the Board of Directors shall have failed to include in the Proxy Statement the Board Recommendation or a Company Adverse Recommendation Change shall otherwise have occurred; (iii) the Company fails to hold the Company Shareholders Meeting by April 29, 2011; or (iv) the Company or any of its Representatives knowingly takes any of the actions that would be prohibited by Section 3.2, unless such action has only an immaterial effect on the Investor; or

(i)            by the Investor or the Company, upon written notice to the other party, if the Company delivers to the Investor a Notice of Superior Competing Transaction and the Company determines that a Competing Transaction is a Superior Competing Transaction as contemplated by Section 3.2(f)(iv); provided, however, the Company may terminate the Agreement pursuant to this Section 4.1(i) only after the expiration of the five (5) Business Day period following delivery of the Notice of Superior Competing Transaction to the Investor as provided in Section 3.2(f)(iv).

4.2           Effects of Termination.

(a)           In the event of the termination and abandonment of this Agreement prior to the First Closing pursuant to Article IV, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or shareholders, other than the provisions of this Section 4.2 and, if after the First Closing, Article V.  Nothing contained in this Section 4.2 shall relieve any party from liability for any willful breach of any covenant or other agreement contained in this Agreement.

(b)           In the event of termination of this Agreement by the Investor pursuant to Sections 4.1(c) or 4.1(h) or by the Investor or the Company pursuant to Section 4.1(i), the Company shall make payment to the Investor by wire transfer of immediately available funds of a fee in the amount equal to $1,000,000 plus all out-of-pocket fees and expenses actually incurred by the Investor in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby up to a maximum of $500,000 (the “Termination Amount”).

(c)           In the event of termination of this Agreement by the Investor or the Company pursuant to Section 4.1(g), the Company shall make payment to the Investor by wire transfer of immediately available funds of a fee in the amount equal to $500,000.

(d)           In the event that (i) at any time after the date of this Agreement and prior to the Company’s Shareholder Meeting a Competing Transaction shall have been made known to the Company’s senior executive officers or the Board of Directors or is publicly disclosed; (ii) this Agreement is terminated by (A) the Investor or the Company pursuant to Section 4.1(b) or (B) the Investor or the Company pursuant to Section 4.1(g); and (iii) within twelve (12) months after such termination, the Company or any of the Company Subsidiaries enters into an agreement in respect of any Competing Transaction or a transaction pursuant to which any Competing Transaction is consummated, then the Company shall pay to the Investor the Termination Amount; provided that, if this Agreement is terminated by the Investor or the Company pursuant to Section 4.1(g), the amount paid to the Investor from the Company pursuant to Section 4.2(c) will be deducted from the Termination Amount due pursuant to this Section 4.2(d).  Solely for purposes of this Section 4.2(d), the term “Competing Transaction” shall have the meaning assigned to such term in Section 3.2(a), except that all references to “15%” shall be changed to “51%.”

(e)           Payment of the Termination Amount shall be made within two (2) Business Days of the occurrence of the event triggering such payment and shall be made by wire transfer of immediately available funds to an account designated in writing to the Company by the Investor.

(f)            The Company acknowledges that the agreements contained in this Section 4.2 are an integral part of the Investment and the other transactions contemplated hereby and that, without these agreements, the Investor would not have entered into this Agreement.  Accordingly, in the event that the Company shall fail to pay the Termination Amount when due, and in order to obtain such payment, the Investor commences a suit which results in a judgment against such other party for such amount, then the Company shall pay the Investor’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses of enforcement) in connection with such suit, together with interest on the amounts owed at the prime lending rate prevailing at such time, as published in the Wall Street Journal, plus two percent (2%) per annum from the date such amounts were required to be paid until the date actually received by the Investor.

ARTICLE V

INDEMNITY

5.1           Indemnification by the Company and the Bank.

(a)           After the First Closing, and subject to Sections 5.1, 5.3 and 5.4, the Company and the Bank, jointly and severally, shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Investor and its Affiliates, and their successors and assigns, officers, directors, partners, members, managers and employees, as applicable, (the “Investor Indemnified Parties”) against, and reimburse any of the Investor Indemnified Parties for:

(i)            all Losses that any of the Investor Indemnified Parties may at any time suffer or incur, or become subject to as a result of or in connection with the inaccuracy or breach of any representation or warranty made by the Company or the Bank in this Agreement or any certificate delivered pursuant hereto or as a result of or in connection with any breach or failure by the Company or the Bank to perform any of their covenants or agreements contained in this Agreement; and

(ii)           any action, suit, claim, proceeding or investigation by any shareholder of the Company or any other Person relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Investment and the Rights Offering).

The right of the Investor Indemnified Parties to indemnification under this Article V is exclusive to the Investor Indemnified Parties and is not otherwise assignable or transferable to any third party.

(b)           Notwithstanding anything to the contrary contained herein, neither the Company nor the Bank shall be required to indemnify, defend or hold harmless any of the Investor Indemnified Parties against, or reimburse any of the Investor Indemnified Parties for, any Losses relating to an inaccuracy or breach of any representation or warranty pursuant to Section 5.1(a)(i) (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations) until the aggregate amount of the Investor Indemnified Parties’ Losses for which the Investor Indemnified Parties are entitled to such indemnification under Section 5.1(a)(i) exceeds $50,000, after which the Company and the Bank, jointly and severally, shall be obligated for all of the Investor Indemnified Parties’ Losses for which the Investor Indemnified Parties are entitled to indemnification for an inaccuracy or breach of any representation or warranty under Section 5.1(a)(i). Notwithstanding anything to the contrary contained herein, neither the Company nor the Bank shall be required to indemnify, defend or hold harmless the Investor Indemnified Parties against, or reimburse the Investor Indemnified Parties for, any Losses relating to an inaccuracy or breach of any representation or warranty pursuant to Section 5.1(a)(i) in a cumulative aggregate amount exceeding the Purchase Price paid by the Investor to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations).

(c)           Notwithstanding anything in this Agreement to the contrary, for purposes of the indemnification obligations under Section 5.1(a), all of the representations and warranties set forth in this Agreement (other than Section 2.2(q), Section 2.2(t)(iii) and Section 2.2(t)(ix)) or any certificate or schedule that are qualified as to “material,” “materiality,” “material respects,” “Material Adverse Effect,” or words of similar import or effect shall be deemed to have been made without any such qualification for purposes of determining (i) whether an inaccuracy or breach of any such representation or warranty has occurred, (ii) whether the thresholds in Section 5.1(b) have been met, and (iii) the amount of Losses resulting from, arising out of or relating to any such inaccuracy or breach of a representation or warranty.

5.2           Indemnification by the Investor.

(a)           After the First Closing and subject to Sections 5.2, 5.3 and 5.4, the Investor shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Company and its Affiliates, and their successors and assigns, officers, directors, partners, members, managers and employees, as applicable, against, and reimburse the Company for, all Losses that the Company may at any time suffer or incur, or become subject to (i) as a result of or in connection with the inaccuracy or breach of any representation or warranty made by the Investor in this Agreement or (ii) as a result of or in connection with any breach or failure by the Investor to perform any of its covenants or agreements contained in this Agreement.

(b)           Notwithstanding anything to the contrary contained herein, the Investor shall not be required to indemnify, defend or hold harmless the Company against, or reimburse the Company (i) for Losses for which the Company would be required to indemnify the Investor Indemnified Parties pursuant to Section 5.1(a) or (ii) for any Losses pursuant to Section 5.2(a)(i) (other than Losses arising out of the inaccuracy or breach of any Investor Specified Representations) until the aggregate amount of the Company’s Losses for which the Company is entitled to indemnification under Section 5.2(a)(i) exceeds $50,000, after which the Investor shall be obligated for all of the Company’s Losses for which the Company is entitled to indemnification under Section 5.2(a)(i). Notwithstanding anything to the contrary contained herein, the Investor shall not be required to indemnify, defend or hold harmless the Company against, or reimburse the Company for, any Losses pursuant to Section 5.2(a)(i) in a cumulative aggregate amount exceeding the Purchase Price paid by the Investor to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any of the Investor Specified Representations).

(c)           Notwithstanding anything in this Agreement to the contrary, for purposes of the indemnification obligations under Section 5.2, all of the representations and warranties set forth in this Agreement or any certificate or schedule that are qualified as to “material,” “materiality,” “material respects,” “Material Adverse Effect,” “Knowledge,” or words of similar import or effect shall be deemed to have been made without any such qualification for purposes of determining (i) whether an inaccuracy or breach of any such representation or warranty has occurred, and (ii) the amount of Losses resulting from, arising out of or relating to any such inaccuracy or breach of a representation or warranty.

5.3           Notification of Claims.

(a)           Any Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification

(the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure.  The parties agree that notices for claims pursuant to Sections 5.1 and 5.2 must be delivered prior to the expiration of any applicable survival period specified in Section 6.1; provided, that if, prior to such applicable date, an Indemnified Party shall have notified the Indemnifying Party in accordance with the requirements of this Section 5.3(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.

(b)           Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at the Indemnifying Party’s expense (except that the Indemnifying party shall only be liable for the reasonable fees and expenses of one law firm for all of the Indemnified Parties related to such Third Party Claim).  The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence.  The Company or the Investor (as the case may be) shall, and shall cause each of its Affiliates and Representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third Party Claim.  The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). In the event the Indemnifying Party does not assume the defense and control of any Third Party Claim or does not pursue such defense in a reasonable and diligent manner, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third Party Claim in any manner it may reasonably deem appropriate, (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 5.3.

(c)           In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this agreement.

5.4           Indemnification Payment.  In the event a claim or any Action for indemnification hereunder has been finally determined, the amount of such final determination shall be paid (a) if the Indemnified Party is the Investor, by the Company and the Bank to the Indemnified Party and (b) if the Indemnified Party is the Company, by the Investor to the Indemnified Party, in each case on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party as a result of such claim or Action shall be reimbursed promptly by the Indemnifying Party upon receipt of an invoice describing such costs incurred by the Indemnified Party.  A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable governmental order has been entered with respect to such claim or Action.  Notwithstanding any other provision of this Agreement, the liability for indemnification by the indemnifying party under this Article V of the Agreement shall not include indirect, incidental, special, punitive or exemplary damages, other than any such Losses awarded to a third party.

5.5           Exclusive Remedies.  Each party hereto acknowledges and agrees that following the First Closing, the indemnification provisions hereunder shall be the sole and exclusive monetary remedy of the parties hereto for any breach of the representations, warranties or covenants contained in the this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No investigation of the Company or the Bank by the Investor, or by the Company or the Bank of the Investor, whether prior to or after the date of this Agreement, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.  The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

ARTICLE VI

MISCELLANEOUS

6.1           Survival.  The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is one (1) year after the Second Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall be made for indemnification under Section 5.1 or Section 5.2, as applicable, for breaches of representations or warranties thereafter, except the Company Specified Representations (other than the representations and warranties made in Section 2.2(z), which shall survive until sixty (60) days following the expiration of the applicable statute of limitations) and the Investor Specified Representations shall survive the First Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations or until performed or no longer operative in accordance with their respective terms.

6.2           Expenses.  Except as contemplated in Section 4.2(b) and (c) of this Agreement, each party will pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

6.3           Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a)           the term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of its Subsidiaries solely by reason of any investment in the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;

(b)           the term “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities;

(c)           the term “Certificate of Amendment” means the amendments to the Company’s Articles of Incorporation required to effect the Shareholder Proposals, pursuant to the form of

Certificate of Amendment attached hereto as Exhibit D; and any other amendments to the Company’s Articles of Incorporation that may be required pursuant to the transactions contemplated by the Transaction Documents;

(d)           the term “Board of Directors” means the Board of Directors of the Company;

(e)           the term “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Arkansas generally are authorized or required by Law or other governmental actions to close;

(f)            the term “Capital Stock” means capital stock or other type of equity interest in (as applicable) a Person;

(g)           the term “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(i)            any Person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), other than the Investor and its Affiliates, directly or indirectly, of 20% of the aggregate voting power of the voting securities; provided, however, that the event described in this clause (i) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (A) by the Company or any of its Subsidiaries, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 20% of the then outstanding voting securities, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction;

(ii)           the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by voting securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

(iii)          the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(iv)          a majority of the members of the Board of Directors are not Continuing Directors; provided that the changes to the membership of the Board of Directors pursuant to Section 3.5 herein shall not be considered a Change of Control;

(h)           the term “Code” means the Internal Revenue Code of 1986, as amended;

(i)            the term “Company Specified Representations” means the representations and warranties made in Section 2.2(a), Section 2.2(b)(ii) (but only with respect to the last sentence thereof), Section 2.2(c), Section 2.2(d)(i), Section 2.2(d)(ii)(A)(1), Section 2.2(d)(iii), Section 2.2(f), Section 2.2(g), Section 2.2(h), Section 2.2(q)(iv), Section 2.2(z), and Section 2.2(cc);

(j)            the term “Continuing Director” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election;

(k)           the term “Core Deposits” means money market, demand, checking, savings and transactional accounts and certificates of deposits from retail customers of the Bank (other than deposits received from QwickRate or any similar source of deposits) and shall be calculated in a manner consistent with the Company’s past practices;

(l)            the term “Derivative Instrument” means any swap, cap, floor or option agreement, but excludes (i) any commitment to sell mortgage loans in the secondary market that may, for accounting purposes, be treated as a “derivative instrument,” or (ii) any compensatory option agreement;

(m)          the term “Disclosure Schedule” means a schedule delivered, on or prior to the date of this Agreement, by (i) the Investor to the Company and (ii) the Company to the Investor setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company and the Bank, or in Section 2.3 with respect to the Investor, or to one or more covenants contained in Article III;

(n)           the term “Environmental Laws” means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment;

(o)           the term “Executive Officer” means any of the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Lending Officer of the referenced corporation.

(p)           the term “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;

(q)           the term “Governmental Consent” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods;

(r)            the term “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization;

(s)           the term “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral;

(t)            the term “Knowledge” of the Company and words of similar import mean the actual knowledge after reasonable inquiry of any directors, executives or other employees of the Company and the Bank listed on Schedule 6.3(t) hereto;

(u)           the term “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or a security backed by or representing an interest in any such mortgage loan;

(v)           the term “Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind;

(w)          the term “Nonperforming Assets” means Nonperforming Loans, net of specific valuation allowances, and real property owned by the Bank and shall be calculated in a manner consistent with the Company’s past practices;

(x)            the term “Nonperforming Loans” means nonaccrual loans of the Bank, net of specific valuation allowances, accruing loans ninety (90) days or more past due and restructured loans and shall be calculated in a manner consistent with the Company’s past practices;

(y)           the term “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

(z)            the term “Proxy Statement” means a proxy statement related to the transactions contemplated by the Transaction Documents;

(aa)         the term “Rule 144” means such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time;

(bb)         the term “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a Subsidiary of such Person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more Subsidiaries thereof;

(cc)         the term “Tangible Capital” means the sum of (i) common stockholders’ equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries and certain nonwithdrawable accounts and pledged deposits, reduced by (ii) intangible assets and further reduced by (iii) debt and equity investments in subsidiaries engaged in activities not permissible to national banks (other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies) and shall be calculated in a manner consistent with current OTS capital standards and regulations and without regard to the Purchase Price paid by the Investor in connection with the Investment;

(dd)         the term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed;

(ee)         the term “Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax;

(ff)           the term “Transaction Documents” means this Agreement, the Investor Warrant, the Treasury Letter and the Rights Offering documents, as the same may be amended or modified from time to time;

(gg)         the word “or” is not exclusive;

(hh)         the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(ii)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(jj)           all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.4           Amendment and Waivers.  The conditions to each party’s obligation to consummate each Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party that makes express reference to the provision or provisions subject to such amendment or waiver.

6.5           Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.6           Governing Law.  This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.7           Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Eastern District of Arkansas sitting in Little Rock, Arkansas, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding or, if it does not have subject matter jurisdiction, in any Arkansas state court sitting in Little Rock, Arkansas, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.09 shall be deemed effective service of process on such party.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.8           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt,

(b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Investor:

Bear State Financial Holdings, LLC

900 S. Shackleford, Suite 200

Little Rock, Arkansas 72211

Attn: Richard N. Massey

Telephone:  (501) 320- 4860

Fax:  (501) 320-4879

with a copy (which copy alone shall not constitute notice):

Kutak Rock LLP

124 West Capitol Avenue, Suite 2000

Little Rock, Arkansas 72201-3706

Attn: Chris Pledger

Telephone: (501) 975-3000

Fax: (501) 975-3001

If to the Company:

First Federal Bancshares of Arkansas, Inc.

1401 Hwy. 62/65 N.

P.O. Box 550

Harrison, Arkansas 72602

Attn: Larry J. Brandt

Telephone:  (870) 741-7641

Fax:  (870) 365-8355

with a copy (which copy alone shall not constitute notice):

Patton Boggs LLP

2550 M Street, NW

Washington, DC 20037

Attn: Kevin M. Houlihan

Telephone: (202) 457-6437

Fax: (202) 457-6315

If to the Bank:

First Federal Bank

1401 Hwy. 62/65 N.

P.O. Box 550

Harrison, Arkansas 72602

Attn: Larry J. Brandt

Telephone:  (870) 741-7641

Fax:  (870) 365-8355

with a copy (which copy alone shall not constitute notice):

Patton Boggs LLP

2550 M Street, NW

Washington, DC 20037

Attn: Kevin M. Houlihan

Telephone: (202) 457-6437

Fax: (202) 457-6315

6.10         Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

6.11         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor the Bank shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.  Except as otherwise expressly provided for in this Agreement, the Investor may assign some or all of its rights hereunder without the consent of the Company or the Bank to any third party; provided that such assignment is in compliance with the Transaction Documents and Law and the Investor has received prior written notice of non-objection from the OTS to such assignment.  Such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to “Investor.”

6.12         Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.13         Severability.  If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.14         Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 3.5, 3.12, 5.1 and 5.2 shall inure to the benefit of the persons referred to in that Section.

6.15         Public Announcements.  Each of the parties hereto will cooperate in good faith with each other in the development and distribution of all news releases and other public information disclosures with respect to the Transaction Documents and any of the transactions contemplated hereby and thereby, including any communications to the employees and customers of the Company and its Affiliates.  Without limiting the foregoing, except as otherwise permitted in the next sentence, no party hereto will make (and each party will use its best efforts to ensure that its Affiliates and Representatives do not make) any such news release or public disclosure without first consulting with the other parties hereto and, in each case, also receiving each other party’s consent (which shall not be unreasonably withheld or delayed). In the event a party hereto is advised by its outside legal counsel that a particular disclosure is required by Law, such party shall be permitted to make such disclosure but shall be obligated to use its reasonable best efforts to consult with the other parties hereto and take their comments into account with respect to the content of such disclosure before issuing such disclosure.

6.16         Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.17         No Recourse.  This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, shareholder, Affiliate, agent, attorney or representative of any of the Investor or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ LARRY J. BRANDT
	Name:	Larry J. Brandt
	Title:	President and Chief Executive Officer

FIRST FEDERAL BANK

By:	/s/ LARRY J. BRANDT
	Name:	Larry J. Brandt
	Title:	Chief Executive Officer

BEAR STATE FINANCIAL HOLDINGS, LLC

By:	/s/ RICHARD N. MASSEY
	Name:	Richard N. Massey
	Title:	Managing Member

SIGNATURE PAGE TO INVESTMENT AGREEMENT

Appendix C

Opinion of Stifel, Nicolaus & Company, Incorporated

January 27, 2011

The Board of Directors

First Federal Bancshares of Arkansas, Inc.

1401 Highway 62-65 North

P.O. Box 550

Harrison, AR 72601

Members of the Board of Directors:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that First Federal Bancshares of Arkansas, Inc., a Texas corporation (the “Company”), is contemplating entering into an Investment Agreement (the “Agreement”) with Bear State Financial Holdings, LLC, an Arkansas limited liability company (the “Investor”), pursuant to which the Company will sell to the Investor up to 18,333,334 shares of common stock at a purchase price of $3.00 per share (split adjusted) and a warrant to purchase 2,000,000 common shares at $3.00 per share on the terms and subject to the conditions described in the Investment Agreement (the “Stock Purchase”).

You have requested Stifel Nicolaus’ opinion, as investment bankers, as to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Investor to the Company in connection with the Stock Purchase pursuant to the Agreement.

In connection with our opinion, we have, among other things:

(i)            Reviewed a draft copy of the Agreement dated January 25, 2011, as provided to Stifel Nicolaus by the Company;

(ii)           Reviewed the audited consolidated financial statements of the Company as of and for the five years ending December 31, 2009 and the unaudited consolidated financial statements of the Company for the quarter ended September 30, 2010;

(iii)          Reviewed certain other publicly available information concerning the Company;

(iv)          Reviewed certain non-publicly available information concerning the Company including, without limitation, preliminary unaudited financial results for the quarter ended December 31, 2010, internal financial analyses and forecasts prepared by its management and held discussions with senior management regarding recent developments and regulatory matters;

(v)           Discussed with the Company’s management the history and past and current operations of the Company, the Company’s financial performance and the Company’s outlook and future prospects, including estimates by the Company’s management as to the Company’s liquidity and ability to continue as a going concern, as well as certain analyses prepared by the Company’s management with respect to the Company’s capital adequacy;

(vi)          Reviewed the Orders to Cease and Desist issued on April 14, 2010 by the Office of Thrift Supervision to each of the Company and its wholly-owned subsidiary, First Federal Bank, and discussed with management of the Company the current non-compliance of First Federal Bank with the capital requirements of its Cease and Desist Order;

(vii)         Took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the banking industry generally;

(viii)        Analyzed the Company’s publicly reported historical common stock price and trading activity;

(ix)           Reviewed the pro forma impact of the Stock Purchase on the Company’s financial and regulatory capital ratios;

(x)            Reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(xi)           Reviewed and analyzed certain publicly available information concerning the terms of selected financing transactions that we considered relevant to our analysis;

(xii)          Discussed with management of the Company their assessment of the rationale for the Stock Purchase; and

(xiii)         Conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion.

We also have been informed by the Company’s management that the business and prospects of the Company, including its financial condition and results of operations, have been severely and negatively affected by, among other things, the continuing recession and declines in real estate values, and that the Company and its Board of Directors (the “Board”) are faced with a rapidly narrowing set of alternatives, such that absent promptly entering into a definitive transaction (such as the Agreement) that would provide the Company with substantial capital, liquidity and funding, the Company and its subsidiaries may be unable to continue operating as a going concern and could face intervention by the United States federal banking regulators and/or be required to seek protection under applicable bankruptcy laws.  Nor is there any assurance or guarantee that the Company will be able to avoid such negative consequences even if the Stock Purchase and/or any related transactions are consummated.  The Company’s management has advised us that the Agreement has been reviewed by the Office of Thrift Supervision (the “OTS”) and that the OTS issued a “non-objection” letter in connection therewith.  Accordingly, we also considered recent instances where deterioration of a financial institution’s financial condition resulted in it becoming insolvent, thereby necessitating government intervention or bankruptcy protection, and as a result of which the common equity holders of the institution received substantially diminished value, and in many instances no value at all, for their equity.  In light of the facts and circumstances, we have also assumed, without independent verification, that if the Company’s banking assets were taken over by the United States federal banking regulators and the Company’s non-banking assets were liquidated under applicable bankruptcy laws, the Company’s common equity holders would likely receive no material value.  Furthermore, with your consent, we did not perform certain analyses that we would customarily prepare in connection with a fairness opinion for a stock sale transaction because such analyses are not meaningful as a result of the extraordinary negative circumstances of the Company described herein.

In connection with the preparation of these materials, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus by or on behalf of the Company, and other publicly available information.  We have further relied upon the assurances of the management of the Company that they are unaware of any facts that would make such information incomplete or misleading.  Stifel Nicolaus has also relied upon the management of the Company as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to us by the Company, and we have assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of the Company.  Stifel Nicolaus has relied on these forecasts without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel Nicolaus has not been requested to make, and has not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Company, the collateral securing any such assets or liabilities, or the collectibility of any such assets; nor did we review any loan or credit files of the Company, and we have not been furnished with any such appraisals or evaluations.  Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold.  Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy.

Our Opinion is limited to whether the consideration to be received by the Company in connection with the Stock Purchase pursuant to the Agreement is fair to the Company, from a financial point of view.  Our Opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company; (ii) the legal, tax or accounting consequences of the Stock Purchase on the Company, the Company’s stockholders or the Investor; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the capital structure or solvency of the Company; (v) any advice or opinions provided by any other advisor to the Board or the Company; (vi) the effect of the Stock Purchase on, or fairness (whether from a financial point of view or otherwise) of the Stock Purchase to, the holders of any class of securities, creditors or other constituencies of the Company; (vii) whether Investor has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate consideration; or (viii) any other term of the Agreement or the form or structure of the Stock Purchase or the likelihood, or timeframe in which, the Stock Purchase will be consummated.  In addition, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the Stock Purchase or any aspect thereof.

Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof.  It is understood that subsequent developments may affect the conclusions reached in this opinion, and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm this opinion.  We have also assumed that the Stock Purchase will be consummated on the terms and conditions set forth in the Agreement, without any waiver of material terms or conditions by the Company or any other party to such Agreement, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Stock Purchase will not have an adverse effect on the Company or its stockholders.  We also express no opinion as to the likelihood that the closing conditions set forth in the Agreement will be satisfied, and we note that several of these conditions are beyond the control of the Company and/or subject to the sole discretion or subjective determination of the Investor.  To that end, we have made certain additional assumptions, at your request and without verifying or opining to the reasonableness of the assumptions, including that (i) the Investor will acquire up to 18,333,334 shares of common stock at a purchase price of $3.00 per share and a warrant to purchase 2,000,000 common shares at an exercise price of $3.00 per share; (ii) the Investor purchases from the United States Department of the Treasury (“U.S. Treasury”) all of the outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”), the Warrant to Purchase Common Stock issued by the Company (the “TARP Warrant”), and the right to receive any accrued but unpaid dividends of the TARP Preferred Stock and delivers it to the Company; (iii) stockholders will approve the issuance of common shares to the Investor pursuant to the terms and conditions of the Agreement as required pursuant to NASDAQ Marketplace Rules 5635(b), 5635(c) and 5635(d), approve a 1-for-5 reverse stock split, and approve an omnibus incentive compensation plan; and (iv) the Company will complete a rights offering at the same price per share paid by the Investor.  In addition, we have assumed that the final investment agreement will not differ materially from the draft we reviewed.  All descriptions in these materials to the terms of the Stock Purchase are qualified in their entirety by reference to the Agreement relating to the Stock Purchase that was made available to us.

We are acting as financial advisor to the Board and received a fee upon signing of the engagement letter and will receive a fee upon the delivery of our Opinion that is not contingent upon the consummation of the Stock Purchase.  We will not receive any other compensation in connection with the Stock Purchase.  In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.  In the past, Stifel Nicolaus has performed investment banking services for the Company from time to time for which we received customary compensation. In addition to the foregoing, Stifel Nicolaus may seek to provide other investment banking services to the Company or its affiliates in the future, for which we would seek customary compensation.  In the ordinary course of business, we make a market in the Company’s common stock and accordingly we and/or our customers may at any time hold a long or short position in such securities.  Other than the foregoing, there are no other material relationships that existed during the two years prior to the date of our Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and the Company or any other party to the Stock Purchase.

It is understood that this letter is solely for the information of, and directed to, the Board for its information and assistance in connection with its evaluation of the financial terms of the Stock Purchase and is not to be relied upon by any stockholder of the Company, the Investor, or any other person or entity.  Our opinion does not constitute a recommendation to the Board as to how the Board should vote on the Stock Purchase or any aspect thereof or, if a stockholder vote is determined to be necessary in connection with the Stock Purchase, to any stockholder of the Company as to how to vote at any stockholders’ meeting at which the Stock Purchase or any aspect thereof is considered or whether or not to take any other action in connection with the Stock Purchase or any aspect thereof.  In addition, our opinion does not compare the relative merits of the Stock Purchase with any other alternative transaction or business strategy which may have been available to the Company and does not address the underlying business decision of the Board to proceed with or effect the Stock Purchase or any aspect thereof.  Stifel was engaged solely to assist the Company in evaluating the terms of the Investment and providing an opinion with respect to the Investment.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this opinion.  This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the Stock Purchase or to seek approval for the Stock Purchase, nor shall this letter be used for any other purposes, without the prior written consent of Stifel Nicolaus.

We are not legal, tax, regulatory or bankruptcy advisors.  We have not considered any potential legislative or regulatory changes currently being considered by the United States Congress, the various federal banking agencies, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies.  Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, as well as the extraordinary circumstances facing the Company described herein, we are of the opinion that, as of the date hereof, the consideration to be paid to the Company by the Investor in connection with the Stock Purchase pursuant to the Agreement is fair to the Company, from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated

Stifel, Nicolaus & Company, Incorporated

Appendix D

First Federal Bancshares of Arkansas, Inc. 2011 Omnibus Incentive Plan

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

2011 OMNIBUS INCENTIVE PLAN.

First Federal Bancshares of Arkansas, Inc.

2011 Omnibus Incentive Plan

ARTICLE 1

ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1           Establishment of the Plan. First Federal Bancshares of Arkansas, Inc., hereby establishes an incentive compensation plan to be known as the “First Federal Bancshares of Arkansas, Inc. 2011 Omnibus Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Awards.

The Plan will become effective immediately upon consummation of the First Closing (as defined in the Investment Agreement) (the “Effective Date”) if it is approved by the Company’s stockholders at the Company’s 2011 annual stockholders meeting. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2           Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3           Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the tenth anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

ARTICLE 2

DEFINITIONS

The following terms, when capitalized, shall have the meanings set forth below:

2.1           “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards granted under the Plan.

2.2           “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

2.3           “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4           “Board” means the Board of Directors of the Company.

2.5           “Change in Control” means that the conditions set forth in any one of the following subsections shall have been satisfied:

(a)           an acquisition immediately after which any Person possesses direct or indirect Beneficial Ownership of 25% or more of either the then outstanding shares of Company common stock (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that the following acquisitions shall be excluded: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

(b)           during any period of two consecutive years, the individuals who, as of the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Section 2.5, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c)           consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which:

(i)            all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such

Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)           no Person (other than (1) the Company, (2) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (3) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 25% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and

(iii)          individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

(d)           the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For avoidance of doubt, the transactions contemplated pursuant to the terms of the Investment Agreement shall not constitute a Change in Control.

2.6           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7           “Committee” means the entity, as specified in Section 3.1, authorized to administer the Plan.

2.8           “Company” means First Federal Bancshares of Arkansas, Inc., and any successor thereto.

2.9           “Consultant” means any consultant or advisor to the Company or a Subsidiary.

2.10         “Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary.

2.11         “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.

2.12         “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.13         “Employee” means any employee of the Company or a Subsidiary.

2.14         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15         “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.16         “Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported on the NASDAQ Stock Market.

2.17         “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18         “Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Code Section 422.

2.19         “Investment Agreement” means that certain Investment Agreement dated as of January 27, 2011 between the Company, First Federal Bank and Bear State Financial Holdings, LLC.

2.20         “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422.

2.21         “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Article 6 herein.

2.22         “Other Award” means a cash, Share-based or Share-related Award (other than an Award described in Article 6, 7, 8, 9 or 10 of the Plan) that is granted pursuant to Article 11 herein.

2.23         “Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

2.24         “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25         “Performance Period” means the period during which a performance measure must be met.

2.26         “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.27         “Performance Unit” means an Award granted to a Participant, as described in Article 10 herein.

2.28         “Period of Restriction” means the period Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as provided in Articles 8 and 9 herein.

2.29         “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

2.30         “Replacement Awards” means Awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which the Company engages in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity (or a related entity) are outstanding immediately prior to such merger, acquisition or other business transaction. For all purposes hereunder, Replacement Awards shall be deemed Awards.

2.31         “Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

2.32         “Restricted Stock Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.33         “Share” means a share common stock of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 4.3 hereof.

2.34         “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

2.35         “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

2.36         “Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

ARTICLE 3

ADMINISTRATION

3.1           The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board shall select (the “Committee”). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2           Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into in connection with the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and, subject to the provisions of Section 19.3 herein, amend the terms and conditions of any outstanding Award and Award Agreement. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3           Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants and their estates and beneficiaries and any transferee of an Award.

ARTICLE 4

SHARES SUBJECT TO THE PLAN; INDIVIDUAL LIMITS;
AND ANTI-DILUTION ADJUSTMENTS

4.1           Number of Shares Available for Grants.

(a)           Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 1,930,269 Shares; provided that:

(i)            Shares that are potentially deliverable under an Award granted under the Plan that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such Shares shall not be counted as having been delivered under the Plan.

(ii)           Shares that have been issued in connection with an Award of Restricted Stock that is canceled or forfeited prior to vesting or settled in cash, causing the Shares to be returned to the Company, shall not be counted as having been delivered under the Plan.

If Shares are returned to the Company in satisfaction of taxes relating to Restricted Stock, in connection with a cash out of Restricted Stock (but excluding upon forfeiture of Restricted Stock) or in connection with the tendering of Shares by a Participant in satisfaction of the Exercise Price or taxes relating to an Award, such issued Shares shall not become available again under the Plan. Each SAR issued under the Plan will be counted as one share issued under the Plan without regard to the number of Shares issued to the Participant upon exercise of such SAR.

Shares delivered pursuant to the Plan may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market.

(b)           Subject to adjustment as provided in Section 4.3 herein, 965,134 Shares may be delivered in connection with “full value Awards,” meaning Awards other than Options, SARs, or Other Awards for which the Participant pays the grant date intrinsic value.

(c)           Notwithstanding the foregoing, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan.

4.2           Individual Limits. Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:

(a)           Options:  The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be 193,027 Shares.

(b)           SARs:  The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be 193,027 Shares.

(c)           Restricted Stock:  The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be 193,027 Shares.

(d)           Restricted Stock Units:  The maximum aggregate number of Shares with respect to which Restricted Stock Units may be granted in any one fiscal year to any one Participant shall be 193,027 Shares.

(e)           Performance Shares:  The maximum aggregate number of Shares with respect to which Performance Shares may be granted in any one fiscal year to any one Participant shall be 193,027 Shares.

(f)            Performance Units:  The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $1,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(g)           Other Awards:  The maximum aggregate compensation that can be paid pursuant to Other Awards awarded in any one fiscal year to any one Participant shall be $1,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(h)           Dividends and Dividend Equivalents:  The maximum dividend or Dividend Equivalent that may be paid in any one fiscal year to any one Participant shall be $1,000,000.

4.3           Adjustments in Authorized Shares and Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan under Section 4.1 hereof, (ii) in the individual limitations set forth in Section 4.2 hereof and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.3. Adjustments made by the Committee pursuant to this Section 4.3 shall be final, binding and conclusive.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1           Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

5.2           Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6

OPTIONS

6.1           Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

6.2           Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options that are intended to be ISOs shall be subject to the limitations set forth in Code Section 422.

6.3           Exercise Price. The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have an Exercise Price that is less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

6.4           Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall be exercisable later than the fifth (5th) anniversary of the date of its grant.

6.5           Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6           Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Exercise Price.

The Exercise Price of an Option shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering Shares or directing the Company to withhold Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

6.7           Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8           Dividend Equivalents. At the discretion of the Committee, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

6.9           Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

6.10         Nontransferability of Options.

(a)           Incentive Stock Options. ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

(b)           Nonqualified Stock Options. NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. NQSOs may not be transferred for value or consideration.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1           Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall at least equal the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

7.2           Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3           Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4           Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5           Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6           Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)           the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)           the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7           Dividend Equivalents. At the discretion of the Committee, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

7.8           Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

7.9           Nontransferability of SARs. SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. SARs may not be transferred for value or consideration.

ARTICLE 8

RESTRICTED STOCK

8.1           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

8.2           Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction and, if applicable, Performance Period(s), the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3           Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

8.4           Removal of Restrictions. Subject to applicable laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

8.5           Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6           Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.

8.7           Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

8.8           Nontransferability of Restricted Stock. Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant’s Restricted Stock and rights relating thereto shall be available during the Participant’s lifetime only to such Participant, and such Restricted Stock and related rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

ARTICLE 9

RESTRICTED STOCK UNITS AND PERFORMANCE SHARES

9.1           Grant of Restricted Stock Units/Performance Shares. Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to

Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

9.2           Award Agreement. Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction and/or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall be at least equal to the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

9.3           Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of Restricted Stock Units or Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction or Performance Period, as the case may be. The Committee, in its sole discretion, may pay earned Restricted Stock Units and Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units or Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

9.4           Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder; provided, however, that the Committee may deposit Shares potentially deliverable in connection with Restricted Stock Units or Performance Shares in a rabbi trust, in which case the Committee may provide for pass through voting rights with respect to such deposited Shares.

9.5           Dividend Equivalents. At the discretion of the Committee, an Award of Restricted Stock Units or Performance Shares may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

9.6           Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Restricted Stock Units or Performance Shares following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service.

9.7           Nontransferability. Except as otherwise determined by the Committee, Restricted Stock Units and Performance Shares and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 10

PERFORMANCE UNITS

10.1         Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

10.2         Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s), the performance goals and such other provisions as the Committee shall determine.

10.3         Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

10.4         Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of earned Performance Units shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant.

10.5         Dividend Equivalents. At the discretion of the Committee, an Award of Performance Units may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

10.6         Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

10.7         Nontransferability. Except as otherwise determined by the Committee, Performance Units and rights relating thereto may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 11

OTHER AWARDS

11.1         Grant of Other Awards. Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. Types of Other Awards that may be granted pursuant to this Article 11 include, without limitation, the payment of cash or Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

11.2         Payment of Other Awards. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

11.3         Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Awards, and may reflect distinctions based on the reasons for termination of employment or service.

11.4         Nontransferability. Except as otherwise determined by the Committee, Other Awards and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 12

REPLACEMENT AWARDS

Each Replacement Award shall have substantially the same terms and conditions (as determined by the Committee) as the award it replaces; provided, however, that the number of Shares subject to Replacement Awards, the Exercise Price, grant price or other price of Shares subject to Replacement Awards, any performance conditions relating to Shares underlying Replacement Awards, or the market price of Shares underlying Replacement Awards or per-Share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.

ARTICLE 13

PERFORMANCE MEASURES

The Committee may specify that the attainment of one or more of the performance measures set forth in this Article 13 shall determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or Dividend Equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s):

earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or Dividend Equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period, and the goals shall be established not later than ninety (90) days after the beginning of the Performance Period or, if less than (90) days, the number of days that is equal to twenty-five percent (25%) of the relevant Performance Period applicable to the Award. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

ARTICLE 14

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 15

DEFERRALS

If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award, including Shares deliverable upon exercise of an Option or SAR or upon payout of any other Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan, agreement or arrangement under which such deferral is made and such other terms and conditions as the Committee may prescribe.

ARTICLE 16

RIGHTS OF PARTICIPANTS

16.1         Continued Service. Nothing in the Plan shall:

(a)           interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time,

(b)           confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary, nor

(c)           confer on any Director any right to continue to serve on the Board of Directors of the Company or a Subsidiary.

16.2         Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

ARTICLE 17

CHANGE IN CONTROL

Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)           any and all outstanding Options and SARs granted hereunder shall become immediately exercisable; provided, however, that the Committee may instead provide that such Awards shall be automatically cashed out upon a Change in Control;

(b)           any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units and Other Awards shall lapse; and

(c)           any and all Performance Shares, Performance Units and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.

ARTICLE 18

ADDITIONAL FORFEITURE PROVISIONS

The Committee may condition a Participant’s right to receive a grant of an Award, to vest in the Award, to exercise the Award, to retain cash, Shares, other Awards, or other property acquired in connection with the Award, or to retain the profit or gain realized by the Participant in connection with the Award, including cash or other proceeds received upon sale of Shares acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment with or service for the Company and/or a Subsidiary.

ARTICLE 19

AMENDMENT, MODIFICATION AND TERMINATION

19.1         Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) requirements, the NASDAQ listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

19.2         Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that (except as provided in Section 4.3 hereof) the Committee does not have the power to amend the terms of previously granted options to reduce the exercise price per share subject to such options, or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Company is not permitted to purchase for cash previously granted options with an exercise price that is greater than the Company’s trading price on the proposed date of purchase. With respect to any Awards intended to comply with the Performance-Based Exception, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

19.3         Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

19.4         Compliance with the Performance-Based Exception. If it is intended that an Award (and/or any dividends or Dividend Equivalents relating to such Award) comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards (and/or dividends or Dividend Equivalents) maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 19, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

ARTICLE 20

WITHHOLDING

20.1         Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

20.2         Use of Shares to Satisfy Withholding Obligation. With respect to withholding required upon the exercise of Options or SARs, upon the vesting or settlement of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may require or may permit Participants to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.

ARTICLE 21

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of the State of incorporation of the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 22

SUCCESSORS

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

ARTICLE 23

LEGAL CONSTRUCTION

23.1         Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

23.2         Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.3         Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.4         Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of incorporation of the Company, without giving effect to conflicts or choice of law principles.

23.5         Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including other incentive arrangements and awards that do or do not qualify under the Performance-Based Exception.

23.6         Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted under the Plan comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively “Section 409A”). Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

REVOCABLE PROXY

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. (“COMPANY”) FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2011 AND AT ANY ADJOURNMENT THEREOF.

The undersigned, being a stockholder of the Company as of March 23, 2011, hereby authorizes and appoints the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at First Federal Bank, 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Friday, April 29, 2011 at 10:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, upon the proposals listed below and described in the Proxy Statement and in their discretion with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

The Board of Directors recommends a vote FOR each of the following proposals:

	For	Against	Abstain

1. The Amendment. To approve an amendment to our Articles of Incorporation, as amended, to effect a 1-for-5 reverse stock split of our common stock of all outstanding shares of common stock (the “Reverse Split”).

	☐	☐	☐

2. The Change of Control Issuance. To approve the issuance of more than 20% of our post-Reverse Split outstanding common stock in accordance with the terms of the Investment Agreement between the Company, First Federal Bank and Bear State Financial Holdings, LLC.

	☐	☐	☐

3. The 2011 Plan. To approve the First Federal Bancshares of Arkansas, Inc. 2011 Omnibus Incentive Plan.	☐	☐	☐

4. Adjournment of Meeting. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt Proposals 1 through 3.

	☐	☐	☐

None of the Proposals 1, 2 or 3 will be implemented if either of Proposals 1 or 2 is not approved by our stockholders at the Special Meeting.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2011. The proxy materials for this Special Meeting of Stockholders are available over the Internet at www.cfpproxy.com/3947sm

The Board of Directors recommends that you vote FOR the Proposals 1, 2, 3 and 4. Shares of common stock of the Company will be voted as specified. If no specification is made, shares will be voted for Proposals 1, 2, 3 and 4 and otherwise at the discretion of the proxies including on matters that properly come before the meeting. This proxy may be revoked at any time before it is exercised. None of the Proposals 1, 2 or 3 will be implemented if either of Proposals 1 or 2 is not approved by our stockholders at the Special Meeting.

The above signed hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc. called for April 29, 2011, a Proxy Statement for the Special Meeting and the 2010 Annual Report on Form 10-K.

Please sign exactly as your name(s) appear(s) on this proxy card. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY